Exhibit 2.1

ARRANGEMENT AGREEMENT

AMONG

SCHMITT INDUSTRIES, INC.,

SCHMITT INDUSTRIES (CANADA) LIMITED,

and

XTERO DATACOM INC.

December 14, 2007

3.	REPRESENTATIONS AND WARRANTIES OF PARENT AND EXCHANGECO		18
	3.1	Organization and Standing; Subsidiaries	19
	3.2	Capitalization	19
	3.3	SEC Filings; Financial Statements; Books and Records	20
	3.4	Absence of Changes	21
	3.5	Title to Assets	23
	3.6	Receivables; Employee Loans; Advances	23
	3.7	Real Property; Equipment; Leasehold	23
	3.8	Proprietary Assets	23
	3.9	Contracts	24
	3.10	Liabilities	27
	3.11	Compliance with Legal Requirements	27
	3.12	Certain Business Practices	27
	3.13	Governmental Authorizations	27
	3.14	Tax Matters	27
	3.15	Employee and Labour Matters; Benefit Plans	28
	3.16	Insurance	30
	3.17	Legal Proceedings; Orders	30
	3.18	Authority; Binding Nature of Agreement	30
	3.19	No Vote Required	31
	3.20	Non-Contravention; Consents	31
	3.21	Valid Issuance	32
	3.22	No Broker or Finder	32
	3.23	Registration Rights	32

4.	CERTAIN COVENANTS PENDING COMPLETION OF THE ARRANGEMENT		32
	4.1	Access and Investigation	32
	4.2	Operation of Business	32
	4.3	No Solicitation	36

5.	ADDITIONAL COVENANTS OF THE PARTIES		37
	5.1	Shareholders’ Meeting	37
	5.2	Regulatory Approvals	38
	5.3	Indemnification of Officers and Directors	38
	5.4	Additional Agreements	39
	5.5	Confidentiality	39

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	5.6	Conduct of Xtero Business During Post-Closing Period	39
	5.7	Authorized Capital of Parent	40
	5.8	Registration of Parent Common Stock Issuable In Respect of Post-Closing Periods	40

6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND EXCHANGECO		41
	6.1	Accuracy of Representations	41
	6.2	Performance of Covenants	41
	6.3	Shareholder Approval	41
	6.4	Consents	42
	6.5	Agreements and Documents	42
	6.6	No Material Adverse Change	42
	6.7	Court Orders	42
	6.8	No Restraints	42
	6.9	No Governmental or Other Litigation	42
	6.10	Compliance with §3(a)(10) of the U.S. Securities Act	43
	6.11	NASDAQ Filings	43

7.	CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY		43
	7.1	Accuracy of Representations	43
	7.2	Performance of Covenants	43
	7.3	Shareholder Approval	44
	7.4	Consents	44
	7.5	Agreements and Documents	44
	7.6	No Material Adverse Change	44
	7.7	Court Orders	44
	7.8	Listing	44
	7.9	No Restraints	45
	7.10	No Governmental or Other Litigation	45
	7.11	Compliance with §3(a)(10) of the U.S. Securities Act	45
	7.12	Employment Arrangements	45

8.	TERMINATION		45
	8.1	Termination	45
	8.2	Effect of Termination	47
	8.3	Expenses	47

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9.	MISCELLANEOUS PROVISIONS		47
	9.1	Amendment	47
	9.2	Waiver	47
	9.3	No Survival of Representations and Warranties	48
	9.4	Entire Agreement	48
	9.5	Counterparts; Facsimile	48
	9.6	Applicable Law; Jurisdiction	48
	9.7	Assignability	48
	9.8	Notices	48
	9.9	Cooperation	49
	9.10	Severability	50
	9.11	Currency	50
	9.12	Construction	50

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ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT (“Agreement”) is made and entered into as of December 14, 2007 by and among SCHMITT INDUSTRIES, INC., an Oregon corporation (“Parent”), SCHMITT INDUSTRIES (CANADA) LIMITED, a British Columbia corporation and a wholly owned subsidiary of Parent (“ExchangeCo”), and XTERO DATACOM INC., a British Columbia corporation (the “Company”).  Certain capitalized terms used in this Agreement are defined in Schedule A.

R E C I T A L S

A.                                                                                   Parent and the Company entered into an interim acquisition agreement (the “Interim Agreement”) dated October 4, 2007 whereby Parent proposed to acquire all of the issued and outstanding common shares of the Company;

B.                                                                                     The parties have agreed to effect the proposed acquisition by way of an arrangement pursuant to the terms of the BCA;

C.                                                                                     The respective boards of directors of the Company, Parent and ExchangeCo have determined that the acquisition to be effected by means of the Plan of Arrangement is advisable and in the best interests of the respective companies and have approved the transactions contemplated by this Agreement;

D.                                                                                    The board of directors of the Company has agreed to submit the Plan of Arrangement and the other transactions contemplated hereby to its shareholders and the Court for approval; and

E.                                                                                      Pursuant to the Interim Agreement, the parties have agreed to enter into this Agreement setting out the terms and conditions on which the Arrangement will be carried out.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE 1DESCRIPTION OF TRANSACTION

1.1                         Implementation Steps by the Company

The Company covenants in favour of Parent and ExchangeCo that the Company will:

(a)                                  as soon as practicable after the execution of this Agreement, apply in a manner acceptable to Parent, acting reasonably, under Section 291 of the BCA for the Interim Order, and thereafter proceed with and diligently pursue the Interim Order;

(b)                                 as soon as practicable after the execution of this Agreement, convene and hold the Company Shareholders’ Meeting in accordance with Section 5.1 for the purpose of considering the Arrangement Resolution (and for any other proper purpose as may be acceptable to Parent, acting reasonably, and as may be set out in the notice for such meeting); provided, however, that the Company and Parent, acting reasonably and jointly, will be entitled to adjourn or postpone the Company Shareholders’ Meeting for a period of time agreed to by both the Company and Parent, if on the scheduled date of such Company Shareholders’ Meeting all of the Consents required pursuant to Section 6.4 have not been obtained;

(c)                                  subject to obtaining such approvals as are required by the Interim Order, as soon as practicable after the Company Shareholders’ Meeting, proceed with and diligently pursue the application to the Court for the Final Order;

(d)                                 subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favour of each party, as soon as reasonably practicable, take all steps and actions necessary to give effect to the Arrangement;

(e)                                  on or prior to the Effective Date and subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in its favour, execute and deliver the Support and Exchange Agreement; and

(f)                                    provide Parent with copies of and a reasonable opportunity to comment on all applications, circulars and other documents prepared by or on behalf of the Company in connection with the Arrangement and make any changes to such applications, circulars and documents as are acceptable to the Company and Parent, each acting reasonably.

1.2                         Implementation Steps by Parent and ExchangeCo

Parent and ExchangeCo covenant in favour of the Company that, on or prior to the Effective Date and subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favour of Parent and ExchangeCo:

(a)                                  Parent will amend the constating documents of ExchangeCo to create the Exchangeable Shares and the Redeemable Shares prior to the Effective Time in a manner reasonably acceptable to the Company; and

(b)                                 Parent and ExchangeCo will execute and deliver the Support and Exchange Agreement.

1.3                         Interim Order

In the notice of motion for the application contemplated by Section 1.1(a), the Company will request that the Interim Order provide:

(a)                                  for the class of Persons to whom notice is to be provided in respect of the Arrangement and the Company Shareholders’ Meeting and for the manner in which such notice is to be provided;

(b)                                 that the requisite approval for the Arrangement Resolution will be 66 2/3% of the votes cast on the Arrangement Resolution by holders of Common Shares present in person or by proxy at the Company Shareholders’ Meeting and entitled to vote thereat (the “Required Company Shareholder Vote”);

(c)                                  that, in all other respects, the terms, restrictions and conditions of the articles of the Company, including quorum requirements and all other matters, will apply in respect of the Company Shareholders’ Meeting; provided, however, the Company will request that the Interim Order provide that the Company and Parent, acting reasonably and jointly, will be entitled to adjourn or postpone the Company Shareholders’ Meeting for a period of time agreed to by both the Company and Parent, if on the scheduled date of such Company Shareholders’ Meeting all of the Consents required pursuant to Section 6.4 have not been obtained; and

(d)                                 for the grant of Dissent Rights to the holders of Common Shares.

1.4                         Arrangement

Parent, ExchangeCo and the Company agree that the Arrangement will be implemented in accordance with and subject to the terms and conditions contained in this Agreement and the Plan of Arrangement.

1.5                         Adjustments in the Exchangeable Share Exchange Ratio

If, between the date of this Agreement and the Effective Time, the outstanding Common Shares or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Exchange Ratio will be appropriately adjusted.

1.6                         Management Proxy Circular

As promptly as practicable after the execution of this Agreement, the Company, in consultation with Parent, will prepare the Management Proxy Circular (which will be in form and content acceptable to Parent, acting reasonably) together with any other documents required by the Canadian Securities Laws or other applicable Legal Requirements in connection with the Arrangement, and the Company will cause the Management Proxy Circular and other documentation required in connection with the Company Shareholders’ Meeting to be sent to each holder of Common Shares and Company Options and filed as required by the Interim Order and applicable Legal Requirements.

1.7        Preparation of Filings

(a)                                  Parent and the Company will use their reasonable efforts to co-operate with one another in:

2.1A                      the preparation of any application for the Interim Order and the Final Order, any required registration statements and any other documents, applications or filings (including the NASDAQ Filings) reasonably deemed by Parent or the Company to be necessary to discharge their respective obligations under United States federal or state securities laws and under Canadian Securities Laws and to comply with applicable NASDAQ requirements in connection with the Arrangement and the other transactions contemplated hereby;

2.1A                      the taking of all such action as may be required under any applicable United States federal or state securities laws (including “blue sky laws”) and any applicable Canadian Securities Laws in connection with the issuance of the Parent Common Stock in connection with the Arrangement; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, with respect to the United States “blue sky” and Canadian Securities Laws, neither Parent nor the Company (or any Subsidiary or Affiliate of Parent or the Company) will be required to register or qualify as a foreign corporation or reporting issuer where any such Entity is not now or on the Effective Date so registered or qualified; and

2.1A                      the taking of all such action as may be required under the BCA in connection with the transactions contemplated by this Agreement and the Plan of Arrangement.

(b)                                 Parent or ExchangeCo will:

2.1A                      use all reasonable commercial efforts to obtain all orders required from all applicable Canadian Securities Commissions, on terms and conditions acceptable to the Company, acting reasonably, to permit the first resale of the shares of Parent Common Stock issuable upon exchange of the Exchangeable Shares from time to time through NASDAQ or the facilities of another stock exchange or market in the United States (provided that such first resale is made in accordance with all applicable laws and rules of NASDAQ or the stock exchange or market upon which the trade is made) without qualification with or approval of or the filing of any document or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any Canadian Governmental Body or Canadian Securities Commission, or the fulfilment of any other legal requirement in any Canadian federal, provincial or territorial jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of, among other things, a holder being a “control person” for the purposes of any Canadian Securities Laws);

2.1A                      in the event that Parent is unable to obtain the orders described in Section 6.5(  )2.1A, Parent will (i) as expeditiously as reasonably practicable, prepare and file under the applicable securities laws of a jurisdiction listed in Appendix B to Multilateral Instrument 45-102 — Resale of Securities, a preliminary prospectus and related documents and obtain a receipt for such preliminary prospectus; (ii) use its reasonable best efforts to resolve as expeditiously as reasonably practicable any comments with respect to the preliminary prospectus made by the applicable Canadian Securities Commissions and receive confirmation from such Canadian Securities Commissions, prior to the Effective Date, that Parent is clear to file under the applicable Canadian Securities Laws a (final) prospectus; (iii) prepare a (final) prospectus and related documents; and (iv) as soon as possible after the Effective Date file under such applicable Canadian Securities Laws such (final) prospectus and related documents and use its reasonable best efforts to obtain, as expeditiously as reasonably practicable thereafter, a receipt for the (final) prospectus from such Canadian Securities Commissions; and

(c)                                  Each of Parent and the Company will notify the other promptly of the receipt of any comments from Canadian Securities Commissions, the SEC or its staff and of any request by Canadian Securities Commissions, the SEC or its staff for amendments or supplements to the Management Proxy Circular or for additional information, and will supply the other with copies of all correspondence with Canadian Securities Commissions, the SEC or its staff with respect to the Management Proxy Circular or any such registration statement.  Parent and the Company will each promptly notify the other if at any time before or after the Effective Time it becomes aware that the Management Proxy Circular or an application for an order contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Management Proxy Circular or such application or registration statement.  In any such event, Parent and the Company will co-operate in the preparation of a supplement or amendment to the Management Proxy Circular or such other document, as required and as the case may be, and, if required, will cause the same to be distributed to shareholders of the Company and/or filed with the relevant securities regulatory authorities and/or stock exchanges.

(d)                                 The Company will ensure that the Management Proxy Circular complies with all applicable Legal Requirements. Without limiting the generality of the foregoing, the Company will ensure that the Management Proxy Circular provides the Company Shareholders with information in sufficient detail to permit them to form a reasoned judgement concerning the matters to be placed before them at the

Company Shareholders’ Meeting and Parent will provide all information regarding Parent reasonably necessary for the Company to do so.

ARTICLE 2REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and ExchangeCo that except as set forth in the Company Disclosure Schedule:

2.1        Organization and Standing; Subsidiaries

(a)                                  The Company is in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

(b)                                 The Company is qualified to do business, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so qualified would individually or in the aggregate not have a Material Adverse Effect on the Company.

(c)                                  The Company has no Subsidiaries and does not own any shares in the capital of, or any equity interest of any nature in, any other Entity.  The Company has neither agreed nor is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity.  The Company has not, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

(d)                                 The Company has delivered or made available to Parent accurate and complete copies of its constating documents, including all amendments thereto.

2.2        Capitalization

(a)                                  The authorized capital of the Company consists of an unlimited number of Common Shares, of which 15,532,504 shares have been issued and are outstanding as of the date of this Agreement.  All of the outstanding Common Shares have been duly authorized and validly issued, and are fully paid and non-assessable.  Except as provided in the constating documents of the Company, none of the outstanding Common Shares is entitled or subject to any pre-emptive right, right of participation or any similar right or any right of first refusal in favour of the Company and the Company is not a party to any Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any Common Shares.  The Company is not under any obligation, or bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding Common Shares.

(b)                                 Except as contemplated herein or in the Plan of Arrangement, there is no (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any Common Shares or other shares of the capital stock or other securities of the Company; or (ii) outstanding security, instrument or obligation that has the right to vote (other than the Common Shares) or that is or may become convertible into or exchangeable for any Common Shares or other shares of the capital stock or other securities of the Company.

2.3        Financial Statements; Books and Records

(a)                                  The financial statements (including any related notes) of the Company previously provided to Parent fairly present the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby.

(b)                                 The books, records and accounts of the Company, in all material respects, (i) have been maintained in accordance with good business practices consistent with prior years, (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Company, and (iii) accurately and fairly reflect the basis for the financial statements referred to in Section 2.3(a).

2.4        Absence of Changes

Since March 31, 2007, except as set forth in the Interim Agreement or the License Agreement between the Company and Parent dated October 4, 2007 (the “License Agreement”), or as contemplated herein:

(a)                                  no event, violation, circumstance or other matter has occurred or arisen that, in combination with any other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect on the Company;

(b)                                 there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of the Company (whether or not covered by insurance);

(c)                                  the Company has not: (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any Common Shares, or (ii) repurchased, redeemed or otherwise reacquired any Common Shares or other securities;

(d)                                 the Company has not sold, issued or granted, or authorized the issuance of, (i) any shares, capital stock or other security (except for Common Shares issued upon the cancellation of outstanding Company Options or as contemplated under the Arrangement), (ii) any option, warrant or right to acquire any shares, capital stock or any other security, or (iii) any instrument convertible into or exchangeable for any shares, capital stock or other security;

(e)                                  except in connection with the cancellation of outstanding Company Options, the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Company’s stock option plans, or (ii) any provision of any Contract evidencing any outstanding Company Option;

(f)                                    except for amendments previously disclosed to Parent, there has been no amendment to the certificate of incorporation, notice of articles, articles or other charter or organizational documents of the Company, and the Company has not effected or been a party to any merger, amalgamation, arrangement, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(g)                                 the Company has not formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

(h)                                 except for development expenses incurred in the connection with the Xact product, the Company has not made any capital expenditures which individually or in the aggregate exceeds $25,000;

(i)                                     the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Company Material Contract (as defined in Section 2.9) except in the ordinary course of business and consistent with past practices, or (ii) amended or terminated, or waived any material right or remedy under, any Material Contract;

(j)                                     the Company has not (i) acquired, leased or licensed any material right or other material asset from any other Person except in the ordinary course of business and consistent with past practices, (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or (iii) waived or relinquished any material right;

(k)                                  the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness having a value in excess of $5,000 in any individual case;

(l)                                     the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

(m)                               the Company has not (i) lent money to any Person, or (ii) guaranteed any indebtedness for borrowed money;

(n)                                 the Company has not (i) adopted, established or entered into any Employee Plan (as defined in Section 2.15), (ii) caused or permitted any Employee Plan to be amended in any material respect, or (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, other than in the normal course of business and consistent with past practices;

(o)                                 the Company has not changed any of its methods of accounting or accounting principles or practices in any respect, except as otherwise required by Canadian generally accepted accounting principles;

(p)                                 the Company has not made any Tax election;

(q)                                 the Company has not commenced or settled any Legal Proceeding;

(r)                                    the Company has not entered into any material transaction or taken any other material action that, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect on the Company;

(s)                                  the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

(t)                                    the Company has not agreed or committed to take any of the actions referred to in clauses “(c)” through “(s)” above.

2.5        Title to Assets

The Company owns, and has good and valid title to, all assets purported to be owned by them, including: (i) all assets reflected on the Company Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Company Balance Sheet); and (ii) all other assets reflected in the books and records of the Company as being owned by the Company.  All of said assets are owned by the Company free and clear of any Encumbrances, except for (1) any lien for current taxes not yet due and payable, (2) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company and (3) the rights set forth in the License Agreement.

2.6        Receivables; Employee Loans; Advances

(a)                                  All existing accounts receivable of the Company (including those accounts receivable reflected on the Company Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the date thereof and have not yet been collected) (a) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business and (b) are current and, to the Company’s knowledge, will be collected in full, without any counterclaim or set off.

(b)                                 There are no outstanding loans and advances made by the Company to any employee, director, consultant or independent contractor, other than routine travel, meal and related advances made to employees in the ordinary course of business.

2.7        Real Property; Equipment; Leasehold

All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Company in the manner in which such business is currently being conducted.  The Company does not own any real property or any interest in real property, except for the leaseholds created under its lease for premises located at Unit 110, 998 Harbourside Drive, North Vancouver, British Columbia V7P 3T2.

2.8        Proprietary Assets

(a)                                  The Company has previously provided to Parent information regarding each Proprietary Asset owned by the Company that is material to the business of the Company.  Except as set forth in the License Agreement, the Company has good and valid title to all of the Proprietary Assets previously identified to Parent, free and clear of all Encumbrances, except for any lien for current taxes not yet due and payable, and minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the Proprietary Asset subject thereto or materially impair the operations of the Company.  Except as set forth in the License Agreement, the Company has a valid right to use, license and otherwise exploit all Proprietary Assets subject to the terms thereof.  The Company has not developed jointly with any other Person any Company Proprietary Asset that is material to the business of the Company and with respect to which such other Person has any rights.  There is no Company Contract (with the exception of the License Agreement, end user license agreements, support agreements, consulting agreements and other customer contracts in the forms previously delivered by the Company to Parent) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Company Proprietary Asset.

(b)                                 The Company has taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by disclosure).  No current or former employee, officer, director, shareholder, consultant or independent contractor has any right, claim or interest in or with respect to any Company Proprietary Asset.

(c)                                  All patents, trademarks, service marks and copyrights held by the Company are valid, enforceable and subsisting and no Company Proprietary Assets and no Proprietary Asset that is currently being developed by the Company (either by itself or with any other Person), to the Company’s knowledge, infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person.  The Company has not received any notice or other communication

(in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person.  To the best of the knowledge of the Company, no other Person is materially infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Company Proprietary Asset.

(d)                                 The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted.  Except as set forth in the License Agreement, the Company has not (i) licensed any Company Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting or purporting to limit the ability of any Company to exploit fully any Company Proprietary Assets or to transact business in any market or geographical area or with any Person.

2.9        Contracts

(a)                                  Part 2.9 of the Company Disclosure Schedule identifies each Contract that constitutes a “Company Material Contract” of or to the Company.  For purposes of this Agreement, each of the following will be deemed to constitute a “Company Material Contract”:

2.1A                      any Contract (A) relating to the employment of, or the performance of services by, any employee or consultant, (B) pursuant to which the Company is or may become obligated to make any severance, termination, change in control or similar payment to any current or former employee or director, or (C) pursuant to which the Company is or may become obligated to make any bonus or similar payment (other than payments constituting base salary or normal commissions) in excess of $25,000 to any current or former employee or director;

2.1A                      any material Contract relating to the acquisition, transfer, development, sharing or license of any Proprietary Asset (except for any Contract pursuant to which (A) any Proprietary Asset is licensed to the Company under any third party software license generally available to the public, or (B) any Proprietary Asset which is not material to the Company’s business and is licensed by the Company to any Person on a non-exclusive basis);

2.1A                      any Contract pursuant to which (A) any monies have been loaned to the Company, or (B) the Company has granted a security interest in any of its assets;

2.1A                      any Contract imposing any restriction on the right or ability of the Company (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, (C) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, or (D) to perform services for any other Person;

2.1A                      any Contract (other than Contracts evidencing Company Options) (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any pre-emptive right, right of participation, or similar right with respect to any securities, or (C) providing the Company with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

2.1A                      any Contract incorporating or relating to any guarantee, any warranty or any indemnity or similar obligation, except for Contracts substantially identical to the end-user licenses, support agreements, consulting agreements and other customer contracts in the forms previously delivered by the Company to Parent;

2.1A                      any Contract containing “standstill” or similar provisions;

2.1A                      any Contract (A) to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or (B) directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between the Company and any contractor or subcontractor to any Governmental Body);

2.1A                      any Contract requiring that the Company give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

2.1A                      any Contract that contemplates or involves the guaranteed payment or delivery of cash or other consideration in an amount or having a value in excess of $10,000 in the aggregate or the payment of such consideration any time between the Effective Date and the date of this Agreement, or contemplates or involves the performance of services having a value in excess of $10,000 in the aggregate; and

2.1A                      any Contract that is otherwise material to the Company, including any Contract that could reasonably be expected to have a material effect on the ability of the Company to perform any of its obligations under, or to consummate any of the transactions contemplated by, this Agreement.

The Company has delivered or made available to Parent an accurate and complete copy of each Contract that constitutes a Company Material Contract.

(b)                                 Each Contract that constitutes a Company Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to

(i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c)                                  The Company has not violated or breached, or committed any default in any material respect under, any Contract that constitutes a Company Material Contract and, to the best of the knowledge of the Company, no other Person has violated or breached, or committed any default under, any such Contract.  To the best of the knowledge of the Company, with respect to each Contract that is a Company Material Contract, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to (A) result in a violation or breach of any of the provisions of any such Contract, (B) give any Person the right to declare a default or exercise any remedy under any such Contract, (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any such Contract, (D) give any Person the right to accelerate the maturity or performance of any such Contract, or (E) give any Person the right to cancel, terminate or modify any such Contract.  Since March 31, 2007, that Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any material Contract.

2.10      Liabilities

The Company does not have any accrued, contingent or other known liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the “liabilities” column of the Company Balance Sheet and (b) normal and recurring current liabilities that have been incurred by the Company since the date thereof in the ordinary course of business and consistent with past practices.

2.11      Compliance with Legal Requirements

To the Company’s knowledge, the Company is, and has at all times been, in compliance in all material respects with all applicable Legal Requirements.  Since March 31, 2007, the Company has not received any notice or other communication from any Governmental Body or other Person regarding any actual or possible material violation of, or failure to comply with, any Legal Requirement.

2.12      Certain Business Practices

Except for the Interim Agreement, the License Agreement and this Agreement, there is no Contract, judgment, injunction, order or decree binding upon the Company that has or could reasonably be expected to have the effect of prohibiting, restricting or materially impairing any business practice of the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted.

2.13      Governmental Authorizations

The Company holds all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which such business is currently being conducted.  All such Governmental Authorizations are valid and in full force and effect.  The Company is in substantial compliance with the terms and requirements of such Governmental Authorizations.  The Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.  No Governmental Body has at any time challenged in writing the right of the Company to design, manufacture, offer or sell any of its respective products or services.

2.14      Tax Matters

(a)                                  Each of the Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the “Company Returns”) (i) has been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements and will be true and correct in all material respects.  All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.  All Taxes required to be withheld or collected have been and will continue to be withheld and paid or remitted on or before the applicable due date up to and before the Closing Date.

(b)                                 The Company Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through the date thereof in accordance with Canadian generally accepted accounting principles.

(c)                                  No claim, Legal Proceeding, adjustment, assessment or reassessment is pending or, to the best of the knowledge of the Company, has been threatened, either formally or informally, against or with respect to the Company in respect of any Tax.  There are no unsatisfied liabilities for Taxes (including related expenses) with respect to any notice of assessment or reassessment or similar document received by any the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of assessment or reassessment or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established on the Company Balance Sheet).  There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable.

2.15      Employee and Labour Matters; Benefit Plans

(a)                                  Part 2.15(a) of the Company Disclosure Schedule identifies each salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement and each other employee benefit plan or arrangement (collectively, the “Employee Plans”) sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any current or former employee of any of the Company.  The Company has delivered to Parent accurate and complete copies of the Employee Plans currently in force and all amendments thereto together with, as applicable, accurate and complete copies of all funding agreements and any Contracts relating to such Employee Plans (including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements), all summary descriptions of the Employee Plans provided to past or present participants therein, any annual information returns required to be filed under a Legal Requirement, the financial statements, if any, and evidence of any registration in respect thereof.

(b)                                 All of the Employee Plans are, and have been since their establishment, duly registered where required by Legal Requirement (including registration with the relevant tax authorities where such registration is required to qualify for tax exemption or other beneficial tax status) and are in good standing under, and in compliance with, all Legal Requirements.

(c)                                  All Employee Plans have been administered in accordance with their terms, there are no outstanding defaults or violations by the Company of any obligation required to be performed by it in connection with any Employee Plan and no order has been made or notice given pursuant to any Legal Requirements requiring (or proposing to require) the Company to take (or refrain from taking) any action in respect of any Employee Plan.

(d)                                 There are no actions, suits, claims, trials, demands, investigations, arbitrations or other proceedings pending or, to the knowledge of the Company threatened with respect to the Employee Plans against the Company, the funding agent, the insurers or the fund of such Employee Plans, other than claims for benefits in the ordinary course.

(e)                                  Neither the execution, delivery or performance of this Agreement, nor the consummation of the Arrangement or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of the Company (whether or not under any Employee Plan), or materially increase the benefits payable or provided under any Employee Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

(f)                                    The Company has no salaried employees. The Company is not a party to any collective bargaining agreement with a trade union or council of trade unions.  No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to the Company’s employees by way of certification, interim certification, voluntary recognition, designation or successor rights, has applied to be certified as a bargaining agent of the Company’s employees or has applied to have the Company declared a related employer pursuant to applicable labour, employment or similar laws.

(g)                                 The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment standards, employment practices, wages, bonuses, benefits and terms and conditions of employment, including employee compensation matters.

(h)                                 All amounts owing in respect of employee payroll withholding obligations, remittances, premiums, contributions and assessments under provincial or federal statutes or employee benefit plans have been fully accrued in the books and records of the Company and wages, vacation pay, holiday pay and employee benefits of the employees of the Company have been fully accrued in the Company’s books and records and reflected as such in the Company’s financial statements.

2.16      Insurance

The Company has delivered or made available to Parent a copy of all material insurance policies and all material self insurance programs and materials relating to the business, assets and operations of the Company.  Each of such insurance policies is in full force and effect.  The Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.  There is no pending workers’ compensation or other claim under or based upon any insurance policy of the Company.

2.17      Legal Proceedings; Orders

(a)                                  There is no pending Legal Proceeding, and to the best of the knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Arrangement or any of the other transactions contemplated by this Agreement.  To the best of the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

(b)                                 There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject.  To the best of the knowledge of the Company, no officer or key employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

2.18      Authority; Binding Nature of Agreement

The Company has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement.  The board of directors of the Company (at a meeting duly called and held) has (a) unanimously determined that the Arrangement is fair to the Company Shareholders and in the best interests of the Company, (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company and unanimously approved the Arrangement, and (c) unanimously determined to recommend the approval of this Agreement by the holders of Common Shares and directed that this Agreement and the Arrangement be submitted for consideration by the Company Shareholders at the Company Shareholders’ Meeting.  This Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and any similar law relating to creditors’ rights, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

2.19      Vote Required

Subject to the terms and conditions of the Interim Order, the approval of the Arrangement by 66 2/3% of the votes cast  by holders of Common Shares at the Company Shareholders’ Meeting  is the only vote of the holders of any class or series of the Company’s capital and securities necessary to approve the Arrangement and to otherwise consummate the transactions contemplated by this Agreement.

2.20      Non-Contravention; Consents

Neither (1) the execution, delivery or performance of this Agreement, nor (2) the consummation by the Company of the Arrangement or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

(a)                                  contravene, conflict with or result in a violation of (i) any of the provisions of the articles or certificate of incorporation, bylaws or other charter or organizational documents of the Company, or (ii) any resolution adopted by the shareholders, the board of directors or any committee of the board of directors of the Company;

(b)                                 subject to obtaining the Consents set forth in Section 6.4 of this Agreement, contravene, conflict with or result in a violation of any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

(c)                                  contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of the Company or to any of the assets owned or used by the Company;

(d)                                 to the Company’s knowledge, contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Contract that constitutes a Company Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Contract, (iii) accelerate the maturity or performance of any such Contract, or (iv) cancel, terminate or modify any term of such Contract;

(e)                                  result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company); or

(f)                                    result in, or increase the likelihood of, the disclosure or delivery to any escrowholder or other Person of any Company Source Code, or the transfer of any material asset of the Company to any Person.

Except as may be required by the Interim Order, the Final Order, applicable securities laws or the BCA, the Company was not, is not nor will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (i) the execution, delivery or performance of this Agreement by the Company, or (ii) the consummation by the Company of the Arrangement or any of the other transactions contemplated by this Agreement.

2.21      No Broker or Finder

No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Arrangement or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

2.22      Registration Rights

No holder of securities issued by the Company has any right to compel the Company to register or otherwise qualify such securities for public sale in Canada or the United States.

ARTICLE 3REPRESENTATIONS AND WARRANTIES OF PARENT AND EXCHANGECO

Parent and ExchangeCo represent and warrant to the Company that, except as set forth in the Parent Disclosure Schedule:

3.1        Organization and Standing; Subsidiaries

(a)                                  Parent is a corporation duly organized and validly existing under the laws of the State of Oregon and has no subsidiaries or equity interests of any nature in any other Entity other than ExchangeCo and those subsidiaries listed in the Parent SEC Documents.  ExchangeCo is a corporation duly organized, validly existing and in good standing under the laws of the Province of British Columbia.

(b)                                 Each of Parent and ExchangeCo has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its obligations under all Contracts by which it is bound.  Parent has not agreed nor is obligated to make, nor is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity except as may be contemplated hereunder or by the Interim Agreement.  Parent is not a general partner of, and is not otherwise liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

(c)                                  Parent and ExchangeCo have delivered or made available to the Company, through EDGAR or otherwise, accurate and complete copies of their respective constating documents, including all amendments thereto.

3.2        Capitalization.

(a)                                  The authorized capital stock of Parent consists of 20,000,000 shares of Parent Common Stock and 2,000,000 shares of Preferred Stock.  As of November 30, 2007, 2,670,183 shares of Parent Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable.  As of November 30, 2007, Parent had issued stock options to purchase (i) 145,109 shares of Parent Common Stock pursuant to Parent’s 1995 Stock Option Plan, and (ii) 25,000 shares of Parent Common Stock pursuant to Parent’s 2004 Stock Option Plan.  As of November 30, 2007, 275,000 shares of Parent Common Stock are reserved for future issuance pursuant to outstanding stock options.  Parent is not under any obligation, nor is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Parent Common Stock.

(b)                                 The authorized capital stock of ExchangeCo consists of an unlimited number of common shares.  As of the date hereof, common shares of ExchangeCo were issued and outstanding.  All of the outstanding common shares of ExchangeCo have been duly authorized and validly issued, and are fully paid and non-assessable.

(c)                                  Except as set forth in the Parent SEC Documents or as contemplated herein, there is no (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of Parent Common Stock or other shares of the capital stock or other securities of Parent; (ii) outstanding security, instrument or obligation that has the right to vote (other than shares of Parent Common Stock) or that is or may become convertible into or exchangeable for any shares of Parent Common Stock or other shares of the capital stock or other securities of Parent; or (iii) to Parent’s knowledge, any condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person against Parent to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Parent.

3.3        SEC Filings; Financial Statements; Books and Records

(a)                                  Parent has delivered or made available, through EDGAR or otherwise, to the Company accurate and complete copies (including exhibits) of the Parent SEC Documents. Since May 31, 2004, all statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC have been so filed on a timely basis.  As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the U.S Securities Act or the U.S. Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Parent is in material compliance with the bylaws, rules and regulations of NASDAQ.  Parent currently meets the eligibility requirements for filing a registration statement on Form S-3 in respect of a secondary offering.

(b)                                 The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, subject to normal and recurring year-end adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its consolidated subsidiaries for the periods covered thereby.

(c)                                  The books, records and accounts of Parent, in all material respects, (i) have been maintained in accordance with good business practices consistent with prior years, (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Parent, and (iii) accurately and fairly reflect the basis for the financial statements referred to in Section 3.3(b).  Parent has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that:  (i) transactions are executed in accordance with management’s general or specific authorization; and (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with United States generally accepted accounting principles or any other criteria applicable to such statements and (B) to maintain accountability for assets. To the best knowledge of Parent, there is no significant deficiency or material weaknesses in the design or operation of Parent’s internal control over financial reporting or any fraud involving management or other employees who have a significant role in the registrant’s internal control over financial reporting.

3.4        Absence of Changes

Since May 31, 2007, except as set out in the Interim Agreement, the License Agreement or the Parent SEC Documents and except as contemplated herein:

(a)                                  no event, violation, circumstance or other matter has occurred or arisen that, in combination with any other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect on Parent;

(b)                                 there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of Parent (whether or not covered by insurance);

(c)                                  Parent has not: (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of Parent Common Stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of Parent Common Stock or other securities;

(d)                                 Parent has not sold, issued or granted, or authorized the issuance of, (i) any shares of Parent Common Stock, capital stock or other security (except for shares of Parent Common Stock issued upon the valid exercise of outstanding stock options to purchase shares of Parent Common Stock or upon conversion of outstanding convertible debentures), (ii) any option, warrant or right to acquire any shares of Parent Common Stock, capital stock or any other security (except for stock options identified in Section 3.3), or (iii) any instrument convertible into or exchangeable for any shares of Parent Common Stock, capital stock or other security;

(e)                                  Parent has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of Parent’s stock option plans, or (ii) any provision of any Contract evidencing any outstanding stock option of Parent;

(f)                                    there has been no amendment to the articles of incorporation or bylaws (or other constating documents) of Parent, and Parent has not effected or been a party to any merger, amalgamation, arrangement, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(g)                                 Parent has not formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

(h)                                 Parent has not made any capital expenditure which exceeds $1,000,000 in the aggregate;

(i)                                     Parent has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Parent Material Contract (as defined in Section 3.9) except in the ordinary course of business and consistent with past practices, or (ii) amended or terminated, or waived any material right or remedy under, any Parent Material Contract;

(j)                                     Parent has not (i) acquired, leased or licensed any material right or other material asset from any other Person except in the ordinary course of business and consistent with past practices, (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or (iii) waived or relinquished any material right;

(k)                                  Parent has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness having a value in excess of $50,000 in any individual case or $150,000 in the aggregate;

(l)                                     Parent has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

(m)                               Parent has not (i) lent money to any Person, or (ii) guaranteed any indebtedness for borrowed money;

(n)                                 Parent has not (i) adopted, established or entered into any Parent Employee Plan (as defined in Section 3.15), (ii) caused or permitted any Parent Employee Plan to be amended in any material respect, or (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, other than in the normal course of business and consistent with past practices;

(o)                                 Parent has not changed any of its methods of accounting or accounting principles or practices in any respect, except as otherwise required by United States or United Kingdom generally accepted accounting principles;

(p)                                 Parent has not commenced or settled any Legal Proceeding;

(q)                                 Parent has not entered into any material transaction or taken any other material action that, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect on Parent;

(r)            Parent has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

(s)           Parent has not agreed or committed to take any of the actions referred to in clauses “(c)” through “(r)” above.

3.5        Title to Assets

Except as set out in the Parent SEC Documents, Parent owns, and has good and valid title to, all assets purported to be owned by it, including: (i) all assets reflected on the Parent Audited Balance Sheet and the Parent Unaudited Balance Sheet; and (ii) all other assets reflected in the books and records of Parent as being owned by Parent.  All of said assets are owned by Parent free and clear of any Encumbrances, except for (1) any lien for current taxes not yet due and payable, and (2) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Parent.

3.6        Receivables; Employee Loans; Advances

(a)           All existing accounts receivable of Parent (including those accounts receivable reflected on the Parent Unaudited Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the date thereof and have not yet been collected) (i) represent valid obligations of customers of Parent arising from bona fide transactions entered into in the ordinary course of business and (ii) will, to the knowledge of Parent, be collected in full, without any counterclaim or set off except as are contemplated by Section 3.4(k) of this Agreement.

(b)           The Parent Disclosure Schedule contains an accurate and complete list of all outstanding loans and advances made by Parent to any employee, director, consultant or independent contractor, other than routine travel, meal and related advances made to employees in the ordinary course of business.

3.7        Real Property; Equipment; Leasehold

All material items of equipment and other tangible assets owned by or leased to Parent are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of Parent in the manner in which such business is currently being conducted.  Parent does not own any real property or any interest in real property, except for real property identified in the Parent SEC Documents.

3.8        Proprietary Assets

(a)           Parent has good and valid title to all of the Proprietary Assets that are used in and material to its business, free and clear of all Encumbrances, except for any lien for current taxes not yet due and payable, and minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate)

materially detract from the value of such Proprietary Asset subject thereto or materially impair the operations of Parent.  Parent has a valid right to use, license and otherwise exploit all Proprietary Assets that are used in and material to its business.  Parent has a valid right to use, license and exploit any Parent Proprietary Asset identified above, subject to the terms thereof.  Parent has not developed jointly with any other Person any Proprietary Asset that is material to the business of Parent and with respect to which such other Person has any rights.  There is no Parent Contract (with the exception of end user license agreements, support agreements, consulting agreements and other customer contracts in the forms previously filed in the Parent SEC Documents) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Proprietary Asset of Parent.

(b)           Parent has taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Proprietary Assets of Parent (except Proprietary Assets of Parent whose value would be unimpaired by disclosure).  No current or former employee, officer, director, shareholder, consultant or independent contractor has any right, claim or interest in or with respect to any Proprietary Asset of Parent.

(c)           All patents, trademarks, service marks and copyrights held by Parent are valid, enforceable and subsisting and none of the Proprietary Assets of Parent and no Proprietary Asset that is currently being developed by Parent (either by itself or with any other Person), to Parent’s knowledge, infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person.  Except as disclosed in the Parent SEC Documents, Parent has not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person.  To the best of the knowledge of Parent, no other Person is materially infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Proprietary Asset of Parent.

(d)           The Proprietary Assets of Parent constitute all the Proprietary Assets necessary to enable Parent to conduct its business in the manner in which such business has been and is being conducted.  Parent has not (i) licensed any Proprietary Assets of Parent to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting or purporting to limit the ability of Parent to exploit fully any Proprietary Assets of Parent or to transact business in any market or geographical area or with any Person.

3.9        Contracts

(a)           Part 3.9 of the Parent Disclosure Schedule identifies each Contract that constitutes a “Parent Material Contract” of or to Parent.  For purposes of this Agreement,

each of the following will be deemed to constitute a “Parent Material Contract”:

2.1A       any Contract (A) relating to the employment of, or the performance of services by, any employee or consultant, (B) pursuant to which Parent is or may become obligated to make any severance, termination, change in control or similar payment to any current or former employee or director, or (C) pursuant to which Parent is or may become obligated to make any bonus or similar payment (other than payments constituting base salary or normal commissions) in excess of $150,000 to any current or former employee or director;

2.1A       any material Contract relating to the acquisition, transfer, development, sharing or license of any Proprietary Asset (except for any Contract pursuant to which (A) any Proprietary Asset is licensed to Parent under any third party software license generally available to the public, (B) any Proprietary Asset which is not material to Parent’s business and is licensed by Parent to any Person on a non-exclusive basis or (C) any Proprietary Asset which is licensed as part of a sale of Parent’s products in the ordinary course of business);

2.1A       any Contract pursuant to which (a) any monies have been loaned to Parent, or (B) Parent has granted a security interest in any of its assets;

2.1A       any Contract imposing any restriction on the right or ability of Parent (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, (C) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, or (D) to perform services for any other Person;

2.1A       any Contract (other than Contracts evidencing options to purchase Parent Common Stock) (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any pre-emptive right, right of participation, or similar right with respect to any securities, or (C) providing Parent with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

2.1A       any Contract incorporating or relating to any guarantee, any warranty or any indemnity or similar obligation, except for Contracts substantially identical to the end-user licenses, support agreements, consulting agreements and other customer contracts;

2.1A       any Contract containing “standstill” or similar provisions;

2.1A       any Contract (A) to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or (B) directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between Parent and any contractor or subcontractor to any Governmental Body);

2.1A       any Contract requiring that Parent give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

2.1A       any Contract that contemplates or involves the guaranteed payment or delivery of cash or other consideration in an amount or having a value in excess of $150,000 in the aggregate or the payment of such consideration any time between the Effective Date and the date of this Agreement, or contemplates or involves the performance of services having a value in excess of $150,000 in the aggregate; and

2.1A       any Contract that is otherwise material to Parent and out of the ordinary course of business, including any Contract that could reasonably be expected to have a material effect on the ability of Parent to perform any of its obligations under, or to consummate any of the transactions contemplated by, this Agreement.

Parent has delivered or made available to the Company an accurate and complete copy of any Contract that constitutes a Parent Material Contract.

(b)           Each Contract that constitutes a Parent Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c)           Parent has not violated or breached, or committed any default in any material respect under, any Contract and, to the best of the knowledge of Parent, no other Person has violated or breached, or committed any default under, any Contract.  To the best of the knowledge of the Parent, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to (A) result in a violation or breach of any of the provisions of any Contract, (B) give any Person the right to declare a default or exercise any remedy under any Contract, (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Contract, (D) give any Person the right to accelerate the maturity or performance of any Contract, or (E) give any Person the right to cancel, terminate or modify any Contract.  Since May 31, 2007, Parent has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any material Contract.

3.10      Liabilities

Parent has no accrued, contingent or other known liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the “liabilities” column of Parent Unaudited Balance Sheet; and (b) normal and recurring current liabilities that have been incurred by Parent since the date thereof in the ordinary course of business and consistent with past practices.

3.11      Compliance with Legal Requirements

To the knowledge of Parent, Parent is, and has at all times been, in compliance in all material respects with all applicable Legal Requirements.  Since May 31, 2007, Parent has not has received any notice or other communication from any Governmental Body or other Person regarding any actual or possible material violation of, or failure to comply with, any Legal Requirement.

3.12      Certain Business Practices

There is no Contract, judgment, injunction, order or decree binding upon Parent that has or could reasonably be expected to have the effect of prohibiting, restricting or materially impairing any business practice of Parent, any acquisition of property by Parent or the conduct of business by Parent as currently conducted.

3.13      Governmental Authorizations

Parent holds all Governmental Authorizations necessary to enable Parent to conduct its business in the manner in which such business is currently being conducted.  All such Governmental Authorizations are valid and in full force and effect.  Parent is in substantial compliance with the terms and requirements of such Governmental Authorizations.  Parent has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.  No Governmental Body has at any time challenged in writing the right of Parent to design, manufacture, offer or sell any of its respective products or services.

3.14      Tax Matters

(a)           Except as disclosed in the Parent Disclosure Schedule, each of the Tax Returns required to be filed by or on behalf of Parent with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the “Parent Returns”) (i) has been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements and will be true and correct in all material respects.  All amounts shown on the Parent Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date except as disclosed herein.  All Taxes required to be withheld or collected have been and will continue to be withheld and paid or remitted on or before the applicable due date up to and before the Closing Date.

(b)           Parent Unaudited Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through to the date thereof in accordance with United States generally accepted accounting principles.  Parent will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from the date thereof through the Closing Date.

(c)           No claim, Legal Proceeding, adjustment, assessment or reassessment is pending or, to the best of the knowledge of Parent, has been threatened, either formally or informally, against or with respect to Parent in respect of any Tax.  There are no unsatisfied liabilities for Taxes (including related expenses) with respect to any notice of assessment or reassessment or similar document received by Parent with respect to any Tax (other than liabilities for Taxes asserted under any such notice of assessment or reassessment or similar document which are being contested in good faith by Parent and with respect to which adequate reserves for payment have been established on the Parent Unaudited Balance Sheet).  There are no liens for Taxes upon any of the assets of Parent except liens for current Taxes not yet due and payable.  Parent has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of United States Internal Revenue Code of 1986 (the “Code”) (or any comparable provision of state or foreign Tax laws).  Parent has not been, and Parent will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision of state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing other than as disclosed in the Parent SEC Documents.  Parent has not made any distribution of stock of any controlled corporation, as that term is defined in Section 355(a)(1) of the Code.

3.15      Employee and Labour Matters; Benefit Plans

(a)           The Parent SEC Documents identify and accurately describe in all material respects, or the Parent has delivered or made available to the Company, each material salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement and each other employee benefit plan or arrangement (collectively, the “Parent Employee Plans”) sponsored, maintained, contributed to or required to be contributed to by Parent for the benefit of any current or former employee of Parent.

(b)           All of the Parent Employee Plans are, and have been since their establishment, duly registered where required by Legal Requirement (including registration with the relevant tax authorities where such registration is required to qualify for tax exemption or other beneficial tax status) and are in good standing under, and in compliance with, all Legal Requirements.

(c)           All Parent Employee Plans have been administered in accordance with their terms in all material respects, there are no outstanding defaults or violations by Parent of any material obligation required to be performed by it in connection with any Parent Employee Plan and no order has been made or notice given pursuant to any Legal Requirements requiring (or proposing to require) Parent to take (or refrain from taking) any action in respect of any Parent Employee Plan.

(d)           There are no actions, suits, claims, trials, demands, investigations, arbitrations or other proceedings pending or, to the knowledge of Parent, threatened with respect to the Parent Employee Plans against Parent, the funding agent, the insurers or the fund of such Parent Employee Plans, other than claims for benefits in the ordinary course.

(e)           Except as disclosed in the Parent Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Arrangement or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of Parent (whether or not under any Parent Employee Plan), or materially increase the benefits payable or provided under any Parent Employee Plan, or result in any acceleration of the time of payment or vesting of any such benefits.  Without limiting the generality of the foregoing, the consummation of the Arrangement will not result in the acceleration of vesting of any unvested stock options to purchase shares of Parent Common Stock.

(f)            Parent is not a party to any collective bargaining agreement with a trade union or council of trade unions.  No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to Parent’s employees by way of certification, interim certification, voluntary recognition, designation or successor rights, has applied to be certified as a bargaining agent of Parent’s employees or has applied to have Parent declared a related employer pursuant to applicable labour, employment or similar laws.  All of the employees of Parent are employed for an indefinite term and the employment of such employees may be terminated on reasonable notice.

(g)           Parent is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment standards, employment practices, wages, bonuses, benefits and terms and conditions of employment, including employee compensation matters.

(h)           All amounts owing in respect of employee payroll withholding obligations, remittances, premiums, contributions and assessments under provincial or federal statutes or employee benefit plans have been fully accrued in the books and records of Parent and wages, vacation pay, holiday pay and employee benefits of the employees of Parent have been fully accrued in Parent’s books and records and reflected as such in Parent’s financial statements.

3.16      Insurance

Parent maintains insurance policies adequate for a business of its size and nature, and has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.  There is no pending workers’ compensation or other claim under or based upon any insurance policy of Parent.

3.17      Legal Proceedings; Orders

(a)           Except as disclosed in the Parent SEC Documents, there is no pending Legal Proceeding, and to the best of the knowledge of Parent, no Person has threatened to commence any Legal Proceeding: (i) that involves Parent or ExchangeCo or any of the assets owned or used by Parent or ExchangeCo; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Arrangement or any of the other transactions contemplated by this Agreement.  To the best of the knowledge of Parent and ExchangeCo, no event has occurred, and no claim, dispute or other condition or circumstance exists that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

(b)           There is no order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject.  To the best of the knowledge of Parent, no officer or key employee of Parent is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of Parent.

3.18      Authority; Binding Nature of Agreement

Parent and ExchangeCo have the requisite corporate power and authority to perform their obligations under this Agreement and the Support and Exchange Agreement and the execution, delivery and performance by Parent and ExchangeCo of this Agreement and the Support and Exchange Agreement have been duly authorized by all necessary action on the part of Parent and ExchangeCo and their respective boards of directors.  This Agreement and the Support and Exchange Agreement constitute or will constitute legal, valid and binding obligations of Parent and ExchangeCo, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.19      No Vote Required

No vote of shareholders of Parent is required by any Legal Requirement, the constating documents of Parent, pursuant to NASDAQ rules or otherwise in order for Parent to approve the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

3.20      Non-Contravention; Consents

Neither (1) the execution, delivery or performance of this Agreement or the Support and Exchange Agreement by Parent and ExchangeCo, nor (2) the consummation by Parent and ExchangeCo of the Arrangement or the other transactions contemplated herein will, directly or indirectly (with or without notice or lapse of time),

(a)           contravene, conflict with or result in a violation of (i) any provision of the certificate or articles of incorporation or bylaws of Parent or ExchangeCo, or (ii) any resolution adopted by the shareholders or board of directors of Parent or ExchangeCo;

(b)           contravene, conflict with or result in a violation by Parent or ExchangeCo of any order, writ, injunction, judgment, decree or other Legal Requirement to which Parent or ExchangeCo is subject and, except as may be required by the Interim Order, the Final Order, the U.S. Securities Act, the U.S. Exchange Act, state securities or “blue sky” laws, NASDAQ, Oregon state law or any foreign antitrust law or regulation, Parent and ExchangeCo are not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution, delivery or performance of this Agreement or the Support and Exchange Agreement or the consummation of the Arrangement;

(c)           contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent or ExchangeCo or that otherwise relates to the business of Parent or ExchangeCo or to any of the assets owned or used by Parent or ExchangeCo;

(d)           to Parent’s or ExchangeCo’s knowledge, contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material Contract of Parent or ExchangeCo, or give any Person the right to (i) declare a default or exercise any remedy under any such Contract of Parent or ExchangeCo, (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Contract of Parent or ExchangeCo, (iii) accelerate the maturity or performance of any such Contract of Parent or ExchangeCo, or (iv) cancel, terminate or modify any term of such material Contract of Parent or ExchangeCo;

(e)           result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Parent or ExchangeCo (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Parent or ExchangeCo); or

(f)            result in, or increase the likelihood of, the disclosure or delivery to any escrowholder or other Person of any material asset of Parent or ExchangeCo to any Person.

3.21      Valid Issuance

The shares of Parent Common Stock to be issued under the Arrangement, the Exchangeable Shares and Redeemable Shares to be issued upon the exercise from time to time of the ExchangeCo Options and the Parent Common Stock to be issued on exchange of the Exchangeable Shares will, when issued in accordance with the provisions of this Agreement, the Plan of Arrangement, the ExchangeCo Options and the Support and Exchange Agreement, be validly issued, fully paid and non-assessable.

3.22      No Broker or Finder

No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Arrangement or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

3.23      Registration Rights

Except as contemplated herein, no holder of securities issued by Parent has any right to compel Parent to register or otherwise qualify such securities for public sale in Canada or the United States.

ARTICLE 4CERTAIN COVENANTS PENDING COMPLETION OF THE ARRANGEMENT

4.1        Access and Investigation

During the period from the date of this Agreement to the earlier of (A) the Effective Time, and (B) the termination of this Agreement pursuant to the terms of Section 8.1 (the “Pre-Closing Period”), the Company and Parent will, and will cause their respective Representatives to: (1) provide the other and their respective Representatives with reasonable access to their Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company or Parent, as the case may be; and (2) provide the other and their respective Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Company or Parent, as the case may be, and with such additional financial, operating and other data and information as the other may reasonably request.

4.2        Operation of Business

(a)           During the Pre-Closing Period the Company will (i) ensure that it conducts its business and operations (A) in the ordinary course and in accordance with past practices and (B) in compliance with all applicable Legal Requirements; (ii) use all reasonable efforts to ensure that it preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with them; (iii) keep in full force all existing insurance policies or renewals thereof; (iv) cause to be provided all notices, assurances and support required by any Contract relating to any Proprietary Asset owned or held by them in order to ensure that no condition under such Contract occurs that could result in, or could increase the likelihood of a breach or violation thereof; (v) promptly notify the other of (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement, and (B) any Legal Proceeding commenced, or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting any of the party or that relates to the consummation of the transactions contemplated by this Agreement.

(b)           During the Pre-Closing Period, the Company will not (except (i) with the prior written consent of Parent, which will not be unreasonably withheld or delayed and (ii) with respect to any matter that is expressly required by this Agreement):

2.1A       declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any of its shares or other securities;

2.1A       amend or permit the adoption of any amendment to its certificate of incorporation, articles or other charter or organizational documents, or effect or become a party to any merger, arrangement, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

2.1A       enter into or become bound by, or permit any of the assets owned or used by it to become bound by, (A) any material contract, or amend or terminate, or waive or exercise any material right or remedy under any existing material contract which relate to (1) any distribution arrangements, (2) any Proprietary Asset which is material to any of their respective businesses, (3) the license of any Proprietary Asset by or to any Person on an exclusive basis or (4) a third party’s ability to consent to any the transactions contemplated by this Agreement, or (B) any material contract not otherwise described above other than in the ordinary course of business and consistent with past practice;

2.1A       acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

2.1A       make any material Tax election;

2.1A       commence any Legal Proceeding (other than (A) for the routine collection of amounts owing or (B) in respect of a breach of this Agreement) or settle any Legal Proceeding;

2.1A       enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices; or

2.1A       agree or commit to take any of the foregoing actions.

(c)           During the Pre-Closing Period, each of Parent and the Company, as the case may be, (the “Notifying Party”) will promptly notify the other party in writing of: (i) the discovery by the Notifying Party of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Notifying Party in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Notifying Party in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Notifying Party; (iv) where the Company is the Notifying Party, any event, condition, fact or circumstance, either individually or in the aggregate, that would make the timely satisfaction by the Company of any of the conditions set forth in Section Article 6 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Company; and (v) where Parent is the Notifying Party, any event, condition, fact or circumstance, either individually or in the aggregate, that would make the timely satisfaction by Parent of any of the conditions set forth in Section Article 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on Parent.  Notification given to Parent or the Company pursuant to this Section 4.2(c) will limit or otherwise affect any of the representations, warranties, covenants or obligations of the other party contained in this Agreement.

(d)           During the Pre-Closing Period, the Company will not, except as contemplated herein or with the prior written consent of Parent:

2.1A       sell, issue, grant or authorize the issuance or grant of (A) any shares or other capital stock or other security, (B) any option, call, warrant or right to acquire any shares or other capital stock or other security, or (C) any instrument convertible into or exchangeable for any shares or other capital stock or other security, except for the issuance of shares upon the valid exercise of any stock options outstanding as of the date of this Agreement; or

2.1A       establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees (except (A) routine, reasonable salary increases in connection with customary employee review process that do not in the aggregate exceed $25,000 per year, and (B) may pay customary bonus payments and profit sharing payments consistent with past practices payable in accordance with existing bonus and profit sharing plans that do not in the aggregate exceed $25,000).

(e)           During the Pre-Closing Period, Parent and ExchangeCo will (i) ensure that each of them conducts its business and operations (A) in the ordinary course and in accordance with past practices and (B) in compliance with all applicable Legal Requirements; (ii) cause to be provided all notices, assurances and support required by any Contract relating to any Proprietary Asset owned or held by Parent or ExchangeCo in order to ensure that no condition under such Contract occurs that could result in, or could increase the likelihood of a breach or violation thereof; and (iii) promptly notify the Company of (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement, and (B) any Legal Proceeding commenced, or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting Parent or ExchangeCo or that relates to the consummation of the transactions contemplated by this Agreement.

(f)            During the Pre-Closing Period, neither Parent nor ExchangeCo will (except (i) with the prior written consent of the Company, which will not be unreasonably withheld or delayed and (ii) with respect to any matter that is expressly required by this Agreement):

2.1A       amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents;

2.1A       effect or become a party to any merger, arrangement, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

2.1A       commence any Legal Proceeding (other than (A) for the routine collection of amounts owing or (B) in respect of a breach of this Agreement) or settle any Legal Proceeding;

2.1A       enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices, including without limitation any transaction or action which would restrict or impair Parent’s ability to commercially exploit the Company’s technology pursuant to the License Agreement; or

2.1A       agree or commit to take any of the foregoing actions.

4.3        No Solicitation

(a)           The Company will not directly or indirectly, and will not authorize or permit any of its Representatives directly or indirectly to, (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal, (ii) furnish any information to any Person in connection with or in response to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal, or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, that prior to the approval the Arrangement by the Required Company Shareholder Vote, this Section 4.3(a) will not prohibit the Company from entering into a confidentiality agreement containing customary limitations on the use and disclosure of all non-public written and oral information furnished to such Person by or on behalf of the Company or Parent, as the case may be, and containing customary “standstill” provisions (a “Standard Confidentiality Agreement”), furnishing information to, or entering into discussions or negotiations with, any Person in response to an unsolicited written bona fide Offer that is reasonably likely to lead to a Superior Offer that is submitted to the Company by such Person (and not withdrawn) or endorsing or recommending a Superior Offer if (1) neither the Company, Parent nor any of their respective Representatives will have breached or taken any action inconsistent with any of the provisions set forth in this Section 4.3 in a manner that directly or indirectly has led or contributed to the submission of such Offer, (2) the board of directors of the Company concludes in good faith, after considering the advice of its outside legal counsel that such action is required in order for the board of directors to comply with its fiduciary obligations under applicable law, (3) at least two business days prior to furnishing any such non-public information to, or entering into discussions with, such Person, gives to the other party hereto written notice of the identity of such Person and of the Company’s or Parent’s, as the case may be, intention to furnish non-public information to, or enter into discussions with, such Person, and acknowledging the receipt from such Person of an executed Standard Confidentiality Agreement, and (4) at the same time as it furnishes any non-public information to such Person, furnishes such information to the other party hereto (to the extent such non-public information has not been previously furnished).  The parties agree that for purposes of the preceding sentence (but for no other purpose), an Offer which is conditioned upon completion of due diligence will be deemed to constitute a “Superior Offer” if such Offer otherwise meets the definition of “Superior Offer”.

(b)           The Company will promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal) advise Parent orally and in writing of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period.  The Company will keep Parent fully informed with respect to the status of any such Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

(c)           The Company will immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.  The Company will promptly request each Person that has executed a confidentiality agreement in connection with its consideration of a possible Acquisition Transaction or equity investment to return all confidential information heretofore furnished to such Person.

(d)           The Company will not enter into any agreement, commitment or understanding with respect to any Acquisition Proposal unless (i) its board of directors has determined that such Acquisition Proposal is a Superior Proposal, (ii) it has provided Parent with copies of such agreements proposed to be entered into in connection therewith; and (iii) unless waived by Parent, a period of five business days has lapsed from the date of providing such information and, during which time, the parties have attempted in good faith to negotiate such amendments or changes to the transactions contemplated herein such that the Acquisition Proposal no longer constitutes a Superior Proposal, failing which the Company may enter into such agreements to effect such Superior Proposal.

(e)           Unless the Company has determined that an Acquisition Proposal is a Superior Proposal and has otherwise complied with the terms of this Section 4.3, the Company agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, “standstill” or similar agreement to which it is a party or under which it has any rights, and will use its best efforts to enforce or cause to be enforced each such agreement at the request of Parent.

ARTICLE 5ADDITIONAL COVENANTS OF THE PARTIES

5.1        Shareholders’ Meeting

(a)           The Company will take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of all Company Shareholders to vote on the approval of the Arrangement.  The Company Shareholders’ Meeting will be held (on a date selected by the Company in consultation with Parent) as promptly as practicable after the date of this

Agreement.  The Company will ensure that all proxies solicited in connection with the Company Shareholders’ Meeting are solicited in compliance with all applicable Legal Requirements.

(b)           The Management Proxy Circular will include a statement to the effect that the board of directors of the Company unanimously recommends that the Company Shareholders vote to approve the Arrangement at the Company Shareholders’ Meeting (the unanimous recommendation of the Company’s board of directors that the Company Shareholders vote to approve the Arrangement being referred to as the “Company Board Recommendation”).

(c)           Notwithstanding Section 5.1(b), at any time prior to the approval of this Agreement by the Required Company Shareholder Vote, the Company Board Recommendation may be withdrawn or modified in a manner adverse to Parent.

5.2        Regulatory Approvals

Each party will use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Arrangement and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body.  Without limiting the generality of the foregoing, the Company and Parent will, promptly after the date of this Agreement, prepare and file the notifications required under applicable foreign antitrust laws or regulations in connection with the Arrangement, if applicable.  The Company and Parent will respond as promptly as practicable to any inquiries or requests received in connection therewith.  Each of the Company and Parent will (1) give the other party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Arrangement or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Legal Proceeding or threat, and (3) promptly inform the other party of any communication to or from any Governmental Body regarding the Arrangement.  Except as may be prohibited by any Governmental Body or by any Legal Requirement, (a) the Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the Arrangement, and (b) in connection with any such Legal Proceeding, each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

5.3        Indemnification of Officers and Directors

(a)           All rights to indemnification existing in favour of those Persons who are directors and officers of the Company as of the date of this Agreement (the “Indemnified Persons”) for their acts and omissions occurring prior to the Effective Time, as provided in the indemnification agreements between the Company and said

Indemnified Persons (as in effect as of the date of this Agreement) in the forms disclosed by the Company to Parent prior to the date of this Agreement will survive the Arrangement and will be the obligation of the Company and Parent for a period of six years from the Effective Time.

(b)           From the Effective Time until the sixth anniversary of the Effective Time, Parent or the Company will maintain in effect or procure run-off coverage for the benefit of the Indemnified Persons with respect to their acts and omissions occurring prior to the Effective Time under any existing policy of directors’ and officers’ liability insurance maintained by the Company as of the date of this Agreement or include the Indemnified Persons under any such policy in place by Parent (the “Existing Policy”), to the extent that directors’ and officers’ liability insurance coverage is commercially available and with a reasonable premium therefor; provided, however, that Parent or the Company, as the case may be, may substitute for the Existing Policy a policy or policies of comparable coverage.

5.4        Additional Agreements

Parent and the Company will use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Arrangement and make effective the other transactions contemplated by this Agreement.  Without limiting the generality of the foregoing, each party to this Agreement (i) will make all filings, including the NASDAQ Filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Arrangement and the other transactions contemplated by this Agreement, (ii) will use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Arrangement or any of the other transactions contemplated by this Agreement, and (iii) will use all reasonable efforts to lift any restraint, injunction or other legal bar to the Arrangement.  Each of Parent and the Company will promptly deliver to the other party a copy of each such filing made, each such notice given and each such Consent obtained by it during the Pre-Closing Period.

5.5         Confidentiality

Each party agrees to hold all non-public information obtained from the other in connection with the transactions contemplated hereby in the strictest confidence, and in the event that this Agreement is terminated in accordance with its terms shall promptly return to the other party, or destroy, all printed information received from the other party (including all printed material derived from such information) and shall keep confidential all other information received.

5.6        Conduct of Xtero Business During Post-Closing Period

Parent and the Company agree that the ability of the parties to fairly calculate and measure the After-Tax Xtero Profits in respect of each Post-Closing Period will be dependant to a significant degree upon the maintenance of the business relating to the development, marketing and sale of products based on the Company’s technology (the “Xtero Business”) as a discrete business entity.  Accordingly, Parent will use its reasonable best efforts to ensure that, prior to the end of the Sixth Post-Closing Period, (i) the Xtero Business will not be wound up, dissolved or merged, amalgamated or otherwise reorganized in a manner the result of which is to cause the Xtero Business to no longer be reasonably identifiable as a discrete entity; and (ii) separate books and records are maintained related to the Xtero Business sufficient to allow independent verification of the computation of the After-Tax Xtero Profits for each applicable Post-Closing Period.  From and after the Effective Time until the end of the Sixth Post-Closing Period, Parent will act in good faith and in a commercially reasonable manner in the conduct and operation of the Xtero Business and will operate the Xtero Business in a manner consistent with the manner in which the Parent conducts its other businesses, including that of its subsidiary Schmitt Measurement Systems, Inc.

5.7        Authorized Capital of Parent

Parent will at all times maintain a sufficient number of authorized shares of Parent Common Stock to permit the exchange of outstanding Exchangeable Shares into Parent Common Stock.

5.8        Registration of Parent Common Stock Issuable In Respect of Post-Closing Periods

As promptly as practical after the last date of each Post-Closing Period, Parent will prepare and file a new registration statement on Form S-3 (or other applicable form)(each, an “Post-Closing Form S-3”), in order to register under the U.S. Securities Act the issuance of shares of Parent Common Stock issuable from time to time upon the exchange of the Exchangeable Shares to be issued upon the exercise of the ExchangeCo Options in respect of such Post-Closing Period.  Parent shall use its reasonable best efforts to cause the Form S-3 to become effective as soon as practicable prior to the first date of the Exercise Period in respect of such Post-Closing Period, and to maintain the effectiveness of such registration for the period that such Exchangeable Shares remain outstanding; provided, that, in the event that the value of the After-Tax Xtero Profits in respect of any Post-Closing Period (other than the Sixth Post-Closing Period) shall be less than U.S.$100,000, Parent shall be entitled to defer the preparation and filing of the Post-Closing Form S-3 in respect of such Post-Closing Period (a “Deferred Form S-3”) and instead include the shares of Parent Common Stock that would otherwise be registered under such Deferred Form S-3 in the registration under the Post-Closing Form S-3 to be filed in respect of the immediately following Post-Closing Period.  For greater certainty, (i) any Deferred Form S-3 must be filed with the SEC no later than the date on which the Post-Closing Form S-3 for the immediately following Post-Closing Period is required to be filed, and (ii) such Deferred Form S-3 shall include for registration the shares of Parent Common Stock issuable from time to time upon the exchange of the Exchangeable Shares to be issued upon the exercise of the ExchangeCo Options in respect of such following Post-Closing Period irrespective of the value of the After-Tax Xtero Profits in respect of such following Post-Closing Period.

Notwithstanding the preceding paragraph, if at any time Parent or Exchangeco cause all or any portion of the Exchangeable Shares to be exchanged into shares of Parent Common Stock pursuant to the Exchangeable Share Terms or the Support and Exchange Agreement, Parent shall immediately prepare and file a registration statement on Form S-3 (or other applicable form) in order to register under the U.S. Securities Act the issuance of shares of

Parent Common Stock issuable in respect of such Exchangeable Shares, and shall use its reasonable best efforts to cause the Form S-3 to become effective as soon as practicable and to maintain the effectiveness of such registration for the period that such Exchangeable Shares remain outstanding.

ARTICLE 6CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND EXCHANGECO

The obligations of Parent and ExchangeCo to effect the Arrangement and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (it being understood that as of the Effective Time, all conditions herein will be deemed to be satisfied and any liability for failure to satisfy any condition herein will be precluded):

6.1        Accuracy of Representations

The representations and warranties of the Company contained in Section Article 2 of this Agreement will be accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except (i) for such representations and warranties which address matters only as of a particular time, which will have been accurate in all respects as of such particular time and (ii) as such representations and warranties may be affected by transactions expressly required pursuant to this Agreement or pursuant to the written consent of Parent), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a Material Adverse Effect on the Company; provided, however, that, for purposes of determining the accuracy of such representations and warranties, (i) all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties will be disregarded and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement will be disregarded.

6.2        Performance of Covenants

Each covenant or obligation that the Company is required to comply with or to perform at or prior to the Closing will have been complied with and performed in all material respects.

6.3        Shareholder Approval

The Arrangement will have been duly approved by the Required Company Shareholder Vote in accordance with any conditions in addition to those set forth in Section 1.3(b) which may be imposed by the Interim Order and which are satisfactory to Parent, acting reasonably, and holders of not more than 10% of the Common Shares issued and outstanding immediately prior to the Effective Time shall have exercised their Dissent Rights (and not withdrawn such exercise) in connection with the Arrangement.

6.4        Consents

The Consents or approvals which Parent has identified and advised the Company as being necessary in connection with the completion of the Arrangement will have been obtained on terms acceptable to Parent, acting reasonably, and will be in full force and effect.

6.5        Agreements and Documents

Parent will have received the following agreements and documents, each of which will be in full force and effect:

(a)           Plan of Arrangement;

(b)           Support and Exchange Agreement; and

(c)           a certificate executed on behalf of the Company by its Chief Executive Officer confirming that the conditions set forth in Sections 6.1 and 6.2 have been duly satisfied.

6.6        No Material Adverse Change

Since the date of this Agreement, there will not have occurred any change, effect, event or circumstance that, in combination with any other changes, effects, events or circumstances, has resulted in or would reasonably be expected to result in a Material Adverse Change on the Company.

6.7        Court Orders

The Interim Order and the Final Order will each have been obtained in a form and on terms reasonably satisfactory to Parent and will not have been set aside or modified (on appeal or otherwise) in a manner unacceptable to Parent (acting reasonably).

6.8        No Restraints

No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Arrangement will have been issued by any court of competent jurisdiction and remain in effect, and there will not be any Legal Requirement enacted or deemed applicable to the Arrangement that makes consummation of the Arrangement illegal.

6.9        No Governmental or Other Litigation

There will not be pending or threatened any Legal Proceeding which would reasonably be expected to have a Material Adverse Effect on the Company or a Material Adverse Effect on Parent: (a) challenging or seeking to restrain or prohibit the consummation of the Arrangement or any of the other transactions contemplated by this Agreement; (b) relating to the Arrangement and seeking to obtain from Parent or the Company, any damages or other relief that may be material to Parent or the Company; (c) seeking to prohibit or limit in any material respect Parent’s or ExchangeCo’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the shares of the Company; (d) that could materially and adversely affect the right of Parent or the Company to own the assets or operate the business of the Company; or (e) seeking to compel the Company, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets as a result of the Arrangement or any of the other transactions contemplated by this Agreement.

6.10      Compliance with §3(a)(10) of the U.S. Securities Act

All applicable requirements of Section 3(a)(10) of the U.S. Securities Act will have been satisfied with respect to the issuance of Parent Common Stock and Exchangeable Shares pursuant to the Arrangement.

6.11      NASDAQ Filings

NASDAQ will not have raised any objections to or concerns with the NASDAQ Filings that remain unresolved and any consents or approvals required from NASDAQ in connection with the transactions contemplated hereby will have been obtained by Parent.

ARTICLE 7CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

The obligation of the Company to effect the Arrangement and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions (it being understood that as of the Effective Time, all conditions herein will be deemed to be satisfied and any liability for failure to satisfy any condition herein will be precluded):

7.1        Accuracy of Representations

The representations and warranties of Parent and ExchangeCo contained in Section Article 3 of this Agreement will be accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except (i) for such representations and warranties which address matters only as of a particular time, which will have been accurate in all respects as of such particular time and (ii) as such representations and warranties may be affected by transactions expressly required pursuant to this Agreement or pursuant to the written consent of the Company), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a Material Adverse Effect on Parent; provided, however, that, for purposes of determining the accuracy of such representations and warranties, all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties will be disregarded.

7.2        Performance of Covenants

All of the covenants and obligations that Parent and ExchangeCo are required to comply with or to perform at or prior to the Closing will have been complied with and performed in all material respects.

7.3        Shareholder Approval

(a)           The Arrangement will have been duly approved by the Required Company Shareholder Vote.

(b)           The Arrangement will have been duly approved by the Required Company Shareholder Vote in accordance with any conditions in addition to those set forth in Section 7.3(a) which may be imposed by the Interim Order and which are satisfactory to the Company, acting reasonably.

7.4        Consents

The Consents or approvals which the Company has identified and advised Parent as being necessary in connection with the completion of the Arrangement will have been obtained on terms acceptable to the Company, acting reasonably, and will be in full force and effect.

7.5        Agreements and Documents

The Company will have received the following agreements and documents, each of which will be in full force and effect:

(a)           Plan of Arrangement;

(b)           Support and Exchange Agreement; and

(c)           a certificate executed on behalf of Parent by its Chief Executive Officer and Chief Financial Officer, confirming that the conditions set forth in Sections 7.1 and 7.2 have been duly satisfied.

7.6        No Material Adverse Change

Since the date of this Agreement, there will not have occurred any change, effect, event or circumstance that, in combination with any other changes, effects, events or circumstances, has resulted in or would reasonably be expected to result in a Material Adverse Change on Parent.

7.7        Court Orders

The Interim Order and the Final Order will each have been obtained in a form and on terms reasonably satisfactory to the Company and will not have been set aside or modified (on appeal or otherwise) in a manner unacceptable to the Company (acting reasonably).

7.8        Listing

The shares of Parent Common Stock to be issued upon the exchange of Exchangeable Shares from time to time will have been approved for listing (subject to notice of issuance) on the NASDAQ.

7.9        No Restraints

No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Arrangement by the Company will have been issued by any court of competent jurisdiction and remain in effect, and there will not be any Legal Requirement enacted or deemed applicable to the Arrangement that makes consummation of the Arrangement by the Company illegal.

7.10      No Governmental or Other Litigation

There will not be pending or threatened any Legal Proceeding which would reasonably be expected to have a Material Adverse Effect on the Company or a Material Adverse Effect on Parent: (a) challenging or seeking to restrain or prohibit the consummation of the Arrangement or any of the other transactions contemplated by this Agreement; (b) relating to the Arrangement and seeking to obtain from Parent or the Company, any damages or other relief that may be material to Parent or the Company; (c) seeking to prohibit or limit in any material respect the ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of any of Parent or ExchangeCo to be issued under the Arrangement; or (d) seeking to compel the Company, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets as a result of the Arrangement or any of the other transactions contemplated by this Agreement.

7.11      Compliance with §3(a)(10) of the U.S. Securities Act

All applicable requirements of Section 3(a)(10) of the U.S. Securities Act will have been satisfied with respect to the issuance of Parent Common Stock and Exchangeable Shares pursuant to the Arrangement.

7.12      Employment Arrangements

Parent and the Company shall have entered into employment or consulting agreements with each of Peter Lagergren or David Peachey, with a term of no less than one year and on terms satisfactory to each of them, provided that such agreements shall include non-competition covenants in favour of Parent applicable for the duration of the term of such agreements.

ARTICLE 8TERMINATION

8.1        Termination

This Agreement may be terminated prior to the Effective Time (whether before or after the approval of the Arrangement by the Required Company Shareholder Vote):

(a)           by mutual written consent of Parent and the Company;

(b)           by either Parent or the Company if the Arrangement will not have been consummated by May 31, 2008, provided that the right to terminate this Agreement under this Section 8.1(b) will not be available to any party to this

Agreement whose failure to fulfil any of its obligations has been a significant cause or, or resulted in, the failure of the Arrangement to have been consummated by such date.;

(c)           by either Parent or the Company if a court of competent jurisdiction or other Governmental Body will have issued a final and non-appealable order, decree or ruling, or will have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Arrangement;

(d)           by either Parent or the Company if (i) the Company Shareholders’ Meeting (including any adjournments and postponements thereof) will have been held and completed and the Company Shareholders will have taken a final vote on a proposal to approve the Arrangement, and (ii) the Arrangement will not have been approved at the Company Shareholders’ Meeting (and will not have been approved at any adjournment or postponement thereof) by the Required Company Shareholder Vote;

(e)           by Parent upon written notice to the Company within 10 days if (i) the board of directors of the Company shall have withdrawn or modified or changed in a manner adverse to Parent the Company Board Recommendation, or (ii) the board of directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal or any letter of intent or similar document or any Contract providing for any Acquisition Proposal (other than a Standard Confidentiality Agreement permitted pursuant to and in accordance with the terms of Section 4.3(a));

(f)            by the Company upon written notice to Parent in order to enter into a definitive written agreement with respect to a Superior Proposal, subject to compliance with Section 4.3;

(g)           by Parent if (i) any of the Company’s representations and warranties contained in this Agreement will be inaccurate as of the date of this Agreement, or will have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.1 would not be satisfied if tested as of the date of such inaccuracy or (ii) any of the Company’s covenants contained in this Agreement will have been breached such that the condition set forth in Section 6.2 would not be satisfied if tested as of the date of such breach; provided, however, that if an inaccuracy in any of the Company’s representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by the Company is curable by the Company and the Company is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 8.1(g) on account of such inaccuracy or breach; or

(h)           by the Company if (i) any of Parent’s representations and warranties contained in this Agreement will be inaccurate as of the date of this Agreement, or will have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 7.1 would not be satisfied if tested as of the date of such inaccuracy or (ii) if any of Parent’s covenants contained in this Agreement will have been breached such that the condition set forth in Section 7.2 would not be satisfied if tested as of the date of such breach; provided, however, that if an inaccuracy in any of Parent’s representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by Parent is curable by Parent and Parent is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(h) on account of such inaccuracy or breach.

8.2        Effect of Termination

In the event of the termination of this Agreement as provided in Section 8.1, this Agreement will be of no further force or effect; provided, however, that (i) this Section 8.2, Section 8.3 and Section Article 9 will survive the termination of this Agreement and will remain in full force and effect, and (ii) the termination of this Agreement will not relieve any party from any liability for any material breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.

8.3        Expenses

                All fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement will be paid by or on behalf of the party incurring such expenses, whether or not the Arrangement is consummated.

ARTICLE 9MISCELLANEOUS PROVISIONS

9.1        Amendment

This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after the approval of the Arrangement by the Company’s shareholders); provided, however, that after any such approval by the Company Shareholders, no amendment will be made which by law requires further approval of the Company Shareholders without the further approval of such shareholders.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.2        Waiver

No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, will operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy will preclude any other or further exercise thereof or of any other power, right, privilege or remedy.  No party will be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver will not be applicable or have any effect except in the specific instance in which it is given.

9.3        No Survival of Representations and Warranties

None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement will survive the Arrangement.

9.4        Entire Agreement

This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof, including without limitation the Interim Agreement.

9.5        Counterparts; Facsimile

This Agreement may be executed in several counterparts (including by facsimile), each of which will be deemed an original and all of which will constitute one and the same instrument.

9.6        Applicable Law; Jurisdiction

This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein (excluding any conflict of laws, rule or principle which might refer such construction to the laws of another jurisdiction) and will be treated in all respects as a British Columbia contract.  The parties hereto irrevocably attorn to the non-exclusive jurisdiction of the Courts of British Columbia with respect to any matter arising hereunder or related thereto.

9.7        Assignability

This Agreement will be binding upon, and will be enforceable by and enure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of Parent’s or the Company’s rights hereunder may be assigned by Parent or the Company without the prior written consent of the other party, and any attempted assignment of this Agreement or any of such rights by Parent or the Company, as the case may be, without such consent will be void and of no effect.  Nothing in this Agreement, express or implied, is intended to or will confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except for the provisions of Section 5.3, which are intended for the benefit of the Indemnified Persons.

9.8        Notices

Any notice or other communication required or permitted to be delivered to any party under this Agreement will be in writing and will be deemed properly delivered, given and received (a) upon receipt when delivered by hand, or (b) two business days after sent by registered mail or by courier or express delivery service or by facsimile, provided that in each case the notice or other communication is sent to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party will have specified in a written notice given to the other parties hereto):

(a)           if to Parent or ExchangeCo:

Schmitt Industries, Inc.
2765 NW Nicolai St.
Portland, Oregon 97210
USA
Attn: President and Chief Executive Officer
Fax: 503-223-1258

with copy to:

Holland & Knight LLP
2300 U.S. Bancorp Tower
111 SW Fifth Avenue
Portland, Oregon 97204
USA
Attn: Mark A. von Bergen, Esq.
Fax: 503-241-8014

(b)           if to the Company:

Xtero Datacom Inc.
Unit 110, 998 Harbourside Drive
North Vancouver, British Columbia V7P 3T2
CANADA
Attn: David Peachey
Fax: 604-980-3353

with copy to:

McCarthy Tétrault LLP
Suite 1300, 777 Dunsmuir Street
Vancouver, British Columbia  V7Y 1K2
CANADA
Attn: Sven O. Milelli
Fax: 604-643-7900

9.9        Cooperation

Each of Parent and the Company agrees to cooperate fully with the other party and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other party to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

9.10      Severability

In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, will be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, will not be impaired or otherwise affected and will continue to be valid and enforceable to the fullest extent permitted by law.

9.11      Currency

Unless otherwise specified, all references in this Agreement to sums of money, “dollars” or “$” mean United States dollars.

9.12      Construction

(a)           For purposes of this Agreement, whenever the context requires: the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include masculine and feminine genders.

(b)           The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement.

(c)           As used in this Agreement, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.”

(d)           Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

(e)           The bold-faced headings contained in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement and will not be referred to in connection with the construction or interpretation of this Agreement.

(f)            The following schedules are attached to and form part of this Agreement:

                Schedule A – Certain Definitions

                Schedule B – Plan of Arrangement

                Schedule C – Support and Exchange Agreement

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

SCHMITT INDUSTRIES, INC.

Per:	/s/ Wayne A. Case
Authorized Signatory

SCHMITT INDUSTRIES (CANADA) LIMITED

Per:	/s/ Wayne A. Case
Authorized Signatory

XTERO DATACOM INC.

Per:	/s/ David Peachey
Authorized Signatory

SCHEDULE A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Schedule A):

“Acquisition Proposal” means any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest made or submitted by the other party) contemplating or otherwise relating to any Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of transactions, other than the transactions contemplated by the Agreement, involving:

(a)                                  (i) any merger, plan of arrangement, consolidation, amalgamation, share exchange, business combination, recapitalization, tender offer, exchange offer or other similar transaction involving the Company or Parent (ii) any transaction in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial ownership of securities representing more than 20% of the outstanding voting securities of the Company or Parent or (iii) any transaction in which the Company or Parent issues securities representing more than 20% of the outstanding voting securities of the Company or Parent, as the case may be;

(b)                                 any sale, lease, exchange, transfer, license, or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income or assets of the Company or Parent; or

(c)                                  any liquidation or dissolution of the Company or Parent.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned Person, whether through the ownership of voting securities, by contract or otherwise.

“After-Tax Xtero Profits” has the meaning ascribed to such term in the ExchangeCo Options.

“Agreement” means the Arrangement Agreement to which this Schedule A is attached, as it may be amended from time to time.

“Arrangement” means an arrangement under Part 9, Division 5 of the BCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any

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amendments or variations thereto made in accordance with Section 9.1 of the Agreement or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order.

“Arrangement Filings” means the records and information provided to the Registrar under Section 292(a) of the BCA and the records filed under Sections 292(a) and 292(b) of the BCA that the Registrar requires to give effect to any provision of the Arrangement.

“Arrangement Resolution” means the special resolution to be passed by the Company Shareholders at the Company Shareholders Meeting.

“BCA” means the Business Corporations Act (British Columbia) as now in effect and as it may be amended from time to time, including the regulations made thereunder.

“Canadian Securities Commissions” means the securities commissions or other securities regulatory authorities of each of the provinces and territories of Canada.

“Canadian Securities Laws” means the securities acts and comparable Legal Requirements of each of the provinces and territories of Canada.

“Closing Date” means the date to be designated by Parent and the Company with respect to the consummation of the transactions contemplated by the Agreement (the “Closing”), which in any event will be no later than the fifth business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections Article 6 and Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions).

“Common Shares” means the common shares in the capital of the Company.

“Company Balance Sheet” means the balance sheet of the Company as of March 31, 2007.

“Company Disclosure Schedule” means the documents, agreements, statements, forms and other information regarding the Company and its subsidiaries and their respective businesses, operations, assets and financial condition that has been compiled and prepared by the Company in response to the requests of and delivered to Parent on or before the date of this Agreement and acknowledged and identified by both the Company and Parent as the Company Disclosure Schedule hereunder.

“Company Proprietary Asset” means any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

“Company Shareholders” means the holders of Common Shares.

“Company Shareholders’ Meeting” means the special meeting of Company Shareholders (including any adjournment or postponement thereof ) that is to be convened as provided by the Interim Order to consider, and if deemed advisable to approve, the Arrangement.

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“Consent” means any approval, consent, order, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Contract” means any written, oral or other agreement, contract, subcontract, lease, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

“Court” means the Supreme Court of British Columbia.

“Dissent Rights” means the rights of dissent in connection with the Arrangement described in Section 3.1 of the Plan of Arrangement.

“Effective Date” means the date on which all conditions to the completion of the Arrangement as set out in Articles 6 and 7 have been satisfied or waived in accordance with the provisions of this Agreement and all documents agreed to be delivered hereunder have been delivered to the satisfaction of the parties, acting reasonably, and on which the Arrangement Filings, if any, are filed with the Registrar, or such other date as the parties may agree.

“Effective Time” means 12:01 a.m. (Vancouver Time) on the Effective Date.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, pre-emptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Exercise Period” has the meaning ascribed to such term in the ExchangeCo Options.

“Exchange Ratio” means the fraction determined by dividing 200,000 (two hundred thousand) by the number of Common Shares issued and outstanding immediately prior to the Effective Time.

“Exchangeable Shares” means the exchangeable shares in the capital of ExchangeCo having substantially the rights, privileges, restrictions and condition set out in Appendix 1 of the Plan of Arrangement.

“ExchangeCo Options” shall have the meaning ascribed to that term in the Plan of Arrangement.

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“Final Order” means the final order of the Court approving the Arrangement as such order may be amended at any time prior to the Effective Time or, if appealed, then (unless such appeal is withdrawn or denied), as affirmed on appeal prior to the Effective Time.

“Governmental Authorization” means any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

“Interim Order” means the interim order of the Court in respect of the Arrangement, as contemplated by Section 1.3 of the Agreement.

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirement” means any federal, state, provincial, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Management Proxy Circular” means the notice of the Company Shareholders’ Meeting and accompanying management proxy circular to be sent to the Company Shareholders in connection with the Company Shareholders’ Meeting.

“Material Adverse Change” means any change, effect, event or circumstance that is, or would reasonably be expected to be, material and adverse to (i) the business, condition, capitalization, operations or financial performance of the Company or Parent, as the case may be, taken as a whole, (ii) the ability of the Company to consummate the Arrangement or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement, or (iii) Parent’s or ExchangeCo’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the shares of the Company (iv) the ability of holders of Exchangeable Shares or Parent Common Stock who were formerly holders of Company Common Shares to vote, receive dividends with respect to, sell or dispose of or otherwise exercise ownership rights with respect to Exchangeable Shares or Parent Common Stock issued in connection with the Arrangement; provided, however, that none of the following will be deemed, in and of itself, to constitute a Material Adverse Change: (a) a change in the

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market price or trading volume of the Parent Common Stock and (b) a reduction in revenue of the Company as a result of a delay in customer orders that are demonstrated to have resulted directly from the public announcement of the Arrangement.

“Material Adverse Effect” means an event, violation, inaccuracy, circumstance or other matter if such event, violation, inaccuracy, circumstance or other matter had or would reasonably be expected to have a material adverse effect on (i) the business, condition, capitalization, operations, financial performance of the Company or Parent, as the case may be, taken as a whole, (ii) the ability of the Company to consummate the Arrangement or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement, or (iii) Parent’s or ExchangeCo’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the shares of the Company (the ability of holders of Exchangeable Shares or Parent Common Stock who were formerly holders of Company Common Shares to vote, receive dividends with respect to, sell or dispose of or otherwise exercise ownership rights with respect to Exchangeable Shares or Parent Common Stock issued in connection with the Arrangement); provided, however, that none of the following will be deemed, in and of itself, to constitute a Material Adverse Effect: (a) a change in the market price or trading volume of the Parent Common Stock (b) a reduction in revenue of the Company or Parent as a result of a delay in customer orders that are demonstrated to have resulted directly from the public announcement of the Arrangement (c) changes in the industry or market generally affecting the industry in which a party operates or changes in general economic conditions.

“NASDAQ” means the NASDAQ Capital Market.

“NASDAQ Filings” means the Notification Form for Change in Number of Shares Outstanding and the Notification Form for Listing of Additional Shares (and any other forms or applications required by NASDAQ) to be filed by Purchaser with NASDAQ in connection with the transactions contemplated hereby.

“Offer” means an offer to acquire directly or indirectly 100% of the outstanding Common Shares of the Company or all or substantially all of its assets pursuant to a merger, plan of arrangement, consolidation, amalgamation, share exchange, business combination, tender offer, exchange offer, asset sale or other similar transaction.

“Parent Audited Balance Sheet” means the audited balance sheet of Parent as of May 31, 2007.

“Parent Common Stock” means the Common Stock of Parent.

“Parent Disclosure Schedule” means the disclosure schedule that has been prepared by Parent and delivered by Parent to the Company on the date of the Agreement and signed by the President of Parent.

“Parent SEC Documents” means each report, registration statement and definitive proxy statement filed by Parent with the SEC since January 1, 2004.

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“Parent Unaudited Balance Sheet” means the unaudited balance sheet of Parent as of August 31, 2007.

“Person” means any individual, Entity or Governmental Body.

“Plan of Arrangement” means the plan of arrangement substantially in the form of Schedule B attached to the Agreement and any amendments or variations thereto made in accordance with Section 9.1 of the Agreement or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order.

“Post-Closing Period” has the meaning ascribed to such term in the ExchangeCo Options.

“Proprietary Asset” means any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, application, trade secret, know-how, customer list, franchise, system, computer software, computer program, model, formula, compound, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

“Redeemable Shares” means the redeemable shares in the capital of ExchangeCo having substantially the rights, privileges, restrictions and condition set out in Appendix 2 of the Plan of Arrangement.

“Registrar” means the Registrar of Companies appointed under Section 400 of the BCA.

“Representatives” means officers, directors, employees, agents, attorneys, accountants, advisors and representatives employed or engaged by a party for the relevant purposes.

“SEC” means the United States Securities and Exchange Commission.

“Sixth Post-Closing Period” has the meaning ascribed to such term in the ExchangeCo Options.

“Subsidiary” means an Entity of another Person if such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests or such Entity.

“Superior Offer” means an unsolicited, bona fide written Offer made by a third party on terms that the board of directors of the Company determines, in good faith, considering the written advice of an independent financial advisor of nationally recognized reputation, to be more favourable to the Company’s shareholders than the terms of the Arrangement; provided,

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however, that any such Offer will not be deemed to be a “Superior Offer” if any financing required to consummate the transaction contemplated by such Offer is not committed and is not reasonably capable of being obtained by such third party.

“Support and Exchange Agreement” means the agreement to be entered into between Parent and ExchangeCo, substantially in the form of Schedule C attached to the Agreement, with such changes thereto as the parties to the Agreement, acting reasonably, may agree.

“Tax” means any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment or employment tax or insurance premium, national and provincial health insurance tax, Canada Pension Plan amount, excise tax, goods and services tax (“GST”) ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“U.S. Dollar Equivalent” means, in respect of an amount expressed in Canadian dollars at any date, the product obtained by multiplying: (a) the number of Canadian dollars, by (b) the noon spot exchange rate on such date for Canadian dollars expressed in United States dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for Canadian dollars expressed in United States dollars as may be deemed by the board of directors of the Company and the board of directors of Parent, acting jointly and reasonably, to be appropriate for such purpose.

“U.S. Exchange Act” means the Securities Exchange Act of 1934, as amended.

“U.S. Securities Act” means the Securities Act of 1933, as amended.

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PLAN OF ARRANGEMENT INCLUDING EXCHANGEABLE SHARE
AND REDEEMABLE SHARE PROVISIONS

PLAN OF ARRANGEMENT
UNDER PART 9, DIVISION 5
OF THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

ARTICLE 1
INTERPRETATION

1.1          Definitions

In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms will have the respective meanings set out below and grammatical variations of such terms will have corresponding meanings:

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned Person, whether through the ownership of voting securities, by contract or otherwise.

“Arrangement” means an arrangement under Part 9, Division 5 of the BCA on the terms and subject to the conditions set out in the Arrangement Agreement and this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section 9.1 of the Arrangement Agreement or 0 hereof or made at the direction of the Court in the Final Order.

“Arrangement Agreement” means the agreement made as of December 14, 2007 between Parent, ExchangeCo and the Company, as amended, supplemented and/or restated in accordance therewith providing for, among other things, the Arrangement.

“Arrangement Filings” means the records and information provided to the Registrar under Section 292(a) of the BCA and the records filed under Sections 292(a) and 292(b) of the BCA that the Registrar requires to give effect to any provision of the Arrangement.

“Arrangement Resolution” means the special resolution to be passed by the Company Shareholders at the Company Shareholders’ Meeting.

“BCA” means the Business Corporations Act (British Columbia), and the regulations made thereunder, as amended.

“Business Day” means any day on which commercial banks are generally open for business in Vancouver, British Columbia and Portland, Oregon, other than a Saturday, a Sunday or a day observed as a holiday in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada or in Portland, Oregon under the laws of the State of Oregon or the federal laws of the United States of America.

“Canadian Resident” means a Person who is a resident of Canada for the purposes of the ITA.

“Common Shares” means the common shares in the capital of the Company outstanding from time to time.

“Company” means Xtero Datacom Inc., a corporation existing under the BCA.

“Company Shareholders” means the holders of Common Shares.

“Company Shareholders’ Meeting” means the special meeting of Company Shareholders (including any adjournment or postponement thereof ) that is to be convened as provided by the Interim Order to consider and, if deemed advisable, to approve the Arrangement.

“Company Options” means the common share purchase options of the Company, which have the rights and conditions substantially as set forth in Appendix 3 hereto.

“Court” means the Supreme Court of British Columbia.

“Current Market Price” has the meaning ascribed to that term in the Exchangeable Share Provisions.

“Dissent Procedures” has the meaning ascribed to that term in Section 0.

“Dissent Rights” means the rights of dissent in respect of the Arrangement conferred by the Interim Order and as described in Section 0 hereof.

“Dissenting Shareholder” means a holder of Common Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Procedures and the BCA.

“Dividend Amount” has the meaning ascribed to that term in Section 9.12(s).

“Effective Date” means the date on which all conditions to the completion of the Arrangement as set out in Articles 6 and 7 of the Arrangement Agreement have been satisfied or waived in accordance with the provisions of the Arrangement Agreement and all documents agreed to be delivered thereunder have been delivered to the satisfaction of the parties, acting reasonably, and on which the Arrangement Filings, if any, are filed with the Registrar, or such other date as the parties to the Arrangement Agreement may agree.

“Effective Time” means 12:01 a.m. (Vancouver Time) on the Effective Date.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Exchange Ratio” means the fraction determined by dividing 200,000 (two hundred thousand) by the number of Common Shares issued and outstanding immediately prior to the Effective Time, provided that if, between the date of the Arrangement Agreement and the Effective Time, the outstanding Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Exchange Ratio will be adjusted appropriately by Parent and ExchangeCo after consultation with the Company.

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“Exchangeable Share” means a share in the class of non-voting exchangeable shares in the capital of ExchangeCo, which, for greater certainty, will survive the merger contemplated by Section 2.2(g).

“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which rights, privileges, restrictions and conditions will be substantially as set forth in Appendix 1 hereto.

“Exchangeable Share Voting Event” has the meaning ascribed to that term in the Exchangeable Share Provisions.

“ExchangeCo” means Schmitt Industries (Canada) Limited, a corporation existing under the laws of the Province of British Columbia and being a direct, wholly-owned subsidiary of Parent.

“ExchangeCo Options” means the Exchangeable Share or Redeemable Share, as the case may be, purchase options of ExchangeCo, which have the rights and conditions substantially as set forth in Appendix 4 hereto and which, for greater certainty, will survive the merger contemplated by Section 2.2(g).

“Final Order” means the final order of the Court made in connection with the approval of the Arrangement following the application therefor contemplated by Section 1.1(c) of the Arrangement Agreement, as such order may be affirmed, amended or modified by the Court or by the highest court by which an appeal therefrom is heard at any time prior to the Effective Time.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

“Interim Order” means the interim order of the Court made in connection with the process for obtaining approval of the Arrangement and related matters following the application therefor contemplated by Section 1.3 of the Arrangement Agreement.

“ITA” means the Income Tax Act (Canada).

“Letter of Transmittal” means the Letter of Transmittal for use by Company Shareholders in exchanging their Common Shares as provided under the Arrangement and which will be sent to such holders along with the Management Proxy Circular.

“Liquidation Amount” has the meaning ascribed to that term in the Exchangeable Share Provisions.

“Liquidation Call Purchase Price” has the meaning ascribed to that term in Section 5.1(a).

“Liquidation Call Right” has the meaning ascribed to that term in Section 9.12(s).

“Liquidation Date” has the meaning ascribed to that term in the Exchangeable Share Provisions.

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“Management Proxy Circular” means the notice of the Company Shareholders’ Meeting and accompanying management proxy circular of the Company, including all schedules attached thereto, to be sent to Company Shareholders in connection with the Company Shareholders’ Meeting.

“Meeting Date” means the date of the Company Shareholders’ Meeting.

“Notice of Dissent” means a notice of dissent duly and validly given by a Company Shareholder exercising Dissent Rights as contemplated by the Interim Order and as described in Article 3.

“Parent” means Schmitt Industries, Inc., a corporation existing under the laws of the State of Oregon, and includes any successor thereto.

“Parent Common Stock” means a share of common stock, no par value per share, in the capital of Parent, and any other security into which such share may be changed.

“Parent Control Transaction” has the meaning ascribed to that term in the Exchangeable Share Provisions.

“Person” means any individual, Entity or Governmental Body.

“Plan of Arrangement” means this plan of arrangement proposed under Section 288 of the BCA, as amended, modified or supplemented from time to time in accordance with 0 hereof or Section 9.1 of the Arrangement Agreement or any order of the Court, including the appendices hereto and any agreement or instrument supplementary or ancillary hereto.

“Redeemable Share” means a share in the class of non-voting redeemable shares in the capital of ExchangeCo, which, for greater certainty, will survive the merger contemplated by Section 2.2(g).

“Redeemable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Redeemable Shares, which rights, privileges, restrictions and conditions will be substantially as set forth in Appendix 2 hereto.

“Redemption Call Purchase Price” has the meaning ascribed to that term in Section 5.2(a).

“Redemption Call Right” has the meaning ascribed to that term in Section 9.12(v).

“Redemption Date” has the meaning ascribed to that term in the Exchangeable Share Provisions.

“Redemption Price” has the meaning ascribed to that term in the Exchangeable Share Provisions.

“Registrar” means the Registrar of Companies appointed under Section 400 of the BCA.

“Support and Exchange Agreement” has the meaning ascribed to that term in the Exchangeable Share Provisions.

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1.2          Sections and Headings

The division of this Plan of Arrangement into Articles and Sections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to an article, a section or an appendix refers to the specified article or section of or appendix to this Plan of Arrangement.

1.3          Number, Gender and Persons

In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa and words importing any gender include all genders.

1.4          Governing Law

This Plan of Arrangement will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

ARTICLE 2

ARRANGEMENT

2.1          Binding Effect

This Plan of Arrangement, upon the filing of the Arrangement Filings with the Registrar, will become effective at, and be binding at and after, the Effective Time on (i) the Company, (ii) Parent, (iii) ExchangeCo, (iv) all holders of Common Shares, (v) all holders of Exchangeable Shares and (vi) all holders of securities exercisable or exchangeable for or convertible into Common Shares.  The filing of the Arrangement Filings will be conclusive evidence that the Arrangement has become effective and that each of the provisions of 0 has become effective in the sequence and at the times set out therein.

2.2          Arrangement

On the Effective Date commencing at the Effective Time, the following will occur and will be deemed to occur in the following order without any further authorization, act or formality:

(g)                                 the Common Shares in respect of which Company Shareholders have exercised a Dissent Right in accordance with 0 below (and the right of such Company Shareholder to dissent with respect to such Common Shares has not been terminated or ceased to apply to the Company Shareholder) will be deemed to have been transferred to the Company and such holders will cease to have any rights as Company Shareholders other than the right to be paid the fair value of their Common Shares in accordance with 0;

(h)                                 at the time of the step contemplated in Section 9.12(g), with respect to each Common Share transferred pursuant to Section 9.12(g):

(i)                                   the holder of such Common Share will cease to be the holder of such Common Share;

(ii)                                the holder’s name will be removed from the central securities register of the Company with respect to such Common Share;

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(iii)                             legal and beneficial title to such Common Share will rest in the Company and the Company will be and be deemed to be the transferee of such Common Share and such Common Share will be cancelled;

(iv)                            the certificate representing such Common Share will be deemed to have been cancelled; and

(v)                               the holder of such Common Share will be deemed to have executed and delivered all consents, assignments and waivers, statutory or otherwise, required to effect such transfer;

(i)                                     immediately following the step contemplated in Section 9.12(g), the Company will confer on all Company Shareholders the right to acquire additional Common Shares evidenced by the Company Options, such that the Company will issue to each Company Shareholder in respect of the Common Shares held by such holder (other than (i) Common Shares that were held by Dissenting Shareholders and cancelled pursuant to Section 9.12(g) and (ii) Common Shares that are held by Parent or any of its Affiliates) one Company Option, which Company Option will reflect each holder’s pro rata entitlement to additional Common Shares;

(j)                                     at the time of the step contemplated in Section 9.12(i), with respect to each Company Option issued pursuant to Section 9.12(i), the Company Shareholders to whom the Company Options are issued will be the holder of such Company Options and will be, and will be deemed to be, entered in the central securities register of the Company as the sole holder of such Company Options, without any further act or formality on the part of the Company or such Company Shareholders;

(k)                                  no certificates evidencing the Company Options issued pursuant to Section 9.12(i) will be issued by the Company;

(l)                                     immediately following the steps contemplated in Section 9.12(i), with respect to each Common Share (other than (i) Common Shares that were held by Dissenting Shareholders and cancelled pursuant to Section 2.2(a) and (ii) Common Shares that are held by Parent or any of its Affiliates, which will not be exchanged under this Arrangement and will be cancelled pursuant to Section 2.2(i)(viii)), the holder thereof shall be deemed to have received an offer from Parent to acquire all of such holder’s Common Shares, and an agreement of purchase and sale will exist between Parent and such holder, and such Common Shares will be and be deemed to be transferred by the holder thereof, without any act or formality on the part of such holder, to Parent in exchange for that number or fraction of fully paid and non-assessable shares of Parent Common Stock equal to the Exchange Ratio, and the name of each such holder will be removed from the register of holders of Common Shares and added to the register of holders of Parent Common Stock;

(m)                               immediately following the steps contemplated in Section 9.12(l), the Company and ExchangeCo will merge with the same effect as if they were amalgamated under Section 269 of the BCA, except that the separate legal existence of ExchangeCo will not cease and ExchangeCo will survive the merger;

(n)                                 without limiting the foregoing, on the Effective Date, at the time of the step contemplated in Section 9.12(m), the separate legal existence of the Company will cease without the

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                                                Company being liquidated or wound-up, ExchangeCo and the Company will continue as one company and the property of the Company will become the property of ExchangeCo (as the merged company);

(o)                                 from and after the Effective Date, at the time of the step contemplated in Section 9.12(m):

(i)                                   ExchangeCo (as the merged company) will own and hold all property of ExchangeCo and the Company, and, without limiting the provisions hereof, all rights of creditors or others will be unimpaired by such merger, and all obligations of ExchangeCo and the Company, whether arising by contract or otherwise, may be enforced against ExchangeCo to the same extent as if such obligations had been incurred or contracted by it;

(ii)                                ExchangeCo will continue to be liable for the obligations of ExchangeCo and the Company;

(iii)                             all rights, contracts, permits and interests of ExchangeCo and the Company will continue as rights, contracts, permits and interests of ExchangeCo as if ExchangeCo and the Company continued and, for greater certainty, the merger will not constitute a transfer or assignment of the rights or obligations of either of ExchangeCo or the Company under any such rights, contracts, permits and interests;

(iv)                              any existing cause of action, claim or liability to prosecution will be unaffected;

(v)                                 a civil, criminal or administrative action or proceeding pending by or against either the Company or ExchangeCo may be continued by or against ExchangeCo;

(vi)                              a conviction against, or ruling, order or judgment in favour of or against either the Company or ExchangeCo may be enforced by or against ExchangeCo;

(vii)                           each of the issued common shares of ExchangeCo will be transferred by the holder thereof, without any act or formality on the part of such holder, to the merged company in exchange for one fully paid and non-assessable common share of the merged company, and the name of each such holder will be removed from the register of holders of common shares of ExchangeCo and added to the register of holders of common shares of the merged company and such common shares of ExchangeCo will be cancelled without any payment of capital in respect thereof;

(viii)                        each of the issued Common Shares will be transferred by the holder thereof, without any act or formality on the part of such holder, to the merged company in exchange for one fully paid and non-assessable common share of the merged company, and the name of each such holder will be removed from the register of holders of Common Shares and added to the register of holders of common shares of the merged company and such Common Shares will be cancelled without any payment of capital in respect thereof;

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(ix)                              each Company Option will be transferred by the holder thereof, without any act or formality on the part of such holder, to ExchangeCo (as the merged company) in exchange for one ExchangeCo Option, and the name of each such holder will be removed from the register of holders of Company Options and added to the register of holders of ExchangeCo Options and such Company Options will be cancelled without any payment of capital in respect thereof;

(x)                                 the paid up capital of the common shares of ExchangeCo (as the merged company) issued pursuant to Sections 2.2(i)(vii) and 2.2(i)(viii) will be an amount equal to the aggregate paid up capital attributable to the common shares of ExchangeCo and the Common Shares immediately prior to the merger;

(xi)                              the name of ExchangeCo (as the merged company) will be Schmitt Industries (Canada) Limited;

(xii)                           the registered and records office of ExchangeCo (as the merged company) will be located at Suite 1750, 1185 West Georgia Street, Vancouver, British Columbia, V6E 4E6;

(xiii)                        the head office of ExchangeCo (as the merged company) will be located at 2765 NW Nicolai Street, Portland, Oregon, USA;

(xiv)                       ExchangeCo (as the merged company) will be authorized to issue an unlimited number of common shares, an unlimited number of preferred shares and an unlimited number of Exchangeable Shares;

(xv)                          the first annual general meeting of ExchangeCo (as the merged company) will be held within 18 months from the Effective Date; and

(xvi)                       the first directors of ExchangeCo (as the merged company) following the merger will be the persons set out in the notice of articles referred to in Section 2.2(g)(xvi);

provided that none of the foregoing will occur or be deemed to occur unless all of the foregoing occurs; and

(p)                                 coincident with the transactions set out above in this Section 0, Parent and ExchangeCo (as the merged company) will execute the Support and Exchange Agreement.

ARTICLE 3

RIGHTS OF DISSENT

3.1          Rights of Dissent

Pursuant to the Interim Order, holders of Common Shares may exercise Dissent Rights with respect to such shares pursuant to and in the manner set out in Division 2 of Part 8 of the BCA, as modified by this 0 as the same may be modified by the Interim Order or the Final Order, (the “Dissent Procedures”) in connection with the Arrangement; provided that the Notice of Dissent is received by the Company not later than 5:00 p.m. (Vancouver time) on the Business Day preceding the Company Shareholders’ Meeting.  Holders of Common Shares who duly exercise such rights of dissent and who:

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(q)                                 are ultimately entitled to be paid fair value for their Common Shares will be deemed to have irrevocably transferred such Common Shares to the Company immediately prior to the Effective Time, to the extent the fair value therefor is paid by the Company, and such shares will be cancelled as of the Effective Time; or

(r)                                    are ultimately not entitled, for any reason, to be paid fair value for their Common Shares will be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of Common Shares and will receive shares of Parent Common Stock in accordance with Section 2.2(f);

but in no case will the Company, Parent, ExchangeCo or any other Person be required to recognize such holders as holders of Common Shares after the Effective Time, and the names of such holders of Common Shares will be deleted from the register of holders of Common Shares at the Effective Time.

3.2          Dissent Procedures

Further to the Interim Order, a Company Shareholder who wishes to exercise his Dissent Right must strictly follow, and will be subject to, the provisions set out in Division 2 of Part 8 of the BCA as modified by this 0 as the same may be modified by the Interim Order or the Final Order.

ARTICLE 4

CERTIFICATES AND FRACTIONAL SHARES

4.1          Exchange of Certificates for Parent Common Stock

At or promptly after the Effective Time, Parent will deposit with the Company, for the benefit of the holders of Common Shares who will receive Parent Common Stock in connection with the Arrangement, certificates representing the Parent Common Stock issued pursuant to Section 2.2(f) in exchange for Common Shares.  Upon surrender to the Company for cancellation of a certificate which immediately prior to the Effective Time represented one or more Common Shares under the Arrangement, together with such other documents and instruments as would have been required to effect the transfer of the Common Shares formerly represented by such certificate under the BCA and the articles of the Company and such additional documents and instruments as the Company may reasonably require, the holder of such surrendered certificate will be entitled to receive in exchange therefore, and the Company will deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of shares of Parent Common Stock which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to Section 0), and the certificate so surrendered will forthwith be cancelled. In the event of a transfer of ownership of Common Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to the transferee if the certificate representing such Common Shares is presented to the Company, accompanied by all documents required to evidence and effect such transfer under the BCA and the articles of the Company and such additional documents and instruments as the Company may reasonably require. Until surrendered as contemplated by this Section 0, each certificate which immediately prior to the Effective Time represented Common Shares will be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing shares of Parent Common Stock as contemplated by this Section 0, and (ii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Common Shares or shares of Parent Common Stock as contemplated by Section 0.

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4.2          Distributions with Respect to Unsurrendered Certificates

No dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Common Shares that were exchanged pursuant to Section 2.2(f), unless and until the holder of record of such certificate will surrender such certificate in accordance with Section 0.  Subject to applicable law, at the time of such surrender of any such certificate, there will be paid to the record holder of the certificates representing whole Common Shares, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock that the holder is entitled to receive and (iii) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock that the holder is entitled to receive.

4.3          No Fractional Shares

No certificates or scrip representing any remaining fractional shares of Parent Common Stock to which a holder may be entitled (after aggregating all such fractions to which such holder may be entitled) will be issued upon the surrender for exchange of certificates pursuant to Section 0 and no dividend, stock split or other change in the capital structure of Parent, will have any effect on any such fractional share and such fractional interests will not entitle the owner thereof to exercise any rights as a security holder of Parent. In lieu of any such fractional shares each Person otherwise entitled to a fractional share in a share of Parent Common Stock after aggregating all such fractional shares will receive that number of shares of Parent Common Stock rounded down to the nearest whole share.

4.4          Lost Certificates

In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Common Shares that were exchanged pursuant to Section 0(f) will have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Company will issue in exchange for such lost, stolen or destroyed certificate, one or more certificates representing one or more shares of Parent Common Stock (and a cheque for any dividends or distributions with respect thereto pursuant to Section 0) deliverable in accordance with such holder’s Letter of Transmittal. When authorizing such issuance and payment in exchange for any lost, stolen or destroyed certificate, the Person to whom certificates representing shares of Parent Common Stock are to be issued will, as a condition precedent to the issuance thereof, give a bond satisfactory to Parent and its respective transfer agents (including the Company) in such sum as Parent may direct or, if Parent permits indemnification in lieu of a bond, otherwise indemnify Parent and its transfer agents (including the Company) in a manner satisfactory to Parent against any claim that may be made against Parent and its transfer agents (including the Company) with respect to the certificate alleged to have been lost, stolen or destroyed.

4.5          Extinction of Rights

Any certificate which immediately prior to the Effective Time represented outstanding Common Shares that were exchanged pursuant to Section 2.2(f) and not deposited with the Company in accordance with Section 0, together with all other instruments required by Sections 0, on or prior to the third anniversary of the Effective Date will cease to represent a claim or interest of any kind or nature as a shareholder of the Company or Parent.  On such date, the Exchangeable Shares to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled will be

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deemed to have been surrendered to Parent together with all entitlements to dividends, distributions and interest thereon held for such former registered holder in accordance with Section 0.

4.6          Withholding Rights

ExchangeCo, Parent and the Company will be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Common Shares, Parent Common Stock or Exchangeable Shares, such amounts as ExchangeCo, Parent or the Company is required or permitted to deduct and withhold with respect to such payment under the ITA, the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts will be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, ExchangeCo, Parent and the Company are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to ExchangeCo, Parent or the Company, as the case may be, to enable it to comply with such deduction or withholding requirement and ExchangeCo, Parent or the Company will notify the holder thereof and remit to the holder any unapplied balance of the net proceeds of such sale.

ARTICLE 5

CERTAIN RIGHTS OF PARENT TO ACQUIRE EXCHANGEABLE SHARES

5.1          Parent Liquidation Call Right

(s)                                  Parent will have the overriding right (the “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of ExchangeCo pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or an Affiliate of Parent) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Parent of an amount per share (the “Liquidation Call Purchase Price”) equal to the Current Market Price of a Parent Common Stock on the last Business Day prior to the Liquidation Date, which will be satisfied in full by Parent causing to be delivered to such holder one share of Parent Common Stock for each such Exchangeable Share, plus, to the extent not paid by ExchangeCo, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of purchase by Parent (the “Dividend Amount”). In the event of the exercise of the Liquidation Call Right by Parent, each holder of Exchangeable Shares (other than Parent or Affiliates of Parent) will be obligated to sell all but not less than all of the Exchangeable Shares held by such holder to Parent on the Liquidation Date on payment by Parent to the holder of the Liquidation Call Purchase Price for each such share, and ExchangeCo will have no obligation to pay the Liquidation Amount of such shares so purchased by Parent.

(t)                                    To exercise the Liquidation Call Right, Parent must notify ExchangeCo of Parent’s intention to exercise such right at least 20 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of ExchangeCo and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of ExchangeCo. ExchangeCo will notify the holders of

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                                                Exchangeable Shares as to whether or not Parent has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Parent. If Parent exercises the Liquidation Call Right, then on the Liquidation Date Parent will purchase and the holders (other than Parent or Affiliates of Parent) will sell all but not less than all of the Exchangeable Shares held by such holders for a price per share equal to the Liquidation Call Purchase Price.

(u)                                 For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Parent will deposit with ExchangeCo, on or before the Liquidation Date, certificates representing the aggregate number of shares of Parent Common Stock deliverable by Parent and a cheque or cheques of Parent payable at par at any branch of the bankers of Parent representing the aggregate Dividend Amount in payment of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to Section 0 hereof.  Provided that Parent has complied with the immediately preceding sentence, on and after the Liquidation Date, the rights of each holder of Exchangeable Shares will be limited to receiving such holder’s proportionate part of the total Liquidation Call Purchase Price payable by Parent upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder will on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Parent Common Stock to which it is entitled.  Upon surrender to ExchangeCo of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCA and the articles of ExchangeCo and such additional documents and instruments as ExchangeCo may reasonably require, the holder of such surrendered certificate or certificates will be entitled to receive in exchange therefore, and ExchangeCo on behalf of Parent will deliver to such holder, certificates representing the Parent Common Stock to which the holder is entitled and a cheque or cheques of Parent payable at par at any branch of the bankers of Parent in payment of the Dividend Amount, less any amounts withheld pursuant to Section 0 hereof.  If Parent does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Liquidation Amount of such shares pursuant to Article 5 of the Exchangeable Share Provisions.

5.2          Parent Redemption Call Right

(v)                                 Parent will have the overriding right (the “Redemption Call Right”), notwithstanding the proposed redemption of the Exchangeable Shares by ExchangeCo pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or an Affiliate of Parent) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Parent to each holder of an amount per Exchangeable Share (the “Redemption Call Purchase Price”) equal to the Current Market Price of a Parent Common Stock on the last Business Day prior to the Redemption Date, which will be satisfied in full by Parent causing to be delivered to such holder one share of Parent Common Stock, plus the Dividend Amount, for each Exchangeable Share redeemed. In the event of the exercise of the Redemption Call Right by Parent, each holder (other than Parent or Affiliates of Parent) will be obligated to sell all but not less than all the Exchangeable Shares held by such holder to Parent on the Redemption Date on payment by Parent to the holder of the Redemption

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                                              Call Purchase Price for each such share, and ExchangeCo will have no obligation to redeem such shares so purchased by Parent.

(w)                             To exercise the Redemption Call Right, Parent must notify ExchangeCo of Parent’s intention to exercise such right at least 60 days before the Redemption Date, except in the case of a redemption occurring as a result of a Parent Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, in which case Parent will so notify ExchangeCo on or as soon as practicable before the Redemption Date. ExchangeCo will notify the holders of the Exchangeable Shares as to whether or not Parent has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Parent. If Parent exercises the Redemption Call Right, on the Redemption Date, Parent will purchase and the holders (other than Parent or Affiliates of Parent) will sell all but not less than all of the Exchangeable Shares held by such holders for a price per share equal to the Redemption Call Purchase Price.

(x)                                 For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Parent will deposit with ExchangeCo, on or before the Redemption Date, certificates representing the aggregate number of shares of Parent Common Stock deliverable by Parent and a cheque or cheques of Parent payable at par at any branch of the bankers of Parent representing the aggregate Dividend Amount in payment of the total Redemption Call Purchase Price, less any amounts withheld pursuant to Section 0 hereof.  Provided that Parent has complied with the immediately preceding sentence, on and after the Redemption Date the rights of each holder of Exchangeable Shares (other than Parent or Affiliates of Parent) will be limited to receiving such holder’s proportionate part of the total Redemption Call Purchase Price payable by Parent upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder will on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Parent Common Stock to which it is entitled. Upon surrender to ExchangeCo of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCA and the articles of ExchangeCo and such additional documents and instruments as ExchangeCo and the Parent may reasonably require, the holder of such surrendered certificate or certificates will be entitled to receive in exchange therefor, and ExchangeCo on behalf of Parent will deliver to such holder, certificates representing the Parent Common Stock to which the holder is entitled and a cheque or cheques of Parent payable at par at any branch of the bankers of Parent in payment of the Dividend Amount, less any amounts withheld pursuant to Section 0 hereof.  If Parent does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Redemption Price of such shares pursuant to Article 7 of the Exchangeable Share Provisions.

ARTICLE 6

AMENDMENTS

6.1          Amendments to Plan of Arrangement

The Company will not amend, modify or supplement this Plan of Arrangement prior to the Effective Date unless each such amendment, modification or supplement is (i) set out in writing, (ii)

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approved by Parent, (iii) filed with the Court and, if made following the Company Shareholders’ Meeting, approved by the Court, and (iv) communicated to Company Shareholders if and as required by the Court.

Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Company at any time prior to the Company Shareholders’ Meeting (provided that Parent will have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Company Shareholders’ Meeting (subject to the requirements set forth in the Interim Order), will become part of this Plan of Arrangement for all purposes.

Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Company Shareholders’ Meeting will be effective only if (i) it is consented to by each of the Company and Parent, and (ii) if required by the Court, it is consented to by the Company Shareholders voting in the manner directed by the Court.

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APPENDIX 1

PROVISIONS ATTACHING TO THE

EXCHANGEABLE SHARES OF

SCHMITT INDUSTRIES (CANADA) LIMITED

The Exchangeable Shares of Schmitt Industries (Canada) Limited (the “Corporation”) will have the following rights, privileges, restrictions and conditions:

ARTICLE 1

INTERPRETATION

1.1           For the purposes of these share provisions:

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned Person, whether through the ownership of voting securities, by contract or otherwise.

“Arrangement Agreement” means the agreement made as of December 14, 2007 between Parent, the Corporation and Xtero Datacom Inc., as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Plan of Arrangement.

“BCA” means the Business Corporations Act (British Columbia), and the regulations made thereunder, as amended.

“Board of Directors” means the board of directors of the Corporation.

“Business Day” means any day on which commercial banks are generally open for business in Vancouver, British Columbia and Portland, Oregon, other than a Saturday, a Sunday or a day observed as a holiday in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada or in Portland, Oregon under the laws of the State of Oregon or the federal laws of the United Stated of America.

“Canadian Dollar Equivalent” means, in respect of an amount expressed in a currency other than Canadian dollars (the “Foreign Currency Amount”) at any date, the product obtained by multiplying: (a) the Foreign Currency Amount, by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

“Common Share” means a share in the class of common shares in the capital of the Corporation.

“Corporation” means Schmitt Industries (Canada) Limited, a corporation governed by the laws of the Province of British Columbia and being a wholly-owned subsidiary of Parent.

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“Current Market Price” means, in respect of a Parent Common Stock on any date, the Canadian Dollar Equivalent of the average of the closing prices of Parent Common Stock during a period of 20 consecutive trading days ending not more than three trading days before such date on NASDAQ, or, if the Parent Common Stock are not then quoted on NASDAQ, on such other stock exchange or automated quotation system on which the Parent Common Stock are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Parent Common Stock during such period does not create a market which reflects the fair market value of a Parent Common Stock, then the Current Market Price of a Parent Common Stock will be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors will be conclusive and binding.

“Dividend Amount” has the meaning ascribed to that term in Section 6.3 of these share provisions.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Exchangeable Share” means a share in the class of non-voting exchangeable shares in the capital of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

“Exchangeable Share Voting Event” means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation, other than an Exempt Exchangeable Share Voting Event.

“Exempt Exchangeable Share Voting Event” means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the equivalence of the Exchangeable Shares and the Parent Common Stock.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, centre, organization, unit, body or Entity and any court or other tribunal).

“Liquidation Amount” has the meaning ascribed to that term in Section 5.1 of these share provisions.

“Liquidation Call Right” has the meaning ascribed to that term in the Plan of Arrangement.

“Liquidation Date” has the meaning ascribed to that term in Section 5.1 of these share provisions.

“NASDAQ” means the NASDAQ Capital Market.

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“Parent” means Schmitt Industries, Inc., a corporation existing under the laws of the State of Oregon, and includes any successor thereto.

“Parent Call Notice” has the meaning ascribed to that term in Section 6.3 of these share provisions.

“Parent Common Stock” means a share of common stock, par value U.S. $0.001 per share, in the capital of Parent, and any other security into which such share may be changed.

“Parent Control Transaction” means (i) any merger, amalgamation, reorganization or other similar event involving Parent, (ii) any tender offer for Parent, (iii) any material sale of assets or shares or rights or interests therein or thereto by Parent, or (iv) any similar transactions involving Parent, or (v) any proposal to do any of the foregoing.

“Person” means any individual, Entity or Governmental Body.

“Plan of Arrangement” means the plan of arrangement relating to the arrangement involving Parent, the Corporation and Xtero Datacom Inc.  under Section 288 of the Business Corporations Act (British Columbia), as amended, modified or supplemented from time to time in accordance with the plan and any order of the Supreme Court of British Columbia, to which plan these share provisions are attached as Appendix 1 and which plan (other than Appendix 1 thereto) is attached to these share provisions as Exhibit A.

“Purchase Price” has the meaning ascribed to that term in Section 6.3 of these share provisions.

“Redemption Call Purchase Price” has the meaning ascribed to that term in the Plan of Arrangement.

“Redemption Call Right” has the meaning ascribed to that term in the Plan of Arrangement.

“Redemption Date” means the date, if any, established by the Board of Directors for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares pursuant to Article 7 of these share provisions, which date will be no earlier than January 31, 2018 unless:

(d)                                 there are fewer than 5,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by Parent and its Affiliates, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exercisable or exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date prior to January 31, 2018 as they may determine, upon at least 60 days’ prior written notice to the registered holders of the Exchangeable Shares;

(e)                                  a Parent Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate or modify the terms and conditions of the Exchangeable Shares in

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                                                connection with such Parent Control Transaction or that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such Parent Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to January 31, 2018 as it may determine, upon such number of days’ prior written notice to the registered holders of the Exchangeable Shares and to Parent as the Board of Directors may determine to be reasonably practicable in such circumstances;

(f)                                    an Exchangeable Share Voting Event is proposed, in which case, provided that the Board of Directors has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the Exchangeable Share Voting Event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a Redemption Date, in any other commercially reasonable manner that does not result in an Exchangeable Share Voting Event, the Redemption Date will be the Business Day prior to the record date for any meeting or vote of the holders of the Exchangeable Shares to consider the Exchangeable Share Voting Event and the Board of Directors will give such number of days’ prior written notice of such redemption to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances; or

(g)                                 an Exempt Exchangeable Share Voting Event is proposed and the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the Redemption Date will be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action and the Board of Directors will give such number of days’ prior written notice of such redemption to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances, provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a), (b), (c) or (d) above to less than 10% of such holders of Exchangeable Shares will not affect the validity of any such redemption.

“Redemption Price” has the meaning ascribed to that term in Section 7.1 of these share provisions.

“Retracted Shares” has the meaning ascribed to that term in Section 6.1(a) of these share provisions.

“Retraction Call Right” has the meaning ascribed to that term in Section 6.1(c) of these share provisions.

“Retraction Date” has the meaning ascribed to that term in Section 6.1(b) of these share provisions.

“Retraction Price” has the meaning ascribed to that term in Section 6.1 of these share provisions.

“Retraction Request” has the meaning ascribed to that term in Section 6.1 of these share provisions.

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“Support and Exchange Agreement” means the Support and Exchange Agreement between Parent and the Corporation, to be entered into in connection with the Plan of Arrangement.

ARTICLE 2

RANKING OF EXCHANGEABLE SHARES

2.1           Subject to Section 4.1 hereof, the Exchangeable Shares will be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation, among its shareholders for the purpose of winding up its affairs.

ARTICLE 3

DIVIDENDS

3.1           A holder of Exchangeable Shares is entitled to receive, on the payment date therefore, such dividends as the Board of Directors may in their sole and absolute discretion declare from time to time out of money, assets or other property of the Corporation properly applicable to the payment of dividends.

3.2           The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares will be determined by the Board of Directors.

3.3           If on any payment date for any dividends declared on the Exchangeable Shares the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid will be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation will have sufficient moneys, assets or property properly applicable to the payment of such dividends.

ARTICLE 4

CERTAIN RESTRICTIONS

4.1           So long as any of the Exchangeable Shares are outstanding, the Corporation will not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 9.2 of these share provisions:

(a)                                  pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

(b)                                 redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

(c)                                  redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

(d)                                 issue any Exchangeable Shares or any other shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares.

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ARTICLE 5

DISTRIBUTION ON LIQUIDATION

5.1           In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the exercise by Parent of the Liquidation Call Right, a holder of Exchangeable Shares will be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the “Liquidation Date”) of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to the Current Market Price of a Parent Common Stock on the last Business Day prior to the Liquidation Date (the “Liquidation Amount”), which will be satisfied in full by the Corporation causing to be delivered to such holder one share of Parent Common Stock, together with all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Liquidation Date.

5.2           On or promptly after the Liquidation Date, and subject to the exercise by Parent of the Liquidation Call Right, the Corporation will cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as are required to effect a transfer of Exchangeable Shares under the BCA and the articles of the Corporation and such additional documents and instruments as the Parent or the Corporation may reasonably require, at the registered office of the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares will be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation of certificates representing Parent Common Stock (which shares will be duly issued as fully paid and non-assessable and will be free and clear of any lien, claim or encumbrance) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the remaining portion, if any, of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom). On and after the Liquidation Date, the holders of the Exchangeable Shares will cease to be holders of such Exchangeable Shares and will not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares will not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders will remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation will have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit will be limited to receiving their proportionate part of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares will thereafter be considered and deemed for all purposes to be holders of the Parent Common Stock delivered to them or the custodian on their behalf.

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5.3           After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5.1 of these share provisions, such holders will not be entitled to share in any further distribution of the assets of the Corporation.

ARTICLE 6

RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1           A holder of Exchangeable Shares will be entitled at any time, subject to the exercise by Parent of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the Current Market Price of a Parent Common Stock on the last Business Day prior to the Retraction Date (the “Retraction Price”), which will be satisfied in full by the Corporation causing to be delivered to such holder one share of Parent Common Stock for each Exchangeable Share presented and surrendered by the holder, together with, on the payment date therefor, the full amount of all declared and unpaid dividends on any such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Retraction Date. To effect such redemption, the holder will present and surrender at the registered office of the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as are required to effect a transfer of Exchangeable Shares under the BCA and the articles of the Corporation and such additional documents and instruments as the Parent or the Corporation may reasonably require, and together with a duly executed statement (the “Retraction Request”) in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation:

(a)                                  specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the “Retracted Shares”) redeemed by the Corporation;

(b)                                 stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the “Retraction Date”), provided that the Retraction Date will be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date will be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Corporation; and

(c)                                  acknowledging the overriding right (the “Retraction Call Right”) of Parent to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request will be deemed to be a revocable offer by the holder to sell the Retracted Shares to Parent in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

6.2           Subject to the exercise by Parent of the Retraction Call Right, upon receipt by the Corporation in the manner specified in Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request and such other documents and instruments as are required to effect a transfer of Exchangeable Shares under the BCA and the articles of the Corporation and such additional documents and instruments as the Parent or the Corporation may reasonably require, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation will redeem the Retracted Shares effective at the close of business on the Retraction Date and will cause to be delivered to such holder the total Retraction Price with respect to such shares, provided that all declared and unpaid

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dividends for which the record date has occurred prior to the Retraction Date will be paid on the payment date for such dividends. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Parent pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares will be issued to the holder at the expense of the Corporation.

6.3           Upon receipt by the Corporation of a Retraction Request, the Corporation will immediately notify Parent thereof. In order to exercise the Retraction Call Right, Parent must notify the Corporation of its determination to do so (the “Parent Call Notice”) within five Business Days of notification to Parent by the Corporation of the receipt by the Corporation of the Retraction Request. If Parent does not so notify the Corporation within such five Business Day period, the Corporation will notify the holder as soon as possible thereafter that Parent will not exercise the Retraction Call Right. If Parent delivers the Parent Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request will thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Parent in accordance with the Retraction Call Right. In such event, the Corporation will not redeem the Retracted Shares and Parent will purchase from such holder and such holder will sell to Parent on the Retraction Date the Retracted Shares for a purchase price (the “Purchase Price”) per share equal to the Retraction Price per share which will be satisfied in full by Parent causing to be delivered to such holder one share of Parent Common Stock for each Exchangeable Share presented and surrendered by the holder, plus, on the designated payment date therefor, to the extent not paid by the Corporation on the designated payment date therefor, an additional amount equivalent to the full amount of all declared and unpaid dividends on those Retracted Shares held by such holder on any dividend record date which occurred prior to the Retraction Date (the “Dividend Amount”). For the purposes of completing a purchase pursuant to the Retraction Call Right, Parent will deposit with the Corporation, on or before the Retraction Date, certificates representing shares of Parent Common Stock and a cheque or cheques of Parent payable at par at any branch of the bankers of Parent representing the aggregate Dividend Amount, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Provided that Parent has complied with the immediately preceding sentence, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right will be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares will take place on the Retraction Date. In the event that Parent does not deliver a Parent Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation will redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4           The Corporation or Parent, as the case may be, will deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder’s Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation by notice to the holders of Exchangeable Shares, certificates representing the Parent Common Stock (which shares will be duly issued as fully paid and non-assessable and will be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of the Corporation or Parent, as applicable, representing the aggregate Dividend Amount in payment of the total Retraction Price or the total Purchase Price, as the case may be, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom, and such delivery of such certificates and cheques on behalf of the Corporation or by Parent, as the case may be, will be deemed to be payment of and will satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques (plus any tax deducted and withheld therefrom and remitted to the proper tax authority), unless such cheques are not paid on due presentation.

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6.5           On and after the close of business on the earlier of (i) the Retraction Date and (ii) such date that the Retracted Shares are purchased by Parent pursuant to the Retraction Call Right, the holder of the Retracted Shares will cease to be a holder of such Retracted Shares and will not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, will not be made as provided in Section 6.4, in which case the rights of such holder will remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided.  On and after the close of business on the earlier of (i) the Retraction Date and (ii) such date that the Retracted Shares are purchased by Parent pursuant to the Retraction Call Right, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Parent will thereafter be considered and deemed for all purposes to be a holder of the Parent Common Stock delivered to it.

6.6           Notwithstanding any other provision of this Article 6, the Corporation will not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law.  If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Parent will not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation will only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and will notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation.  In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation will redeem the maximum number of Exchangeable Shares which the Board of Directors determine the Corporation is, on the Retraction Date, permitted to redeem, which will be selected as nearly as may be pro rata (disregarding fractions) in proportion to the total number of Exchangeable Shares tendered for retraction by each holder thereof and the Corporation will issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 hereof.  Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 of these share provisions as a result of solvency requirements or other provisions of applicable law will be deemed by giving the Retraction Request to have exercised the Exchange Right (as defined in the Support and Exchange Agreement) so as to require Parent to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in Section 3.6 of the Support and Exchange Agreement.

6.7           A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the earlier of (i) the Retraction Date and (ii) such date that the Retracted Shares are purchased by Parent pursuant to the Retraction Call Right, withdraw its Retraction Request, in which event such Retraction Request will be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Parent will be deemed to have been revoked.

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ARTICLE 7

REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

7.1           Subject to applicable law, and provided Parent has not exercised the Redemption Call Right, the Corporation will on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share equal to the Current Market Price of a Parent Common Share on the last Business Day prior to the Redemption Date (the “Redemption Price”), which will be satisfied in full by the Corporation causing to be delivered to each holder of Exchangeable Shares one share of Parent Common Stock for each Exchangeable Share held by such holder, together with the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date.

7.2           In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation will, at least 60 days before the Redemption Date (other than a Redemption Date established in connection with a Parent Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by Parent under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder; provided that if the notice period of 60 days would expire after the date that would, but for such 60-day period, be established as the Redemption Date, then the Redemption Date will be deferred until the notice period of 60 days has passed. In the case of a Redemption Date established in connection with a Parent Control Transaction, an Exchangeable Share Voting Event and an Exempt Exchangeable Share Voting Event, the written notice of redemption by the Corporation or the purchase by Parent under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors of the Corporation to be reasonably practicable in the circumstances. In any such case, such notice will set out the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

7.3           On or after the Redemption Date and subject to the exercise by Parent of the Redemption Call Right, the Corporation will cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, together with the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date, upon presentation and surrender at the registered office of the Corporation or Parent or the Corporation as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCA and the articles of the Corporation and such additional documents and instruments as the Parent or the Corporation may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares, together with payment of such dividends, will be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick-up by the holder at the registered office of the Corporation in such notice, on behalf of the Corporation of certificates representing shares of Parent Common Stock (which shares will be duly issued as fully paid and non-assessable and will be free and clear of any lien, claim or encumbrance) and, if applicable, a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of any such dividends, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption will cease to be holders of such Exchangeable Shares and will not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price and any such dividends, unless payment of the total Redemption Price and any such dividends for such Exchangeable Shares will not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders will

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remain unaffected until the total Redemption Price and any such dividends have been paid in the manner hereinbefore provided. The Corporation will have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price for, and the full amount of such dividends on (except as provided in the preceding sentence), the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit will have been made will be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, will be limited to receiving their proportionate part of the total Redemption Price and such dividends for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price and the full amount of such dividends, the holders of the Exchangeable Shares will thereafter be considered and deemed for all purposes to be holders of the Parent Common Stock delivered to them or the custodian on their behalf.

ARTICLE 8

VOTING RIGHTS

8.1           Except as required by applicable law and by Article 9 hereof, the holders of the Exchangeable Shares will not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

ARTICLE 9

AMENDMENT AND APPROVAL

9.1           The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

9.2           Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares will be deemed to have been sufficiently given if it will have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 25% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting will be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting will constitute the approval or consent of the holders of the Exchangeable Shares.

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ARTICLE 10
RECIPROCAL CHANGES, ETC.
IN RESPECT OF PARENT COMMON STOCK

10.1         Each holder of an Exchangeable Share acknowledges that the Support and Exchange Agreement provides, in part, that Parent will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions:

(a)                                  subdivide, redivide or change the then outstanding Parent Common Stock into a greater number of Parent Common Stock;

(b)                                 reduce, combine, consolidate or change the then outstanding Parent Common Stock into a lesser number of Parent Common Stock; or

(c)                                  reclassify or otherwise change the Parent Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the Parent Common Stock,

unless the same or an economically equivalent change (as determined by the Board of Directors as contemplated by Section 10.2 hereof) will simultaneously be made to, or in, the rights of the holders of the Exchangeable Shares. The Support and Exchange Agreement further provides, in part, that the aforesaid provisions of the Support and Exchange Agreement will not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions.

10.2         The Board of Directors will determine, in good faith and in its sole discretion, economic equivalence for the purposes of Section 10.1 hereof, and each such determination will be conclusive and binding on the Corporation and its shareholders.  In making each such determination, the following factors will, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

(a)                                  in the case of any subdivision, redivision or change of the then outstanding Parent Common Shares into a greater number of Parent Common Shares or the reduction, combination, consolidation or change of the then outstanding Parent Common Shares into a lesser number of Parent Common Shares or any amalgamation, merger, reorganization or other transaction affecting Parent Common Shares, the effect thereof upon the then outstanding Parent Common Shares; and

(b)                                 in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Parent Common Stock as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

For purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities exchange will be the weighted average of the daily trading prices of such security during a period of not less than 20 consecutive trading days ending not more than three trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of such securities during such period does not create a market which reflects the fair market value of such securities, then the current market value thereof will be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such

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determination by the Board of Directors will be conclusive and binding on the Corporation and its shareholders.

ARTICLE 11
ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

11.1         The Corporation will take all such actions and do all such things as will be necessary or advisable to perform and comply with and to ensure performance and compliance by Parent and the Corporation with all provisions of the Support and Exchange Agreement applicable to Parent and the Corporation, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as will be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

11.2         The Corporation will not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support and Exchange Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a)                                  adding to the covenants of the other parties to such agreement for the protection of the Corporation or the holders of the Exchangeable Shares thereunder;

(b)                                 making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors will be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

(c)                                  making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors will be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

ARTICLE 12
LEGEND; CALL RIGHTS

12.1         The certificates evidencing the Exchangeable Shares will contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support and Exchange Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right and the Redemption Call Right, and the Support and Exchange Agreement (including the provisions with respect to the exchange right and automatic exchange thereunder).

12.2         Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder will be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of Parent, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction

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or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Parent as therein provided.

ARTICLE 13
NOTICES; GENERAL

13.1         Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares will be in writing and will be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, will only be deemed to have been given and received upon actual receipt thereof by the Corporation.

13.2         Any presentation and surrender by a holder of Exchangeable Shares to the Corporation of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares will be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office as may be specified by the Corporation, in each case, addressed to the attention of such person as the Corporation may determine. Any such presentation and surrender of certificates will only be deemed to have been made and to be effective upon actual receipt thereof by or on behalf of the Corporation, as the case may be. Any such presentation and surrender of certificates made by registered mail will be at the sole risk of the holder mailing the same.

13.3         Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation will be in writing and will be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, will be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, will be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares will not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

13.4         If the Corporation determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice to the holders of Exchangeable Shares hereunder, the Corporation will, notwithstanding the provisions hereof, give such notice by means of publication in The Globe and Mail, national edition, or any other English language daily newspaper or newspapers of general circulation in Canada once in each of two successive weeks, and notice so published will be deemed to have been given on the latest date on which the first publication has taken place.

If, by reason of any actual or threatened interruption of mail service due to strike, lock-out or otherwise, any notice to be given to the Corporation would be unlikely to reach its destination in a timely manner, such notice will be valid and effective only if delivered personally to the Corporation in accordance with Section 13.1 or 13.2, as the case may be.

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SCHEDULE A

NOTICE OF RETRACTION

To Schmitt Industries (Canada) Limited (the “Corporation”) and Schmitt Industries, Inc. (“Parent”).

This notice is given pursuant to Article 6 of the provisions (the “Share Provisions”) attaching to the Exchangeable Shares of the Corporation represented by the attached certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share Provisions:

☐            all share(s) represented by the attached share certificate; or

☐                                                  share(s) only.

The undersigned hereby notifies the Corporation that the Retraction Date will be

                                                                    .

NOTE:            The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by the Corporation. If no such Business Day is specified above, the Retraction Date will be deemed to be the 15th Business Day after the date on which this notice is received by the Corporation.

The undersigned acknowledges the overriding Retraction Call Right of Parent to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and will be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Parent in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. This notice of retraction, and this offer to sell the Retracted Shares to Parent, may be revoked and withdrawn by the undersigned only by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, and provided that Parent will not have exercised the Retraction Call Right with respect to the Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Support and Exchange Agreement) so as to require Parent to purchase the unredeemed Retracted Shares.

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The undersigned hereby represents and warrants to Parent and the Corporation that the undersigned (select one):

☐            is

☐            is not

a non-resident of Canada for purposes of the Income Tax Act (Canada). The undersigned acknowledges that in the absence of an indication that the undersigned is not a non-resident of Canada, withholding on account of Canadian tax may be made from amounts payable to the undersigned on the redemption or purchase of the Retracted Shares.

The undersigned hereby represents and warrants to the Corporation and Parent that the undersigned: (i) has good title to, and owns, the share(s) represented by this certificate to be acquired by Parent or the Corporation, as the case may be, free and clear of all liens, claims and encumbrances, and (ii) will complete, sign and return to the Corporation or Parent, prior to the redemption of any of the Exchangeable Shares, on request by the Corporation or Parent, any documents, questionnaires, notices, certificates and undertakings in order to comply with applicable securities laws.

(Date)	(Signature of Shareholder)	(Guarantee of Signature)

☐             Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE:           This panel must be completed and the attached share certificate, together with such additional documents as the Corporation and Parent may require, must be deposited with the Corporation or Parent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:

Name of Person in Whose Name Securities or Cheque(s)
Are to be Registered, Issued or Delivered (please print):

Street Address or P.O. Box:

Signature of Shareholder:

City, Province and Postal Code:

Signature Guaranteed by:

NOTE:                                  If this notice of retraction is for less than all of the shares represented by the attached certificate, a certificate representing the remaining share(s) of the Corporation represented by

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the attached share certificate will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the share transfer power on the share certificate is duly completed in respect of such share(s).

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APPENDIX 2

PROVISIONS ATTACHING TO THE
REDEEMABLE SHARES OF
SCHMITT INDUSTRIES (CANADA) LIMITED

The Redeemable Shares of Schmitt Industries (Canada) Limited (the “Corporation”) will have the following rights, privileges, restrictions and conditions:

ARTICLE 1
RANKING OF REDEEMABLE SHARES

1.1           The Redeemable Shares will be entitled to a preference over the Common Shares and any other shares ranking junior to the Redeemable Shares with respect to the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation, among its shareholders for the purpose of winding up its affairs.

ARTICLE 2
DIVIDENDS

2.1           A holder of Redeemable Shares is not entitled to receive any dividends.

ARTICLE 3
DISTRIBUTION ON LIQUIDATION

3.1           In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Redeemable Shares will be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Redeemable Share held by such holder on the effective date of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Redeemable Shares, an amount per share equal to the Retraction Price (the “Liquidation Amount”).

3.2           After the Corporation has satisfied its obligations to pay the holders of the Redeemable Shares the Liquidation Amount per Redeemable Share pursuant to Section 3.1 of these share provisions, such holders will not be entitled to share in any further distribution of the assets of the Corporation.

ARTICLE 4

RETRACTION OF REDEEMABLE SHARES BY HOLDER

4.1           A holder of Redeemable Shares will be entitled, upon compliance with the provisions of this Article 4, to require the Corporation to redeem all (but not less than all) of the Redeemable Shares registered in the name of such holder for US$1.00 per share (the “Retraction Price”), which will be satisfied in full by the Corporation causing to be delivered to such holder the total Retraction Price in cash in respect of such shares.  Such right of redemption shall be exercisable for 30 days following the date of issuance of Redeemable Shares to the holder, and shall be of no force or effect after such date.  To effect such redemption, the holder will present and surrender at the registered office of the Corporation the certificate or certificates representing the Redeemable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as are required to effect a transfer of Redeemable Shares under the Business Corporations Act (British Columbia) (“BCA”) and the articles of the Corporation and such additional documents and instruments as the Corporation may reasonably require, and together with a duly executed statement (the “Retraction Request”) in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation:

(a)           specifying that the holder desires to the Redeemable Shares represented by such certificate or certificates (the “Retracted Shares”) redeemed by the Corporation; and

(b)           stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the “Retraction Date”), provided that the Retraction Date will be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date will be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Corporation.  “Business Day” means any day on which commercial banks are generally open for business in Vancouver, British Columbia and Portland, Oregon, other than a Saturday, a Sunday or a day observed as a holiday in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada or in Portland, Oregon under the laws of the State of Oregon or the federal laws of the United States of America.

4.2           Upon receipt by the Corporation in the manner specified in Section 4.1 hereof of a certificate or certificates representing the number of Redeemable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request and such other documents and instruments as are required to effect a transfer of Redeemable Shares under the BCA and the articles of the Corporation and such additional documents and instruments as the Parent or the Corporation may reasonably require, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 4.6, the Corporation will redeem the Retracted Shares effective at the close of business on the Retraction Date and will cause to be delivered to such holder the total Retraction Price with respect to such shares.

4.3           The Corporation will deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Redeemable Shares or at the address specified in the holder’s Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation, a cheque payable at par at any branch of the bankers of the Corporation representing the total Retraction Price, less any amounts withheld on account of tax required to be deducted and withheld therefrom, and such delivery of such certificates and cheques on behalf of the Corporation will be deemed to be payment of and will satisfy and discharge all liability for the total Retraction Price to the extent that the same is represented by such cheques (plus any tax deducted and withheld therefrom and remitted to the proper tax authority), unless such cheques are not paid on due presentation.

4.4           On and after the close of business on the Retraction Date, the holder of the Retracted Shares will cease to be a holder of such Retracted Shares and will not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price will not be made as provided in Section 4.3, in which case the rights of such holder will remain unaffected until the total Retraction Price has been paid in the manner hereinbefore provided.

4.5           Notwithstanding any other provision of this Article 4, the Corporation will not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law.  If

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the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, the Corporation will only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and will notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation.  In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation will redeem the maximum number of Redeemable Shares which the Board of Directors determine the Corporation is, on the Retraction Date, permitted to redeem, which will be selected as nearly as may be pro rata (disregarding fractions) in proportion to the total number of Redeemable Shares tendered for retraction by each holder thereof and the Corporation will issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 4.2 hereof.

4.6           A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request will be null and void.

4.7           In the event that, following delivery of a Retraction Request by a holder of Redeemable Shares, Schmitt Industries, Inc. (“Parent”), pursuant to Section 4.11 of the support and exchange agreement dated on or about January 30, 2008 between Parent and the Corporation (the “Support and Exchange Agreement”), offers to purchase the Retracted Shares for a price per share not less than the Retraction Price and the holder accepts such offer, the holder of the Retracted Shares will cease to be entitled to any of the rights provided under this Article 4 and the Corporation will have no further obligations in respect of such Retraction Request.

ARTICLE 5
VOTING RIGHTS

5.1           Except as required by applicable law and by Article 6 hereof, the holders of the Redeemable Shares will not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

ARTICLE 6
AMENDMENT AND APPROVAL

6.1           The rights, privileges, restrictions and conditions attaching to the Redeemable Shares may be added to, changed or removed but only with the approval of the holders of the Redeemable Shares given as hereinafter specified.

6.2           Any approval given by the holders of the Redeemable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Redeemable Shares or any other matter requiring the approval or consent of the holders of the Redeemable Shares will be deemed to have been sufficiently given if it will have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Redeemable Shares duly called and held at which the holders of at least 25% of the outstanding Redeemable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Redeemable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting will be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the

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holders of Redeemable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting will constitute the approval or consent of the holders of the Redeemable Shares.

ARTICLE 7
ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

7.1           The Corporation will take all such actions and do all such things as will be necessary or advisable to perform and comply with and to ensure performance and compliance by Parent and the Corporation with all provisions of the Support and Exchange Agreement applicable to Parent and the Corporation, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as will be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

7.2           The Corporation will not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support and Exchange Agreement without the approval of the holders of the Redeemable Shares given in accordance with Section 6.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(c)                                  adding to the covenants of the other parties to such agreement for the protection of the Corporation or the holders of the Redeemable Shares thereunder;

(d)                                 making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the board of directors of the Corporation, it may be expedient to make, provided that the board of directors of the Corporation will be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Redeemable Shares; or

(e)                                  making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the board of directors of the Corporation will be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Redeemable Shares.

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SCHEDULE A

NOTICE OF RETRACTION

To Schmitt Industries (Canada) Limited (the “Corporation”).

And To Schmitt Industries, Inc.(“Parent”)

This notice is given pursuant to Article 4 of the provisions (the “Share Provisions”) attaching to the Redeemable Shares of the Corporation represented by the attached certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

The undersigned hereby notifies the Corporation that the undersigned desires to have the Corporation redeem in accordance with Article 4 of the Share Provisions all share(s) represented by the attached share certificate(s)

The undersigned hereby notifies the Corporation that the Retraction Date will be

                                                                    .

NOTE:    The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by the Corporation. If no such Business Day is specified above, the Retraction Date will be deemed to be the 15th Business Day after the date on which this notice is received by the Corporation.

This notice of retraction may be revoked and withdrawn by the undersigned only by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

The undersigned hereby represents and warrants to Parent and the Corporation that the undersigned (select one):

☐            is

☐            is not

a non-resident of Canada for purposes of the Income Tax Act (Canada).  The undersigned acknowledges that in the absence of an indication that the undersigned is not a non-resident of Canada, withholding on account of Canadian tax may be made from amounts payable to the undersigned on the redemption of the Retracted Shares.

The undersigned hereby represents and warrants to the Corporation that the undersigned: (i) has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation free and clear of all liens, claims and encumbrances, and (ii) will complete, sign and return to the Corporation, prior to the redemption of any of the Redeemable Shares, on request by the Corporation, any documents, questionnaires, notices, certificates and undertakings in order to comply with applicable securities laws.

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(Date)	(Signature of Shareholder)	(Guarantee of Signature)

☐                                    Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE:            This panel must be completed and the attached share certificate, together with such additional documents as the Corporation may require, must be deposited with the Corporation.  Any cheque(s) resulting from the retraction of the Retracted Shares will be made payable to the name of the shareholder as it appears on the register of the Corporation and any cheque(s) resulting from such retraction will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:

Name of Person in Whose Name Cheque(s)
Are to be Issued or Delivered (please print):

Street Address or P.O. Box:

Signature of Shareholder:

City, Province and Postal Code:

Signature Guaranteed by:

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APPENDIX 3

FORM OF COMPANY OPTION

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF: (I) • , 2008, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY IN CANADA.

NEITHER THIS OPTION NOR THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, IF AVAILABLE, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (D) IN A TRANSACTION THAT COMPLIES IN ALL RESPECTS WITH THE REQUIREMENTS OF RULE 144 OR RULE 145 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS PROVIDED THAT, PRIOR TO SUCH DISPOSITION, THE HOLDER HAS FURNISHED TO THE ISSUER AN OPINION OF COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE ISSUER.

Option No.:

XTERO DATACOM INC.

(Existing under the laws of the Province of British Columbia)

NON-TRANSFERABLE OPTIONS TO ACQUIRE COMMON SHARES

THIS CERTIFIES THAT, for value received, the receipt and sufficiency of which are hereby acknowledged,                                            of                                                                                   (the “Holder”) has an option to acquire from XTERO DATACOM INC., a British Columbia company (the “Company”), during each of the Exercise Periods, that number of common shares (each a “Common Share” and collectively, the “Common Shares”) in the capital of the Company determined in accordance with the formula set out below and subject to the terms and conditions set out herein.

1.             Definitions.  In this Option, the following terms have the following meanings:

(a)           “After-Tax Xtero Profits” means, in respect of any Post-Closing Period, the after-tax profits of Schmitt, the Company and affiliates of both Schmitt and the Company from Xtero-related products (excluding inter-company royalties or similar payments) during such Post-Closing Period calculated in accordance with Schedule A attached hereto, as prepared by Schmitt and the Company and certified by their auditors.

(b)           “Exercise Period” means:

(i)            in respect of the First Post-Closing Period, the period commencing on August 1, 2008 and ending on the Expiration Date;

(ii)           in respect of the Second Post-Closing Period, the period commencing on August 1, 2009 and ending on the Expiration Date;

(iii)          in respect of the Third Post-Closing Period, the period commencing on August 1, 2010 and ending on the Expiration Date;

(iv)          in respect of the Fourth Post-Closing Period, the period commencing on August 1, 2011 and ending on the Expiration Date;

(v)           in respect of the Fifth Post-Closing Period, the period commencing on August 1, 2012 and ending on the Expiration Date; and

(vi)          in respect of the Sixth Post-Closing Period, the period commencing on May 31, 2013 and ending on the Expiration Date.

(c)           “Fifth Post-Closing Period” means the 12-month period ending on May 31, 2012.

(d)           “First Post-Closing Period” means the 12-month period ending on May 31, 2008.

(e)           “Fourth Post-Closing Period” means the 12-month period ending on May 31, 2011.

(f)            “Issue Price” means the amount determined by multiplying 0.01288 by:

(i)            for any Post-Closing Period other than the Sixth Post-Closing Period, the lower of:

A.            the average closing price (in US dollars) of shares of Schmitt common stock for the two (2) months preceding, and the two (2) months following, the end of such Post-Closing Period; and

B.            U.S.$27.72; or

(ii)           for the Sixth Post-Closing Period, the lower of:

A.            the average closing price (in US dollars) of shares of Schmitt common stock for the two (2) months preceding the end of such Post-Closing Period; and

B.            U.S.$27.72; or

(iii)          for any Post-Closing Period in respect of which the Issue Price under clause (i) or (ii) above cannot be determined due to Schmitt’s common stock ceasing to be listed on the NASDAQ Capital Market or any other U.S. stock exchange, U.S.$1.00.

(g)           “Permitted Assigns” means:

(i)              a trustee, custodian, or administrator acting on behalf, or for the benefit, of the Holder;

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(ii)           a corporation controlled by the Holder;

(iii)          a registered retirement savings plan or registered retirement income fund established for the benefit of the Holder;

(iv)          the spouse of the Holder;

(v)           a trustee, custodian, or administrator acting on behalf, or for the benefit, of the spouse of the Holder;

(vi)          a corporation controlled by the spouse of the Holder; or

(vii)         a registered retirement savings plan or registered retirement income fund established for the benefit of the spouse of the Holder.

(h)           “Post-Closing Amount” means, in respect of any Post-Closing Period, an amount equal to 50% of the After-Tax Xtero Profits for such Post-Closing Period.

(i)            “Post-Closing Period” means the First Post-Closing Period, the Second Post-Closing Period, the Third Post-Closing Period, the Fourth Post-Closing Period, the Fifth Post-Closing Period or the Sixth Post-Closing Period, as the case may be.

(j)            “Post-Closing Shares” means the number of Common Shares issuable in respect of such Post-Closing Period, as determined by dividing the Post-Closing Amount for such Post-Closing Period by the Issue Price for such Post-Closing Period.

(k)           “Post-Closing Tender” means, for any Post-Closing Period, the tender appended hereto in respect of such Post-Closing Period.

(l)            “Pro Rata Interest” means the percentage set forth beside the name of the Holder in Schedule B attached hereto.

(m)          “Schmitt” means Schmitt Industries, Inc., an Oregon corporation.

(n)           “Second Post-Closing Period” means the 12-month period ending on May 31, 2009.

(o)           “Sixth Post-Closing Period” means the 12-month period ending on May 31, 2013.

(p)           “Support and Exchange Agreement” means the Support and Exchange Agreement between Schmitt and the Schmitt Industries (Canada) Limited dated on or about January 30, 2008.

(q)           “Third Post-Closing Period” means the 12-month period ending on May 31, 2010.

2.             Exercise.  This Option is exercisable, in respect of each Post-Closing Period, for that number of Common Shares obtained by multiplying the Holder’s Pro Rata Interest by the total number of Post-Closing Shares issuable in respect of such Post-Closing Period.  This Option will be exercisable in respect of each Post-Closing Period at any time during the Exercise Period for such Post-Closing Period; provided, that the Holder may not exercise this Option at any time with respect to less than 25% of the Common Shares as to which this Option is then exercisable and in no event more than three times in any 12-month period.

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3.             Adjustments to Number and Kind of Securities.  The number and kind of securities purchasable upon the exercise of this Option will be subject to adjustment from time to time as set forth herein.

4.             Method of Exercise; Issuance of New Option.  The rights represented by this Option may be exercised by the Holder during an Exercise Period in respect of that number of Post-Closing Shares determined pursuant to Section 2 by tendering the Post-Closing Tender in respect of such Exercise Period at the principal place of business of the Company or such other address as the Holder may be notified.  The Post-Closing Shares subscribed for and purchased by exercise of this Option will be and be deemed to be issued to the Holder as the registered owner of such shares as of the close of business on the date on which payment is made for such shares in accordance with the foregoing.  In the event of any exercise of this Option, certificates for the Post-Closing Shares so purchased will be delivered to the Holder as soon as possible and in any event within fifteen (15) business days after the rights represented by this Option have been so exercised (subject to the final determination of the number of Post-Closing Shares issuable upon such exercise) and, unless the rights represented by this Option in respect of such Exercise Period have been fully exercised or expired, an amended Post-Closing Tender representing the remaining portion of the Post-Closing Shares with respect to which the Option has not been exercised will also be delivered to the Holder as soon as possible.

5.             Stock Fully Paid; Reservation of Post-Closing Shares.  All Post-Closing Shares that may be issued upon the exercise of this Option will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof.  The Company will at all times have duly authorized, for the purpose of issuance upon exercise of this Option, an unlimited number of Common Shares.

6.             Reclassification.  If any recapitalization, reclassification or reorganization of the share capital of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or any consolidation or merger of the Company with another company, or the sale of all or substantially all of its shares and/or assets or other transaction (including, without limitation, a sale of substantially all of its assets followed by a liquidation) is effected in such a way that holders of Common Shares are entitled to receive shares, securities or other assets or property, including, for greater certainty, any change or other event described in Section 2.7(b) of the Support and Exchange Agreement, then lawful and adequate provisions will be made by the Company whereby the Holder hereof will thereafter have the right to purchase and receive (in lieu of the Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares, securities or other assets or property as may be issued or payable with respect to or in exchange for the number of outstanding Common Shares which such Holder would have been entitled to receive had such Holder exercised this Option immediately prior to the consummation of such recapitalizations, reclassifications, reorganizations, consolidations, mergers or sales.  The Company or its successor will promptly issue to the Holder an amended option for such new securities or other property.  The amended option will provide for adjustments which will be as nearly equivalent as may be practicable to give effect to the adjustments provided for in this Section 6 including, without limitation, adjustments to the number of securities or property issuable upon exercise of the amended option.  The provisions of this Section 6 will similarly apply to successive recapitalizations, reclassifications, reorganizations, consolidations, mergers or sales.

7.             Subdivision or Consolidation of Common Shares.  If the Company subdivides or consolidates the Common Shares at any time while this Option remains outstanding and unexpired, including, for greater certainty, any subdivision, consolidation or other change described in Section 2.7(a) of the Support and Exchange Agreement, the number of Post-Closing Shares issuable upon exercise of this Option will be proportionately adjusted.

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8.             Adjustment to Post-Closing Amounts.  In the event that there is any restatement or other adjustment to the financial statements of Schmitt or the Company (a “Restatement”) that results in a change to the computation of After-Tax Xtero Profits in respect of any Post-Closing Period previously prepared by Schmitt or the Company and certified by its auditors, the number of Post-Closing Shares issued in respect of such Post-Closing Period shall be increased or decreased, as the case be, to reflect such change to the After-Tax Xtero Profits.  If the Restatement results in an increase in the Post-Closing Amount for any Post-Closing Period, the Company shall issue additional Post-Closing Shares to the Holder based on such revised Post-Closing Amount in accordance with the terms of this Option.  If the Restatement results in a decrease in the Post-Closing Amount for any Post-Closing Period, the Company shall be entitled to deduct the amount of such decrease from the Post-Closing Amount payable in respect of one or more Post-Closing Periods ending subsequent to the Restatement; provided, that if such Restatement occurs after the Post-Closing Shares issuable to the Holder hereunder in respect of the Sixth Post-Closing Period have been delivered to the Holder, no adjustment shall be made to the Post-Closing Shares previously delivered to the Holder hereunder.  Where a Restatement results in adjustments to more than one Post-Closing Amount, the net result of all such adjustments shall be considered in applying the terms and conditions of this Section 8.  The Company will within thirty (30) days of any Restatement deliver to the Holder (i) a certificate signed by Schmitt’s or the Company’s, as the case may be, chief financial officer and certified by Schmitt’s or the Company’s, as the case may be, auditors setting out, in reasonable detail, the event requiring the Restatement, the amount of the adjustment and the method by which such adjustment was calculated and (ii) if applicable, the additional Post-Closing Shares required to be delivered to the Holder pursuant to this Section 8.

9.             No Impairment.  The Company will not, by amendment of its Notice of Articles or Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company.

10.          No Fractional Shares.  No fractional Common Shares will be issued in connection with any exercise hereunder.

11.          No Transfer of Option.  Except for transfers to Permitted Assigns, this Option and all rights hereunder are not transferable.

12.          Expiration Date.  This Option will expire and be of no further force or effect at the close of business (Vancouver time) on January 31, 2018 (the “Expiration Date”).

13.          Legend.  The Post-Closing Shares issued upon exercise of this Option will be stamped or imprinted with a legend in substantially the following form (subject to appropriate adjustments to reflect subsequent amendments to applicable securities laws and regulations):

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF: (I) •, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY IN CANADA.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER

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THE SECURITIES ACT, IF AVAILABLE, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (D) IN A TRANSACTION THAT COMPLIES IN ALL RESPECTS WITH THE REQUIREMENTS OF RULE 144 OR RULE 145 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS PROVIDED THAT, PRIOR TO SUCH DISPOSITION, THE HOLDER HAS FURNISHED TO THE ISSUER AN OPINION OF COUNSEL OF RECOGNISED STANDING REASONABLY SATISFACTORY TO THE ISSUER.

THE HOLDER HEREOF MAY NOT ENGAGE IN ANY HEDGING TRANSACTIONS WITH RESPECT TO THE SECURITIES EVIDENCED HEREBY FOR A PERIOD OF ONE YEAR FROM THE DATE OF ORIGINAL ISSUANCE UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

14.          Rights as Shareholders; Information.  Except as set forth herein, the Holder will not be entitled to vote on any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or be deemed the holder of Common Shares until this Option has been exercised and the Common Shares purchasable upon such exercise have become deliverable, as provided herein.

15.          Modification and Waiver.  This Option and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

16.          Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder will be delivered or sent to the Holder at the address indicated above and will be deemed received by the holder upon the earlier of actual receipt or, if sent by certified mail (postage pre-paid), two (2) days after deposit in the mail.

17.          Binding Effect on Successors.  This Option will be binding upon any corporation succeeding the Company by merger, consolidation, acquisition of all or substantially all of the Company’s assets or otherwise.  All of the covenants and agreements of the Company and the Holder will enure to the benefit of the successors and assigns of the Holder.

18.          Lost Options or Share Certificates.  The Company covenants to the Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Option or any share certificate issued upon exercise hereof and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Option or share certificate, the Company will make and deliver a new Option or share certificate, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Option or share certificate.

19.          Descriptive Headings.  The descriptive headings of the several paragraphs of this Option are inserted for convenience only and do not constitute a part of this Option.

20.          Applicable Law.  This Option will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein without giving effect to principles relating to conflicts of laws.

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IN WITNESS WHEREOF the Company has caused this Option to be signed by its duly authorized officer, and this Option is dated                                             , 2008.

XTERO DATACOM INC.

Per:
[Name and Title]

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SCHEDULE A

AFTER-TAX PROFIT CALCULATION

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SCHEDULE B

PRO RATA INTEREST

Holder	Percentage Interest

1

POST-CLOSING TENDER
IN RESPECT OF                      POST-CLOSING PERIOD

The undersigned hereby irrevocably elects to exercise its rights under Option No.                   of Xtero Datacom Inc. in respect of the Post-Closing Shares issuable in respect of the                                    Post-Closing Period pursuant to the terms of the Option and directs such number of Post-Closing Shares to be registered and a certificate therefor to be issued as set forth herein.

The undersigned elects to exercise its rights under the Option in respect of (please check one):

(a)           all of the Post-Closing Shares issuable in respect of the                           Post-Closing Period ☐

OR

(b)                         Post-Closing Shares issuable in respect of the                            Post-Closing Period ☐
(insert number)

Capitalized terms used but not defined in this Post-Closing Tender have the meanings given to such terms in the Option certificate.

DATED this              day of                         , 20     .

[NAME OF HOLDER OR AUTHORIZED REPRESENTATIVE]

Per:

Name of Registered Holder:

Address of Registered Holder:

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APPENDIX 4

FORM OF EXCHANGECO OPTION

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF: (I) •, 2008, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY IN CANADA.

NEITHER THIS OPTION NOR THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, IF AVAILABLE, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (D) IN A TRANSACTION THAT COMPLIES IN ALL RESPECTS WITH THE REQUIREMENTS OF RULE 144 OR RULE 145 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS PROVIDED THAT, PRIOR TO SUCH DISPOSITION, THE HOLDER HAS FURNISHED TO THE ISSUER AN OPINION OF COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE ISSUER.

Option No.:

SCHMITT INDUSTRIES (CANADA) LIMITED

(Existing under the laws of the Province of British Columbia)

NON-TRANSFERABLE OPTIONS TO ACQUIRE EXCHANGEABLE SHARES

THIS CERTIFIES THAT, for value received, the receipt and sufficiency of which are hereby acknowledged,                                        of                                                                      (the “Holder”) has an option to acquire from SCHMITT INDUSTRIES (CANADA) LIMITED, a British Columbia company (the “Company”), during each of the Exercise Periods, that number of exchangeable shares (each an “Exchangeable Share” and collectively, the “Exchangeable Shares”) or redeemable shares (each a “Redeemable Share” and collectively, the “Redeemable Shares”), as the case may be, in the capital of the Company determined in accordance with the formula set out below and subject to the terms and conditions set out herein.

1.             Definitions.  In this Option, the following terms have the following meanings:

(c)           “After-Tax Xtero Profits” means, in respect of any Post-Closing Period,  the after-tax profits of Schmitt and its affiliates from Xtero-related products (excluding inter-company royalties or similar payments) during such Post-Closing Period calculated in accordance with Schedule A attached hereto, as prepared by Schmitt and certified by its auditors.

(d)           “Exercise Period” means:

(i)            in respect of the First Post-Closing Period, the period commencing on August 1, 2008 and ending on the Expiration Date;

(ii)           in respect of the Second Post-Closing Period, the period commencing on August 1, 2009 and ending on the Expiration Date;

(iii)          in respect of the Third Post-Closing Period, the period commencing on August 1, 2010 and ending on the Expiration Date;

(iv)          in respect of the Fourth Post-Closing Period, the period commencing on August 1, 2011 and ending on the Expiration Date;

(v)           in respect of the Fifth Post-Closing Period, the period commencing on August 1, 2012 and ending on the Expiration Date; and

(vi)          in respect of the Sixth Post-Closing Period, the period commencing on May 31, 2013 and ending on the Expiration Date.

(e)           “Fifth Post-Closing Period” means the 12-month period ending on May 31, 2012.

(f)            “First Post-Closing Period” means the 12-month period ending on May 31, 2008.

(g)           “Fourth Post-Closing Period” means the 12-month period ending on May 31, 2011.

(h)           “Issue Price” means:

(i)            for any Post-Closing Period other than the Sixth Post-Closing Period, the lower of:

A.            the average closing price (in US dollars) of shares of Schmitt Common Stock for the two (2) months preceding, and the two (2) months following, the end of such Post-Closing Period; and

B.            U.S.$27.72; or

(ii)           for the Sixth Post-Closing Period, the lower of:

A.            the average closing price (in US dollars) of shares of Schmitt Common Stock for the two (2) months preceding the end of such Post-Closing Period; and

B.            U.S.$27.72; or

(iii)          for any Post-Closing Period in respect of which the Issue Price under clause (i) or (ii) above cannot be determined due to Schmitt Common Stock ceasing to be listed on the NASDAQ Capital Market or any other U.S. stock exchange, U.S.$1.00.

(i)            “Permitted Assigns” means:

(i)              a trustee, custodian, or administrator acting on behalf, or for the benefit, of the Holder;

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(ii)             a corporation controlled by the Holder;

(iii)            a registered retirement savings plan or registered retirement income fund established for the benefit of the Holder;

(iv)           the spouse of the Holder;

(v)            a trustee, custodian, or administrator acting on behalf, or for the benefit, of the spouse of the Holder;

(vi)           a corporation controlled by the spouse of the Holder; or

(vii)          a registered retirement savings plan or registered retirement income fund established for the benefit of the spouse of the Holder.

(j)            “Post-Closing Amount” means, in respect of any Post-Closing Period, an amount equal to 50% of the After-Tax Xtero Profits for such Post-Closing Period.

(k)           “Post-Closing Period” means the First Post-Closing Period, the Second Post-Closing Period, the Third Post-Closing Period, the Fourth Post-Closing Period, the Fifth Post-Closing Period or the Sixth Post-Closing Period, as the case may be.

(l)            “Post-Closing Shares” means:

(i)            for any Post-Closing Period in respect of which the Issue Price is determined pursuant to clause (i) or (ii) of Section 1(f), the number of Exchangeable Shares issuable in respect of such Post-Closing Period, as determined by dividing the Post-Closing Amount for such Post-Closing Period by the Issue Price for such Post-Closing Period; or

(ii)           for any Post-Closing Period in respect of which the Issue Price is determined pursuant to clause (iii) of Section 1(f), the number of Redeemable Shares issuable in respect of such Post-Closing Period, as determined by dividing the Post-Closing Amount for such Post-Closing Period by the Issue Price for such Post-Closing Period; or

(iii)          in the event that Section 3 hereof applies, the number of Exchangeable Shares and/or Redeemable Shares issuable in respect of such Post-Closing Period pursuant thereto.

(m)          “Post-Closing Tender” means, for any Post-Closing Period, the tender appended hereto in respect of such Post-Closing Period.

(n)           “Pro Rata Interest” means the percentage set forth beside the name of the Holder in Schedule B attached hereto.

(o)           “Schmitt” means Schmitt Industries, Inc., an Oregon corporation.

(p)           “Schmitt Common Stock” means shares of the common stock of Schmitt.

(q)           “Second Post-Closing Period” means the 12-month period ending on May 31, 2009.

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(r)            “Sixth Post-Closing Period” means the 12-month period ending on May 31, 2013.

(s)           “Support and Exchange Agreement” means the Support and Exchange Agreement between Schmitt and the Company dated on or about February •, 2008.

(t)            “Third Post-Closing Period” means the 12-month period ending on May 31, 2010.

(u)           “Xtero” means Xtero Datacom Inc., a British Columbia company.

2.             Exercise.  This Option is exercisable, in respect of each Post-Closing Period, for that number of Exchangeable Shares or Redeemable Shares, as the case may be, obtained by multiplying the Holder’s Pro Rata Interest by the total number of Post-Closing Shares issuable in respect of such Post-Closing Period.

3.             Alternate Exercise.  Notwithstanding Section 2, in the event that Schmitt is unable to issue the total number of shares of Schmitt Common Stock underlying the Exchangeable Shares, if any, issuable pursuant to Section 1(j)(i) in respect of any Post-Closing Period, this Option is exercisable, in respect of such Post-Closing Period, for:

(a)           that number of Exchangeable Shares, if any, obtained by multiplying the Holder’s Pro Rata Interest by the maximum number of shares of Schmitt Common Stock that Schmitt is permitted to issue in respect of such Closing Period; and

(b)           that number of Redeemable Shares obtained by multiplying the Holder’s Pro Rata Interest by the total number of Redeemable Shares determined in accordance with the following formula:

Total number of Redeemable Shares  =  (A - B) × 1.3 × C

where:

A              =            The Post-Closing Amount in respect of such Post-Closing Period.

B              =            The aggregate Issue Price for all of the shares of Schmitt Common Stock issuable upon the exchange of Exchangeable Shares issued pursuant to Section 3(a) above, as determined in accordance with Section 1(f)(i) or 1(f)(ii) hereof.

C              =            The quotient obtained by dividing (1) the average closing price of Schmitt Common Stock determined in accordance with Section 1(f)(i)(A) or 1(f)(ii)(A), as the case may be, in respect of such Post-Closing Period by (2) $27.72; provided, that if such quotient has a value of less than one (1), it shall be deemed to be equal to one (1).

For greater certainty, it is the intent of the Company that the provisions described in this Section 3, if applicable, place the Holder in a substantially equivalent economic position as would be the case if Section 2 applied.

4.             Exercise Period.  This Option will be exercisable in respect of each Post-Closing Period at any time during the Exercise Period for such Post-Closing Period; provided, that the Holder may not exercise this Option at any time with respect to less than 25% of the Exchangeable Shares or Redeemable Shares,

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as the case may be, as to which this Option is then exercisable and in no event more than three times in any 12-month period.

5.             Adjustments to Number and Kind of Securities.  The number and kind of securities purchasable upon the exercise of this Option will be subject to adjustment from time to time as set forth herein.

6.             Method of Exercise; Issuance of New Option.  The rights represented by this Option may be exercised by the Holder during an Exercise Period in respect of that number of Post-Closing Shares determined pursuant to Section 2 or 3 by tendering the Post-Closing Tender in respect of such Exercise Period at the principal place of business of the Company or such other address as the Holder may be notified.  The Post-Closing Shares subscribed for and purchased by exercise of this Option will be and be deemed to be issued to the Holder as the registered owner of such shares as of the close of business on the date on which payment is made for such shares in accordance with the foregoing.  In the event of any exercise of this Option, certificates for the Post-Closing Shares so purchased will be delivered to the Holder as soon as possible and in any event within fifteen (15) business days after the rights represented by this Option have been so exercised (subject to the final determination of the number of Post-Closing Shares issuable upon such exercise) and, unless the rights represented by this Option in respect of such Exercise Period have been fully exercised or expired, an amended Post-Closing Tender representing the remaining portion of the Post-Closing Shares with respect to which the Option has not been exercised will also be delivered to the Holder as soon as possible.

7.             Stock Fully Paid; Reservation of Post-Closing Shares.  All Post-Closing Shares that may be issued upon the exercise of this Option will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof.  The Company will at all times have duly authorized, for the purpose of issuance upon exercise of this Option, an unlimited number of Exchangeable Shares and Redeemable Shares.

8.             Reclassification.  If any recapitalization, reclassification or reorganization of the share capital of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or any consolidation or merger of the Company with another company, or the sale of all or substantially all of its shares and/or assets or other transaction (including, without limitation, a sale of substantially all of its assets followed by a liquidation) is effected in such a way that holders of Exchangeable Shares or Redeemable Shares are entitled to receive shares, securities or other assets or property, including, for greater certainty, any change or other event described in Section 2.7(b) of the Support and Exchange Agreement, then lawful and adequate provisions will be made by the Company whereby the Holder hereof will thereafter have the right to purchase and receive (in lieu of the Exchangeable Shares or Redeemable Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares, securities or other assets or property as may be issued or payable with respect to or in exchange for the number of outstanding Exchangeable Shares or Redeemable Shares which such Holder would have been entitled to receive had such Holder exercised this Option immediately prior to the consummation of such recapitalizations, reclassifications, reorganizations, consolidations, mergers or sales.  The Company or its successor will promptly issue to the Holder an amended option for such new securities or other property.  The amended option will provide for adjustments which will be as nearly equivalent as may be practicable to give effect to the adjustments provided for in this Section 8 including, without limitation, adjustments to the number of securities or property issuable upon exercise of the amended option.  The provisions of this Section 8 will similarly apply to successive recapitalizations, reclassifications, reorganizations, consolidations, mergers or sales.

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9.             Subdivision or Consolidation of Exchangeable Shares or Redeemable Shares.  If the Company subdivides or consolidates the Exchangeable Shares or the Redeemable Shares at any time while this Option remains outstanding and unexpired, including, for greater certainty, any subdivision, consolidation or other change described in Section 2.7(a) of the Support and Exchange Agreement, the number of Post-Closing Shares issuable upon exercise of this Option will be proportionately adjusted.

10.          Adjustment to Post-Closing Amounts.  In the event that there is any restatement or other adjustment to the financial statements of Schmitt (a “Restatement”) that results in a change to the computation of After-Tax Xtero Profits in respect of any Post-Closing Period previously prepared by Schmitt and certified by its auditors, the number of Post-Closing Shares issued in respect of such Post-Closing Period shall be increased or decreased, as the case be, to reflect such change to the After-Tax Xtero Profits.  If the Restatement results in an increase in the Post-Closing Amount for any Post-Closing Period, the Company shall issue additional Post-Closing Shares to the Holder based on such revised Post-Closing Amount in accordance with the terms of this Option.  If the Restatement results in a decrease in the Post-Closing Amount for any Post-Closing Period, the Company shall be entitled to deduct the amount of such decrease from the Post-Closing Amount payable in respect of one or more Post-Closing Periods ending subsequent to the Restatement; provided, that if such Restatement occurs after the Post-Closing Shares issuable to the Holder hereunder in respect of the Sixth Post-Closing Period have been delivered to the Holder, no adjustment shall be made to the Post-Closing Shares previously delivered to the Holder hereunder.  Where a Restatement results in adjustments to more than one Post-Closing Amount, the net result of all such adjustments shall be considered in applying the terms and conditions of this Section 10.  The Company will within thirty (30) days of any Restatement deliver to the Holder (i) a certificate signed by Schmitt’s chief financial officer and certified by Schmitt’s auditors setting out, in reasonable detail, the event requiring the Restatement, the amount of the adjustment and the method by which such adjustment was calculated and (ii) if applicable, the additional Post-Closing Shares required to be delivered to the Holder pursuant to this Section 10.

11.          No Impairment.  The Company will not, by amendment of its Notice of Articles or Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company.

12.          No Fractional Shares.  No fractional Exchangeable Shares or Redeemable Shares will be issued in connection with any exercise hereunder.

13.          No Transfer of Option.  Except for transfers to Permitted Assigns, this Option and all rights hereunder are not transferable.

14.          Expiration Date.  This Option will expire and be of no further force or effect at the close of business (Vancouver time) on January 31, 2018 (the “Expiration Date”).

15.          Legend.  The Post-Closing Shares issued upon exercise of this Option will be stamped or imprinted with a legend in substantially the following form (subject to appropriate adjustments to reflect subsequent amendments to applicable securities laws and regulations):

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF: (I) •, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY IN CANADA.

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THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, IF AVAILABLE, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (D) IN A TRANSACTION THAT COMPLIES IN ALL RESPECTS WITH THE REQUIREMENTS OF RULE 144 OR RULE 145 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS PROVIDED THAT, PRIOR TO SUCH DISPOSITION, THE HOLDER HAS FURNISHED TO THE ISSUER AN OPINION OF COUNSEL OF RECOGNISED STANDING REASONABLY SATISFACTORY TO THE ISSUER.

THE HOLDER HEREOF MAY NOT ENGAGE IN ANY HEDGING TRANSACTIONS WITH RESPECT TO THE SECURITIES EVIDENCED HEREBY FOR A PERIOD OF ONE YEAR FROM THE DATE OF ORIGINAL ISSUANCE UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

16.          Rights as Shareholders; Information.  Except as set forth herein, the Holder will not be entitled to vote on any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or be deemed the holder of Exchangeable Shares or Redeemable Shares until this Option has been exercised and the Exchangeable Shares or Redeemable Shares purchasable upon such exercise have become deliverable, as provided herein.

17.          Modification and Waiver.  This Option and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

18.          Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder will be delivered or sent to the Holder at the address indicated above and will be deemed received by the holder upon the earlier of actual receipt or, if sent by certified mail (postage pre-paid), two (2) days after deposit in the mail.

19.          Binding Effect on Successors.  This Option will be binding upon any corporation succeeding the Company by merger, consolidation, acquisition of all or substantially all of the Company’s assets or otherwise.  All of the covenants and agreements of the Company and the Holder will enure to the benefit of the successors and assigns of the Holder.

20.          Lost Options or Share Certificates.  The Company covenants to the Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Option or any share certificate issued upon exercise hereof and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Option or share certificate, the Company will make and deliver a new Option or share certificate, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Option or share certificate.

21.          Descriptive Headings.  The descriptive headings of the several paragraphs of this Option are inserted for convenience only and do not constitute a part of this Option.

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22.          Applicable Law.  This Option will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein without giving effect to principles relating to conflicts of laws.

IN WITNESS WHEREOF the Company has caused this Option to be signed by its duly authorized officer, and this Option is dated                                             , 2008.

SCHMITT INDUSTRIES (CANADA) LIMITED

Per:
[Name and Title]

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SCHEDULE A

AFTER-TAX PROFIT CALCULATION

1

SCHEDULE B

PRO RATA INTEREST

Holder	Percentage Interest

1

POST-CLOSING TENDER
IN RESPECT OF                      POST-CLOSING PERIOD

The undersigned hereby irrevocably elects to exercise its rights under Option No.                       of Schmitt Industries (Canada) Limited in respect of the Post-Closing Shares issuable in respect of the                       Post-Closing Period pursuant to the terms of the Option and directs such number of Post-Closing Shares to be registered and a certificate therefor to be issued as set forth herein.

The undersigned elects to exercise its rights under the Option in respect of (please check one):

(c)                                  all of the Post-Closing Shares issuable in respect of the                   Post-Closing Period ☐

OR

(d)                                               Post-Closing Shares issuable in respect of the                  Post-Closing Period ☐
(insert number)

Capitalized terms used but not defined in this Post-Closing Tender have the meanings given to such terms in the Option certificate.

DATED this              day of                         , 20     .

[NAME OF HOLDER OR AUTHORIZED REPRESENTATIVE]

Per:

Name of Registered Holder:

Address of Registered Holder:

1

SUPPORT AND EXCHANGE AGREEMENT

THIS AGREEMENT made as of the 19th day of February, 2008.

BETWEEN:

SCHMITT INDUSTRIES, INC., an Oregon corporation

(“Parent”)

AND

SCHMITT INDUSTRIES (CANADA) LIMITED, a corporation
existing under the laws of the Province of British Columbia

(“ExchangeCo”)

WHEREAS:

B.                            ExchangeCo has agreed to issue Exchangeable Shares to holders of common shares of the Company pursuant to the Plan of Arrangement contemplated by the Arrangement Agreement; and

C.                            Pursuant to the Arrangement Agreement, Parent and ExchangeCo have agreed to execute a support and exchange agreement substantially in the form of this Agreement;

THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1          Definitions

In this Agreement, the following terms will have the following meanings:

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned Person, whether through the ownership of voting securities, by contract or otherwise.

“Arrangement” means the arrangement under section Part 9, Division 5 of the BCA on the terms and subject to the conditions set forth in the Arrangement Agreement and the Plan of Arrangement and any amendments or variations to the Plan of Arrangement made in accordance with Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order.

“Arrangement Agreement” means the agreement made as of December 14, 2007 between Parent, ExchangeCo and the Company, as amended, supplemented or restated in accordance therewith, providing for, among other things, the Arrangement.

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“Automatic Exchange Rights” means the benefit of the obligation of Parent to effect the automatic exchange of Parent Common Shares for Exchangeable Shares pursuant to Section 3.12.

“BCA” means the Business Corporations Act (British Columbia) as now in effect and as may be amended from time to time prior to the date upon which the Plan of Arrangement becomes effective, including the regulations made thereunder.

“Board of Directors” means the Board of Directors of ExchangeCo or Parent, as the case may be.

“Business Day” means any day on which commercial banks are generally open for business in Vancouver, British Columbia and Portland, Oregon, other than a Saturday, a Sunday or a day observed as a holiday in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada or in Portland, Oregon under the laws of the State of Oregon or the federal laws of the United States of America.

“Canadian Dollar Equivalent” means, in respect of an amount expressed in a currency other than Canadian dollars (the “Foreign Currency Amount”) at any date, the product obtained by multiplying: (a) the Foreign Currency Amount, by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

“Company” means Xtero Datacom Inc., a corporation existing under the BCA.

“Court” means the Supreme Court of British Columbia.

“Current Market Price” means, in respect of a Parent Common Share on any date, the Canadian Dollar Equivalent of the average of the closing prices of Parent Common Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on the NASDAQ Capital Market, or, if the Parent Common Shares are not then quoted on the NASDAQ Capital Market, on such other stock exchange or automated quotation system on which the Parent Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors of Parent for such purpose; provided, however, that if in the opinion of the Board of Directors of Parent the public distribution or trading activity of Parent Common Shares during such period does not create a market which reflects the fair market value of a Parent Common Shares, then the Current Market Price of a Parent Common Share will be determined by the Board of Directors of Parent, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors of Parent will be conclusive and binding.

“Effective Date” means the date on which all conditions to the completion of the Arrangement as set out in Articles 6 and 7 of the Arrangement Agreement have been satisfied or waived in accordance with the provisions of the Arrangement Agreement and all documents agreed to be delivered hereunder have been delivered to the satisfaction of the parties, acting reasonably, and on which the arrangement filings are filed with the Registrar of Companies, or such other date as the parties to the Arrangement Agreement may agree.

“Effective Time” means 12:01 a.m. (Vancouver Time) on the Effective Date.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company

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(including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Exchange Right” has the meaning ascribed to that term in Section 3.1.

“Exchangeable Share” means a share in the class of non-voting exchangeable shares in the capital of ExchangeCo having the rights, privileges, restrictions and conditions set forth in the Exchangeable Share Provisions.

“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares as set forth in Appendix 1 to the Plan of Arrangement.

“Final Order” means the final order of the Court approving the Arrangement as such order may be amended at any time prior to the Effective Time or, if appealed, then (unless such appeal is withdrawn or denied), as affirmed on appeal prior to the Effective Time.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

“Insolvency Event” means the institution by ExchangeCo of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of ExchangeCo to the institution of bankruptcy, insolvency or winding-up proceedings against ExchangeCo, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by ExchangeCo to contest in good faith any such proceedings commenced in respect of ExchangeCo within 30 days of becoming aware thereof, or the consent by ExchangeCo to the filing of any such petition or to the appointment of a receiver, or the making by ExchangeCo of a general assignment for the benefit of creditors, or the admission in writing by ExchangeCo of its inability to pay its debts generally as they become due, or ExchangeCo not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.6 of the Exchangeable Share Provisions.

“Liquidation Amount” has the meaning ascribed to that term in the Exchangeable Share Provisions.

“Liquidation Call Right” has the meaning ascribed to that term in the Plan of Arrangement.

“Liquidation Event” has the meaning ascribed to that term in Section 3.12(a).

“Liquidation Event Effective Date” has the meaning ascribed to that term in Section 3.12(b).

“List” has the meaning ascribed to that term in Section 2.2.

“Offer” has the meaning ascribed to that term in Section 4.7.

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“Officer’s Certificate” means, with respect to Parent or ExchangeCo, as the case may be, a certificate signed by any one of the authorized signatories of Parent or ExchangeCo, as the case may be.

“Parent Common Share” means a share of common stock, no par value per share, in the capital of Parent, and any other security into which such share may be changed.

“Liquidation Call Right” has the meaning ascribed to that term in the Plan of Arrangement.

“Parent Control Transaction” has the meaning ascribed to that term in the Exchangeable Share Provisions.

“Parent Meeting” means a meeting of stockholders of Parent at which holders of Parent Common Shares are entitled to vote.

“Parent Successor” has the meaning ascribed to that term in Section 5.1(a).

“Person” means any individual, Entity or Governmental Body.

“Plan of Arrangement” means the plan of arrangement appended as Schedule B to the Arrangement Agreement.

“Redeemable Share” means a share in the class of non-voting redeemable shares in the capital of ExchangeCo having the rights, privileges, restrictions and conditions set forth in the Redeemable Share Provisions.

“Redeemable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Redeemable Shares as set forth in Appendix 2 to the Plan of Arrangement.

“Redemption Call Right” has the meaning ascribed to that term in the Plan of Arrangement.

“Redemption Price” has the meaning ascribed to that term in the Exchangeable Share Provisions.

“Retracted Shares” has the meaning ascribed to that term in Section 3.6; provided, that for purposes of Section 4.11 only, such term shall have the meaning ascribed to it in the Redeemable Share Provisions.

“Retraction Call Right” has the meaning ascribed to that term in the Exchangeable Share Provisions; provided, that for purposes of Section 4.11 only, such term shall have the meaning ascribed to it in the Redeemable Share Provisions.

“Retraction Price” has the meaning ascribed to that term in the Exchangeable Share Provisions; provided, that for purposes of Section 4.11 only, such term shall have the meaning ascribed to it in the Redeemable Share Provisions.

“Retraction Request” has the meaning ascribed to that term in the Exchangeable Share Provisions.

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“Shareholders” means the registered holders from time to time of Exchangeable Shares or Redeemable Shares, other than Parent and its Affiliates.

1.2                               Interpretation Not Affected by Headings

The division of this Agreement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation of this Agreement.  Unless otherwise indicated, all references to an “Article” or “Section” followed by a number and/or a letter refer to the specified Article or Section of this Agreement.  The terms “this Agreement”, “hereof”, “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3                               Number, Gender

Words importing the singular number only will include the plural and vice versa.  Words importing any gender will include all genders.

1.4                               Date for any Action

If any date on which any action is required to be taken under this Agreement is not a Business Day, such action will be required to be taken on the next succeeding Business Day.

ARTICLE 2
PARENT MATERIALS

2.1                               Third Party Materials

As soon as reasonably practicable after receipt by Parent or stockholders of Parent (if such receipt is known by Parent) of any material sent or given by or on behalf of a third party to holders of Parent Common Shares generally, including without limitation, dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Parent will use its reasonable efforts to obtain and deliver to each Shareholder copies thereof (unless the same has been provided directly to Shareholders by such third party) as soon as possible thereafter.

2.2                               Distribution of Written Materials

Any written materials distributed by Parent pursuant to this Agreement will be sent by mail (or otherwise communicated in the same manner as Parent utilizes in communications to holders of Parent Common Shares) to each Shareholder at its address as shown on the books of ExchangeCo.  ExchangeCo will provide or cause to be provided to Parent for this purpose, on a timely basis and without charge or other expense:

(a)                                  a current list of names and addresses of the Shareholders arranged in alphabetical order (and, if requested, arranged by jurisdiction of residence) and showing the number of Exchangeable Shares held of record by each such Shareholder, in each case at the close of business on the date specified by Parent (a “List”); and

(b)                                 upon the request of Parent, mailing labels to enable Parent to carry out its duties under this Agreement.

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ARTICLE 3
EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

3.1                               Grant and Ownership of the Exchange Right

Parent hereby grants to each of the Shareholders the right (the “Exchange Right”), exercisable upon the occurrence and during the continuance of an Insolvency Event, to require Parent to purchase from each or any Shareholder all or any part of the Exchangeable Shares held by the Shareholder and the Automatic Exchange Rights, all in accordance with the provisions of this Agreement.  Parent hereby acknowledges receipt from the Shareholders of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by Parent to the Shareholders.

3.2                               Legended Share Certificates

ExchangeCo will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Shareholders of:

(a)                                  their right to exercise the Exchange Right in respect of the Exchangeable Shares held by such Shareholder; and

(b)                                 the Automatic Exchange Rights.

3.3                               Purchase Price

The purchase price payable by Parent for each Exchangeable Share to be purchased by Parent under the Exchange Right will be an amount per share equal to (a) the Current Market Price of a Parent Common Share on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right, which will be satisfied in full by Parent causing to be sent to such holder one Parent Common Share, plus (b) to the extent not paid by ExchangeCo, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the closing of the purchase and sale.  In connection with each exercise of the Exchange Right, Parent will provide to the Shareholder an Officer’s Certificate setting forth the calculation of the purchase price for each Exchangeable Share.  The purchase price for each such Exchangeable Share so purchased may be satisfied only by Parent issuing and delivering or causing to be delivered to the relevant Shareholder, one Parent Common Share and on the applicable payment date a cheque for the balance, if any, of the purchase price without interest (but less any amounts withheld pursuant to Section 3.13).

3.4                               Exercise Instructions

Subject to the terms and conditions herein set forth, a Shareholder will be entitled, upon the occurrence and during the continuance of an Insolvency Event, to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Shareholder on the books of ExchangeCo.  To cause the exercise of the Exchange Right, the Shareholder will deliver to Parent, in person or by certified or registered mail, at its registered office, the certificates representing the Exchangeable Shares which such Shareholder desires Parent to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCA and the articles of ExchangeCo and such additional documents and instruments as Parent or ExchangeCo may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the

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Exchangeable Share certificates, stating (i) that the Shareholder thereby exercises the Exchange Right so as to require Parent to purchase from the Shareholder the number of Exchangeable Shares specified therein, (ii) that such Shareholder has good title to and owns all such Exchangeable Shares to be acquired by Parent free and clear of all liens, claims, security interests, adverse claims and encumbrances, (iii) the names in which the certificates representing Parent Common Shares issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the Persons to whom such new certificates should be delivered and (b) payment (or evidence satisfactory to ExchangeCo and Parent of payment) of the taxes (if any) payable as contemplated by Section 3.7 of this Agreement.  If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to Parent are to be purchased by Parent under the Exchange Right, a new certificate for the balance of such Exchangeable Shares will be issued to the holder at the expense of ExchangeCo.

3.5                               Delivery of Parent Common Shares; Effect of Exercise

Promptly after receipt of the certificates representing the Exchangeable Shares which the Shareholder desires Parent to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any, payable as contemplated by Section 3.7 or evidence thereof), duly endorsed for transfer to Parent, Parent will notify ExchangeCo of its receipt of the same, which notice to ExchangeCo will constitute exercise of the Exchange Right by the holder of such Exchangeable Shares, and Parent will promptly thereafter deliver or cause to be delivered to the Shareholder of such Exchangeable Shares (or to such other Persons, if any, properly designated by such Shareholder) the number of Parent Common Shares issuable in connection with the exercise of the Exchange Right, and on the applicable payment date cheques for the balance, if any, of the total purchase price therefor without interest (but less any amounts withheld pursuant to Section 3.13); provided, however, that no such delivery will be made unless and until the Shareholder requesting the same will have paid (or provided evidence satisfactory to ExchangeCo and Parent of the payment of) the taxes (if any) payable as contemplated by Section 3.7 of this Agreement.  Immediately upon the giving of notice by a Shareholder to Parent and ExchangeCo of the exercise of the Exchange Right as provided in this Section 3.5, the closing of the transaction of purchase and sale contemplated by the Exchange Right will be deemed to have occurred and the holder of such Exchangeable Shares will be deemed to have transferred to Parent all of such holder’s right, title and interest in and to such Exchangeable Shares, will cease to be a holder of such Exchangeable Shares and will not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price for those Exchangeable Shares together with a cheque for the balance, if any, of the total purchase price therefor without interest (but less any amounts withheld pursuant to Section 3.13), unless the requisite number of Parent Common Shares is not allotted, issued and delivered by Parent to the Shareholder of such Exchangeable Shares (or to such other Persons, if any, properly designated by such Shareholder) within five Business Days of the date of the giving of such notice by the Shareholder and cheque for the balance, if any, of the total purchase price for such Exchangeable Shares is not issued and delivered to the Shareholder of such Exchangeable Shares (or to such other Persons, if any, properly designated by such Shareholder) on the applicable payment date, in which case the rights of the Shareholder will remain unaffected until such Parent Common Shares are so allotted, issued and delivered by Parent and any such cheque is issued and delivered by Parent.  Concurrently with such Shareholder ceasing to be a holder of Exchangeable Shares, the Shareholder will be considered and deemed for all purposes to be the holder of the Parent Common Shares delivered to it pursuant to the Exchange Right.

3.6                               Exercise of Exchange Right Subsequent to Retraction

In the event that a Shareholder has exercised its right under Article 6 of the Exchangeable Share Provisions to require ExchangeCo to redeem any or all of the Exchangeable Shares held by the

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Shareholder (the “Retracted Shares”) and is notified by ExchangeCo pursuant to Section 6.6 of the Exchangeable Share Provisions that ExchangeCo will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that ExchangeCo will not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Shareholder has not revoked the retraction request delivered by the Shareholder to ExchangeCo pursuant to Section 6.1 of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Shareholder to Parent to exercise the Exchange Right with respect to those Retracted Shares that ExchangeCo is unable to redeem.  In any such event, ExchangeCo hereby agrees with the Shareholder to immediately notify Parent of the prohibition against ExchangeCo redeeming all of the Retracted Shares and to promptly forward or cause to be forwarded to Parent all relevant materials delivered by the Shareholder to ExchangeCo or to the transfer agent of the Exchangeable Shares (including without limitation, a copy of the retraction request delivered pursuant to Section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Shareholder will thereupon be deemed to have exercised the Exchange Right with respect to the Retracted Shares that ExchangeCo is not permitted to redeem and Parent will be required to purchase such shares in accordance with the provisions of this Article 3.

3.7                               Stamp or Other Transfer Taxes

Upon any sale of Exchangeable Shares to Parent pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing Parent Common Shares to be delivered in connection with the payment of the total purchase price therefor will be issued in the name of the Shareholder of the Exchangeable Shares so sold or in such names as such Shareholder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Shareholder (a) will pay (and neither Parent nor ExchangeCo will be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a Person other than such Shareholder or (b) will have evidenced to the satisfaction of Parent and ExchangeCo that such taxes, if any, have been paid.

3.8                               Notice of Insolvency Event

As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, ExchangeCo and Parent will give written notice thereof to each of the Shareholders, which notice will contain a brief statement of the rights of the Shareholders with respect to the Exchange Right.

3.9                               Qualification of Parent Common Shares

Parent will in good faith expeditiously take all such reasonable actions and do all such reasonable things as are necessary or desirable to cause all Parent Common Shares to be delivered pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Parent Common Shares have been listed by Parent and remain listed and are quoted or posted for trading at such time.

3.10                        Parent Common Shares

Parent hereby represents, warrants and covenants that the Parent Common Shares issuable as described herein will, upon issuance be duly authorized, validly issued and fully paid and non-assessable and will be free and clear of any lien, claim or encumbrance.

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3.11                        Prohibition on Voluntary Liquidation

Parent covenants that it will not take any action relating to a voluntary liquidation, dissolution or winding-up of ExchangeCo or its successors, prior to the Redemption Date (as defined in the Exchangeable Share Provisions) unless prior to such liquidation, dissolution or winding-up Parent will have taken such actions to ensure that it is possible for Shareholders to extend through to the Redemption Date (subject to the continuing effect of other provisions of this Agreement which may permit the redemption or other termination of the Exchangeable Shares prior to the Redemption Date) the deferral of any gain incurred by such holders that would otherwise have been recognized at the Effective Time as a result of the consummation of the transactions contemplated by the Arrangement Agreement.

3.12                        Automatic Exchange on Liquidation of Parent

(a)                                  Parent will give each Shareholder notice of each of the following events at the time set forth below:

2.1A                      in the event of any determination by the Board of Directors of Parent to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Parent or to effect any other distribution of assets of Parent among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

2.1A                      as soon as practicable following the earlier of (A) receipt by Parent of notice of, and (B) Parent otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Parent or to effect any other distribution of assets of Parent among its shareholders for the purpose of winding up its affairs, in each case where Parent has failed to contest in good faith any such proceeding commenced in respect of Parent within 30 days of becoming aware thereof.

                                                (each a “Liquidation Event”)

Such notice will include a brief description of the automatic exchange of Exchangeable Shares for Parent Common Shares provided for in Section 3.12(b).

(b)                                 In order that the Shareholders will be able to participate on a pro rata basis with the holders of Parent Common Shares in the distribution of assets of Parent in connection with a Liquidation Event, on the fifth Business Day prior to the effective date (the “Liquidation Event Effective Date”) of a Liquidation Event all of the then outstanding Exchangeable Shares will be automatically exchanged for Parent Common Shares.  To effect such automatic exchange, Parent will purchase on the fifth Business Day prior to the Liquidation Event Effective Date each Exchangeable Share then outstanding and held by Shareholders, and each Shareholder will sell the Exchangeable Shares held by it at such time, for a total purchase price per share equal to (a) the Current Market Price of a Parent Common Share on the fifth Business Day prior to the Liquidation Event Effective Date, which will be satisfied in full by Parent issuing to the Shareholder one Parent Common Share and (b) to the extent not paid by ExchangeCo, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of the exchange.  In connection with such automatic exchange, Parent

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will provide to the Shareholders an Officer’s Certificate setting forth the calculation of the purchase price for each Exchangeable Share.

(c)                                  On the fifth Business Day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Parent Common Shares will be deemed to have occurred, and each Shareholder will be deemed to have transferred to Parent all of the Shareholder’s right, title and interest in and to such Shareholder’s Exchangeable Shares and the related interest in the Exchange Right and Automatic Exchange Rights and will cease to be a holder of such Exchangeable Shares and Parent will issue to the Shareholder the Parent Common Shares issuable upon the automatic exchange of Exchangeable Shares for Parent Common Shares and on the applicable payment date will deliver to the Shareholder a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares without interest but less any amounts withheld pursuant to Section 3.13.  Concurrently with such Shareholder ceasing to be a holder of Exchangeable Shares, the Shareholder will be considered and deemed for all purposes to be the holder of the Parent Common Shares issued pursuant to the automatic exchange of Exchangeable Shares for Parent Common Shares and the certificates held by the Shareholder previously representing the Exchangeable Shares exchanged by the Shareholder with Parent pursuant to such automatic exchange will thereafter be deemed to represent Parent Common Shares issued to the Shareholder by Parent pursuant to such automatic exchange.  Upon the request of a Shareholder and the surrender by the Shareholder of Exchangeable Share certificates deemed to represent Parent Common Shares, duly endorsed in blank and accompanied by such instruments of transfer as Parent may reasonably require, Parent will deliver or cause to be delivered to the Shareholder certificates representing Parent Common Shares of which the Shareholder is the holder.

3.13                        Withholding Rights

Parent and ExchangeCo will be entitled to deduct and withhold from any consideration otherwise payable under this Agreement to any holder of Exchangeable Shares or Parent Common Shares such amounts as Parent or ExchangeCo is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded.  To the extent that amounts are so withheld, such withheld amounts will be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority.  To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Parent and ExchangeCo are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Parent or ExchangeCo, as the case may be, to enable it to comply with such deduction or withholding requirement and Parent or ExchangeCo will notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.  Prior to making any distribution to holders of Exchangeable Shares or Parent Common Shares, Parent or ExchangeCo, as the case may be, will ensure that it has access to sufficient funds to enable it to comply with any applicable withholding taxes in connection with such consideration.

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ARTICLE 4
COVENANTS OF PARENT AND EXCHANGECO

4.1                               Covenants Regarding Exchangeable Shares

So long as any Exchangeable Shares not owned by Parent or its Affiliates are outstanding, Parent will:

(a)                                  advise Shareholders of any Parent Meeting (other than meetings whose sole business is to elect directors, appoint auditors and/or adopt or amend employee stock option plans), and the nature of the business proposed to be conducted at such Parent Meeting, at least 30 days prior to the record date for such Parent Meeting and take all such other actions as are reasonably necessary, in cooperation with ExchangeCo, to ensure that Shareholders have adequate notice and opportunity to exchange their Exchangeable Shares for Parent Common Shares prior to the record date for any such Parent Meeting;

(b)                                 advise Shareholders of any intention to declare a dividend on, or other distribution in respect of, the Parent Common Shares at least 30 days prior to the record date for such intended dividend and take all such other actions as are reasonably necessary, in cooperation with ExchangeCo, to ensure that Shareholders have adequate notice and opportunity to exchange their Exchangeable Shares for Parent Common Shares prior to the record date for any such intended dividend on, or distribution in respect of, the Parent Common Shares;

(c)                                  take all such actions and do all such things as are reasonably necessary or desirable to enable and permit ExchangeCo, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of ExchangeCo, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by ExchangeCo, as the case may be, including without limitation all such actions and all such things as are necessary or desirable to enable and permit ExchangeCo to cause to be delivered Parent Common Shares to the Shareholders in accordance with the provisions of Article 5, 6 or 7, as the case may be, of the Exchangeable Share Provisions; and

(d)                                 take all such actions and do all such things as are reasonably necessary or desirable to enable and permit ExchangeCo, in accordance with applicable law, to perform its obligations arising upon the exercise by ExchangeCo of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, including without limitation all such actions and all such things as are necessary or desirable to enable and permit ExchangeCo to cause to be delivered Parent Common Shares to the Shareholders in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as the case may be.

4.2                               Reservation of Parent Common Shares

Parent hereby covenants in favour of ExchangeCo that Parent will, at all times while any Exchangeable Shares (other than Exchangeable Shares held by Parent or its Affiliates) are outstanding, keep reserved for issuance and available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Parent Common Shares (or other shares or securities into which

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Parent Common Shares may be reclassified or changed as contemplated by Section 4.6 hereof) (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time, including, without limitation, pursuant to the Exchangeable Share purchase options of ExchangeCo, which have the rights and conditions substantially as set forth in Appendix 3 to the Plan of Arrangement, and (b) as are now and may hereafter be required to enable and permit Parent to meet its obligations under this Agreement and under any other security or commitment pursuant to which Parent may now or hereafter be required to issue Parent Common Shares, to enable and permit ExchangeCo to meet its obligations under each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right and its respective obligations hereunder and under the Exchangeable Share Provisions.

4.3                               Notification of Certain Events

In order to assist Parent to comply with its obligations hereunder and to permit ExchangeCo to exercise the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, ExchangeCo will notify Parent of each of the following events at the time set forth below:

(a)                                  in the event of any determination by the Board of Directors of ExchangeCo to institute voluntary liquidation, dissolution or winding-up proceedings with respect to ExchangeCo or to effect any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b)                                 promptly, upon the earlier of receipt by ExchangeCo of notice of and ExchangeCo otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of ExchangeCo or to effect any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs;

(c)                                  immediately, upon receipt by ExchangeCo of a Retraction Request;

(d)                                 on the same date on which notice of redemption is given to Shareholders, upon the determination of a Redemption Date in accordance with the Exchangeable Share Provisions; and

(e)                                  as soon as practicable upon the issuance by ExchangeCo of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares in exchange for outstanding common shares of the Company pursuant to the Arrangement).

4.4                               Delivery of Parent Common Shares to ExchangeCo

In furtherance of its obligations under Sections 4.1(c) and (d) hereof, upon notice from ExchangeCo of any event that requires ExchangeCo to cause to be delivered Parent Common Shares to any holder of Exchangeable Shares, Parent will forthwith issue and deliver or cause to be delivered to ExchangeCo the requisite number of Parent Common Shares to be received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares, as ExchangeCo will direct.  All such Parent Common Shares will be duly authorized and validly issued as fully paid and non-assessable and will be free and clear of any lien, claim or encumbrance.  In consideration of the issuance and delivery of

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each such Parent Common Share, ExchangeCo will issue to Parent, or as Parent will direct, common shares of ExchangeCo having equivalent value.

4.5                               Qualification of Parent Common Shares

Parent will in good faith expeditiously take all such reasonable actions and do all such reasonable things as are necessary or desirable to cause any Parent Common Shares (or other shares or securities into which Parent Common Shares may be reclassified or changed as contemplated by Section 4.6 hereof) to be issued and delivered hereunder, to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Parent Common Shares (or such other shares or securities) have been listed by Parent and remain listed and quoted or posted for trading.

4.6                               Economic Equivalence

(a)                                  Parent will not without the prior approval of ExchangeCo and the prior approval of the Shareholders given in accordance with Section 10.2 of the Exchangeable Share Provisions:

2.1A                      subdivide, redivide or change the then outstanding Parent Common Shares into a greater number of Parent Common Shares; or

2.1A                      reduce, combine, consolidate or change the then outstanding Parent Common Shares into a lesser number of Parent Common Shares; or

2.1A                      reclassify or otherwise change Parent Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting Parent Common Shares,

unless the same or an economically equivalent change (as determined by the Board of Directors of ExchangeCo as contemplated by Section 4.6(c) hereof) will simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares.

(b)                                 Parent will ensure that the effective date for any event referred to in Section 4.6(a) above is not less than five Business Days after the date on which such event is declared or announced by Parent (with contemporaneous notification thereof by Parent to ExchangeCo).

(c)                                  The Board of Directors of ExchangeCo will determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in Section 4.6(a)  hereof and each such determination will be conclusive and binding on Parent. In making each such determination, without excluding other factors determined by the Board of Directors of ExchangeCo to be relevant, the Board of Directors of ExchangeCo will consider, in the case of any subdivision, redivision or change of the then outstanding Parent Common Shares into a greater number of Parent Common Shares or the reduction, combination, consolidation or change of the then outstanding Parent Common Shares into a lesser number of Parent Common Shares or any amalgamation, merger, reorganization or other transaction affecting Parent Common Shares, the effect thereof upon the then outstanding Parent Common Shares.

(d)                                 ExchangeCo agrees that, to the extent required, upon due notice from Parent, ExchangeCo will use its best efforts to take or cause to be taken such steps as may be

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necessary for the purposes of ensuring that appropriate subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalent with respect to the Parent Common Shares and Exchangeable Shares as provided for in this Section 4.6.

4.7                               Tender Offers

In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction for the purpose of acquiring the Parent Common Shares (an “Offer”) is proposed by Parent or is proposed to Parent or its shareholders and is recommended by the Board of Directors of Parent, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of Parent, and the Exchangeable Shares are not redeemed by ExchangeCo pursuant to the Redemption Call Right, Parent will use its reasonable efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit Shareholders to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Parent Common Shares, without discrimination. Without limiting the generality of the foregoing, Parent will use its reasonable efforts expeditiously and in good faith to ensure that Shareholders may participate in all such Offers without being required to retract Exchangeable Shares as against ExchangeCo (or, if so required, to ensure that any such retraction, will be effective only upon, and will be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).  Nothing herein will affect the rights of ExchangeCo to redeem Exchangeable Shares, as applicable, in the event of a Parent Control Transaction.

4.8                               Ownership of Outstanding Shares

Without the prior approval of ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Exchangeable Share Provisions, Parent covenants and agrees in favour of ExchangeCo that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than Parent or any of its Affiliates, Parent will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of ExchangeCo.

4.9                               Parent and Affiliates Not to Vote Exchangeable Shares

Parent covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its Affiliates for the sole purpose of attending each meeting of Shareholders in order to be counted as part of the quorum for each such meeting. Parent further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by Shareholders from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the BCA (or any successor or other corporate statute by which ExchangeCo may in the future be governed) with respect to any Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of Shareholders.

4.10                        Rule 10b-18 Purchases

For certainty, nothing contained in this Agreement, including without limitation the obligations of Parent contained in Section 4.7 hereof, will limit the ability of Parent or ExchangeCo to make a “Rule 10b-18 Purchase” of Parent Common Shares pursuant to Rule 10b-18 of the U.S. Securities Exchange Act of 1934, as amended, or any successor provisions thereof.

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4.11                        Purchase of Redeemable Shares by Parent

Upon the delivery of a Retraction Request to ExchangeCo by a Shareholder in respect of the Redeemable Shares held by such Shareholder, Parent shall offer to purchase from such  Shareholder all of the Retracted Shares under such Retraction Request for a price per share not less than the Retraction Price and upon the acceptance of such offer by such Shareholder and payment by Parent of the aggregate purchase price for such Retracted Shares.

ARTICLE 5
PARENT SUCCESSORS

5.1                               Certain Requirements in Respect of Combination, etc.

Parent will not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would be acquired by any other Person or, in the case of a merger, of the continuing corporation resulting therefrom unless:

(a)                                  such other Person or continuing corporation (the “Parent Successor”) by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Parent under this Agreement; and

(b)                                 such transaction will be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder.

5.2                               Vesting of Powers in Successor

Whenever the conditions of Section 5.1 have been duly observed and performed, the parties, if required by Section 5.1, will execute and deliver a supplemental agreement hereto and thereupon Parent Successor will possess and from time to time may exercise each and every right and power of Parent under this Agreement in the name of Parent or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of Parent or any officers of Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.

5.3                               Wholly-Owned Subsidiaries

Nothing herein will be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Parent with or into Parent or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Parent provided that all of the assets of such subsidiary are transferred to Parent or another wholly-owned direct or indirect subsidiary of Parent and any such transactions are expressly permitted by this Article 5.

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ARTICLE 6
AMENDMENTS AND SUPPLEMENTAL AGREEMENTS

6.1          Amendments, Modifications

This Agreement may not be amended or modified except by an agreement in writing executed by Parent and ExchangeCo and approved by the Shareholders in accordance with Section 10.2 of the Exchangeable Share Provisions.

6.2          Ministerial Amendments

Notwithstanding the provisions of Section 6.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Shareholders, amend or modify this Agreement for the purposes of:

(a)                                  adding to the covenants of any or all parties hereto provided that the Board of Directors of each of ExchangeCo and Parent will be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Shareholders;

(b)                                 making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of Parent and ExchangeCo, having in mind the best interests of the Shareholders, it may be expedient to make, provided that such Boards of Directors will be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Shareholders; or

(c)                                  making such changes or corrections which, on the advice of counsel to Parent and ExchangeCo, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that in the good faith opinion of the Board of Directors of each of Parent and ExchangeCo such changes or corrections will not be prejudicial to the rights and interests of the Shareholders.

6.3          Meeting to Consider Amendments

ExchangeCo, at the request of Parent, will call a meeting or meetings of the Shareholders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto.  Any such meeting or meetings will be called and held in accordance with the articles of ExchangeCo, the Exchangeable Share Provisions and all applicable laws.

6.4          Changes in Capital of Parent and ExchangeCo

At all times after the occurrence of any event contemplated pursuant to Section 4.6 or 4.7 hereof or otherwise, as a result of which either Parent Common Shares or Exchangeable Shares or both are in any way changed, this Agreement will forthwith be amended and modified as necessary in order that it will apply with full force and effect, mutatis mutandis, to all new securities into which Parent Common Shares or Exchangeable Shares or both are so changed and the parties hereto will execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

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6.5          Execution of Supplemental Agreements

No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder will be effective unless made in writing and signed by all of the parties hereto.  From time to time ExchangeCo (when authorized by a resolution of its Board of Directors) and Parent (when authorized by a resolution of its Board of Directors) may, subject to the provisions of these presents, and they will, when so directed by these presents, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter will form part hereof, for any one or more of the following purposes:

(a)                                  evidencing the succession of Parent Successors and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 5;

(b)                                 making any additions to, deletions from or alterations of the provisions of this Agreement or the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Board of Directors of each of Parent and ExchangeCo, will not be prejudicial to the interests of the Shareholders or are necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Parent, ExchangeCo or this Agreement; and

(c)                                  for any other purposes not inconsistent with the provisions of this Agreement, including without limitation, to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Board of Directors of each of Parent and ExchangeCo, the rights of the Shareholders will not be prejudiced thereby.

ARTICLE 7

GENERAL

7.1          Term

This Agreement will come into force and be effective as of the date hereof and will terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any Person other than Parent and its Affiliates, but in any event no later than January 31, 2018.

7.2          Severability

If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement will not in any way be affected or impaired thereby and the Agreement will be carried out as nearly as possible in accordance with its original terms and conditions.

7.3          Enurement

This Agreement will be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Shareholders.

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7.4          Notices to Parties

All notices and other communications required or permitted to be delivered to a party under this Agreement will be in writing and will be deemed to have been properly delivered, given or received upon receipt when delivered by hand or two Business Days after being sent by registered mail or by courier or by express delivery service or by facsimile, provided that in each case the notice or communication is sent to the address or a facsimile telephone number set forth beneath the name of such party below:

(a)                                  if to ExchangeCo or Parent to:

Schmitt Industries, Inc.
2765 NW Nicolai St.
Portland, Oregon 97210
USA

Attention:	President and Chief Executive Officer
Fax:	503-223-1258

(b)                                 with copy (but not as notice) to:

Holland & Knight LLP
2300 U.S. Bancorp Tower
111 SW Fifth Avenue
Portland, Oregon 97204
USA

Attention:	Mark A. von Bergen, Esq.
Fax:	503-241-8014

Any notice or other communication given personally will be deemed to have been given and received upon delivery thereof and if given by fax will be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it will be deemed to have been given and received upon the immediately following Business Day.

7.5          Notice to Shareholders

Any and all notices to be given and any documents to be sent to any Shareholders may be given or sent to the address of such Shareholder shown on the register of holders of Exchangeable Shares in any manner permitted by the articles of ExchangeCo from time to time in force in respect of notices to shareholders and will be deemed to be received (if given or sent in such manner) at the time specified in such articles, the provisions of which articles will apply mutatis mutandis to notices or documents as aforesaid sent to such Shareholders.

7.6          Risk of Payments by Post

Whenever payments are to be made or documents are to be sent to any Shareholder by Parent or ExchangeCo or by any Shareholder to Parent or ExchangeCo, the making of such payment or sending of such document sent through the post will be at risk of the Parent and ExchangeCo, in the case of payments made or documents sent by Parent or ExchangeCo, and at the risk of the Shareholder, in the case of payments made or documents sent by the Shareholder.

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7.7          Counterparts

This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

7.8          Fax Delivery

This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

7.9          Jurisdiction

This Agreement will be construed and enforced in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

7.10        Attornment

Parent agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of British Columbia, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, and hereby appoints ExchangeCo at its registered office in the Province of British Columbia as Parent’s attorney for service of process.

(signature page follows)

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IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SCHMITT INDUSTRIES, INC.

Per:	/s/ Wayne A. Case
Name:	Wayne A. Case
Title:	President

SCHMITT INDUSTRIES (CANADA) LIMITED

Per:	/s/ Wayne A. Case
Name:	Wayne A. Case
Title:	President

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